UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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Knife River Corporation
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024 Notice of Annual Meeting of
Stockholders and Proxy Statement

Annual Meeting
Tuesday, May 14, 2024
10:00 a.m. Central Daylight Saving Time
www.virtualshareholdermeeting.com/KNF2024

(This page is intentionally left blank.)

www.kniferiver.com

PO Box 5568 Bismarck, ND 58506-5568 Street Address: 1150 West Century Avenue Bismarck, ND 58506 (701) 530-1400

March 29, 2024

Fellow Stockholders:
I invite you to attend our annual meeting on May 14, 2024 at 10:00 a.m. CDT online by visiting www.virtualshareholdermeeting.com/KNF2024, where you will have the opportunity to listen to the annual meeting live, submit questions, and vote. The annual meeting will be held entirely online live via audio webcast. Please check our website at www.knfproxy.com for additional information about our meeting.
During the meeting, we will hear the results of stockholder voting on the items outlined in this Proxy Statement, including election of two Class I directors, the advisory votes regarding the frequency of voting on and the compensation paid to our named executive officers, and ratification of our independent auditors. I encourage you to promptly follow the instructions on your notice or proxy card to vote your shares on these items.
Knife River Corporation had a historic year in 2023. We became an independent company during the second quarter, separating from MDU Resources Group, Inc., to focus on our core business of construction materials and contracting services. We also achieved record financial results in 2023, including all-time annual records for revenue, net income and Adjusted EBITDA. We established our Competitive EDGE strategy to help us achieve our financial goals and deliver long-term shareholder value.
At our annual meeting, I will give an update on our financial performance and the progress we are making on our Competitive EDGE initiatives, including our “Life at Knife” culture and our drive for excellence.
I appreciate your continued investment in Knife River Corporation, and I look forward to visiting with you on May 14, 2024.

Sincerely,

Brian R. Gray
President and Chief Executive Officer

Knife River Corporation Proxy Statement

1150 West Century Avenue; P.O. Box 5568,
Bismarck, North Dakota, 58506-5568
(701) 530-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 14, 2024
March 29, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the annual meeting) of Knife River Corporation (the company) will be held on Tuesday, May 14, 2024, at 10:00 a.m., Central Daylight Saving Time. The annual meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/KNF2024, where you will be able to listen to the annual meeting live, submit questions, and vote. After carefully considering the format of the annual meeting, the board of directors (the board) concluded to hold the annual meeting exclusively online live via audio webcast. The board believes the virtual annual meeting offers the same participation opportunities as an in-person annual meeting. In addition, the board believes the virtual annual meeting format allows the company to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, the company plans to hold the annual meeting by means of remote communications only.
The annual meeting will be held for the following purposes:

Items of Business	1.	Election of two Class I directors;
	2.	Advisory vote to approve the frequency of future advisory votes to approve the compensation paid to the company’s named executive officers;
	3.	Advisory vote to approve the compensation paid to the company’s named executive officers;
	4.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2024; and
	5.	Transaction of any other business that may properly come before the annual meeting or any adjournment(s) thereof.

Record Date
The board has set the close of business on March 15, 2024, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournment(s) thereof.

Meeting Attendance
All stockholders, as of the record date of March 15, 2024, are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting online, please vote your shares as instructed in the Notice of Availability of Proxy Materials (Notice), over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper Proxy Card, which will include a postage-paid envelope, to submit your vote by mail, as described in the Notice. You may also vote your shares online and submit your questions during the annual meeting. Instructions on how to vote while participating at the annual meeting live via the Internet are posted at www.virtualshareholdermeeting.com/KNF2024 and can be found in the Proxy Statement in the section entitled “Information About the Annual Meeting - How to Attend and Vote at the Annual Meeting.” Stockholders of record who attend the annual meeting online may withdraw their proxy and vote online at the annual meeting if they so desire.

Proxy Materials
This Proxy Statement will first be sent to stockholders requesting written materials on or about March 29, 2024. The Notice will also be sent to certain stockholders on or about March 29, 2024. The Notice contains basic information about the annual meeting and instructions on how to view the company’s proxy materials and vote online.

Knife River Corporation Proxy Statement

The list of stockholders entitled to vote at the annual meeting will be available for examination 10 days prior to the annual meeting at the company’s principal executive office, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568.

By order of the Board of Directors,

Karl A. Liepitz
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 14, 2024.
The 2024 Notice of Annual Meeting and Proxy Statement and 2023 Annual Report to Stockholders are available at www.knfproxy.com.

Knife River Corporation Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY		EXECUTIVE COMPENSATION (continued)
Annual Meeting Information	1	Compensation Governance	77
Company Overview	3	Compensation Committee Report	79
Business Performance Highlights	3	Compensation Policies and Practices as They Relate
Corporate Governance Practices	5	to Risk Management	80
Compensation Highlights	6	Executive Compensation Tables	81
Sustainability Highlights	8	Summary Compensation Table	81
BOARD OF DIRECTORS		Grants of Plan-Based Awards	83
Item 1. Election of Directors	15	Outstanding Equity Awards at Fiscal Year-End	86
Director Nominees	17	Option Exercises and Stock Vested	87
Board Evaluations and Process for Selecting Directors	23	Pension Benefits	87
Board Skills and Diversity Matrix	24	Nonqualified Deferred Compensation	89
CORPORATE GOVERNANCE		Potential Payments upon Termination or
Director Independence	27	Change of Control	91
Oversight of Sustainability	27	Pay Versus Performance	95
Stockholder Engagement	29	AUDIT MATTERS
Stockholder Communications with the Board	30	Item 4. Ratification of the Appointment of
Board Leadership Structure	30	Deloitte & Touche LLP as the Company’s Independent
Board’s Role in Risk Oversight	30	Registered Public Accounting Firm for 2024	99
Board Meetings and Committees	32	Annual Evaluation and Selection of Deloitte &
Additional Governance Features	35	Touche LLP	99
Corporate Governance Materials	38	Audit Fees and Non-Audit Fees	100
Related Person Transaction Disclosure	38	Policy on Audit Committee Pre-Approval of Audit
COMPENSATION OF NON-EMPLOYEE DIRECTORS		and Permissible Non-Audit Services	100
Director Compensation	44	Audit Committee Report	101
SECURITY OWNERSHIP		INFORMATION ABOUT THE ANNUAL MEETING
Security Ownership Table	46	Who Can Vote	102
Hedging Policy	46	Notice and Access	102
Greater than 5% Beneficial Owners	47	How to Vote	102
EXECUTIVE COMPENSATION		How to Attend and Vote at the Annual Meeting	103
Item 2. Advisory Vote to Approve the Frequency of Future		Technical Difficulties	104
Advisory Votes to Approve the Compensation Paid to		Revoking Your Proxy or Changing Your Vote	104
the Company’s Named Executive Officers	48	Discretionary Voting Authority	104
Item 3. Advisory Vote to Approve the Compensation Paid		Voting Standards	105
to the Company’s Named Executive Officers	49	Proxy Solicitation	106
Information Concerning Executive Officers	50	Householding of Proxy Materials	106
Compensation Discussion and Analysis	51	Knife River Corporation 401(k) Plan	106
Special Note Regarding the Separation	51	Why Hold a Virtual Annual Meeting	106
Executive Summary	52	Tabulation of Votes	106
2023 Compensation Framework	57	Annual Meeting Results	106
2023 Compensation for Our Named		Stockholder Proposals, Director Nominations, and
Executive Officers	62	Other Items of Business for 2025 Annual Meeting	107
Other Benefits	76	APPENDIX	110

Knife River Corporation Proxy Statement

Cautionary information and forward-looking statements. This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, future events, or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our 2023 Annual Report on Form 10-K (2023 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. Caution should be taken not to place undue reliance on any such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Knife River Corporation Proxy Statement

PROXY STATEMENT SUMMARY

To assist you in reviewing the 2023 performance of Knife River Corporation (the company, Knife River, we, us or our, formerly known as Knife River Holding Company) and voting your shares, we call your attention to key elements of our 2024 Proxy Statement. The following is only a summary and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting. For more information about these topics, please review the full Proxy Statement and our 2023 Annual Report to Stockholders.
On June 1, 2023, we became a publicly traded company when our former parent company, MDU Resources Group, Inc. (MDU Resources) transferred its wholly owned subsidiary, KRC Materials, Inc. (formerly known as Knife River Corporation) to the company (the Separation) and distributed approximately 90% of the outstanding common stock of the company on May 31, 2023 (the Separation Date) to MDU Resources’ stockholders of record as of the close of business on May 22, 2023. The annual meeting is our first annual meeting following the Separation. The Separation is discussed in more detail in our 2023 Form 10-K.
This Proxy Statement will first be sent to stockholders requesting written materials on or about March 29, 2024. The Notice of Availability of Proxy Materials (the Notice) will also be sent to certain stockholders on or about March 29, 2024. The Notice contains basic information about the annual meeting and instructions on how to view the company’s proxy materials and vote online.

Annual Meeting Information	Summary of Stockholder Voting Matters
Time and Date	Voting Matters		Board Vote Recommendation	See Page

10:00 a.m. Central Daylight Saving Time Tuesday, May 14, 2024	Item 1.	Election of Two Class I Directors	FOR Each Nominee	15
	Item 2.	Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR One Year	48

Place	Item 3.	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	49

www.virtualshareholdermeeting.com/KNF2024
	Item 4.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR	99

Knife River Corporation Proxy Statement 1

Proxy Statement Summary

Who Can Vote
If you held shares of Knife River common stock at the close of business on March 15, 2024, you are entitled to vote at the annual meeting. You are encouraged to vote in advance of the annual meeting using one of the following voting methods.
To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice or your Proxy Card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other holder of record to obtain your 16-digit control number or otherwise vote through the bank, broker, or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the annual meeting, ask questions, and vote. The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

How to Vote
Registered Stockholders
If your shares are held directly with our stock registrar, you can vote any one of four ways:
By Internet:	Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
By Telephone:
Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.
Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 13, 2024.

By Mail:	If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
During the Meeting:	Attend the annual meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/KNF2024. Even if you plan to attend the annual meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.
Beneficial Stockholders

If you held shares beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”) and do not have a control number, you will receive voting instructions from said bank, broker, or other holder of record. If you do not have a control number, you will be able to attend the annual meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. Even if you plan to attend the annual meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

t

2 Knife River Corporation Proxy Statement

Proxy Statement Summary

■	Company Overview
Knife River is an aggregates-led construction materials and contracting services provider in the U.S. The company’s 1.1 billion tons of aggregate reserves provide the foundation for a vertically integrated business strategy, with approximately 37% of our aggregates being used internally to support value-added downstream products (ready-mix concrete and asphalt) and contracting services (heavy-civil construction, asphalt paving, concrete construction, site development and grading services). The company provides construction materials and contracting services for both public and private customers. For the year ended December 31, 2023, approximately 62% of our revenue was derived from construction materials and 38% from contracting services. Knife River is strategically focused on being the provider of choice in mid-size, high-growth markets. The company is committed to continued growth and to delivering for its stakeholders - customers, communities, employees and stockholders - by executing on its four core values: People, Safety, Quality and the Environment.
Through our network of 180 active aggregate sites, 102 ready-mix plants and 56 asphalt plants, Knife River supplies construction materials to customers in 14 states. Knife River also performs related contracting services. The company has broad access to high-quality aggregates in most of its markets, which forms the foundation of its vertically integrated business model. Knife River shares resources, including plants, equipment and people across its various locations to maximize efficiency, and it transports its products by truck, rail and barge to complete the vertical value chain depending on the particular market. Knife River’s strategically located aggregate sites, ready-mix plants and asphalt plants, along with its fleet of ready-mix and dump trucks, enables the company to better serve its customers. Knife River believes its integrated business model is a strong competitive advantage that provides scale, efficiency and operational excellence for the benefit of customers, stockholders and the broader communities that it serves.

■	Business Performance Highlights

Knife River has provided construction materials and contracting services since 1992, growing from its first aggregates operation in California to being the fourth-largest sand and gravel producer in the country, with locations in 14 states. On June 1, 2023, Knife River completed the Separation from its former parent company, MDU Resources, to be a standalone publicly traded company on the New York Stock Exchange (NYSE), under the ticker symbol KNF.

The company’s reportable segments are:
•Pacific (Alaska, California, Hawaii)
•Northwest (Oregon, Washington)
•Mountain (Idaho, Montana, Wyoming)
•Central (Iowa, Minnesota, North Dakota, South Dakota, Texas)
•Energy Services (California, Iowa, Nebraska, South Dakota, Texas, Wyoming)
Knife River reported full-year 2023 consolidated revenue of $2.8 billion, a 12% increase from the prior-year period. Net income was $182.9 million, up 57% from the prior-year period. Adjusted EBITDA was $432.4 million, an increase of 38% versus the prior year period, and Adjusted EBITDA margin increased 290 basis points on a year-over-year basis to 15.3% in 2023.
Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures and are defined in the Compensation Discussion & Analysis section of this proxy statement. See “Appendix A” to this Proxy Statement for a reconciliation to the nearest Generally Accepted Accounting Principles (GAAP) financial measure.

Knife River Corporation Proxy Statement 3

Proxy Statement Summary
Helping to drive these results was Knife River’s Competitive EDGE strategy, the company’s plan for increasing Adjusted EBITDA margins and executing on other key initiatives aimed at continued profitable growth. “EDGE” is an acronym for EBITDA Margin Improvement, Discipline, Growth and Excellence.
A key part of the Competitive EDGE plan is optimizing pricing to fully realize the value of the company’s core products – aggregates, ready-mix concrete, asphalt, and liquid asphalt – as well as contracting services. Price increases outpaced costs for the year and positively contributed to gross margins. On the contracting services side, Knife River in 2023 was disciplined on the work it chose to bid, targeting higher-margin projects. This approach contributed to a lower backlog than 2022, but work in the backlog reflected improved margins than the prior year's backlog. With Quality as a core value, the company continues to emphasize quality over quantity in its backlog, highlighting opportunities for ongoing margin improvement.
Knife River’s end markets include public-sector and private-sector customers. For the year, public work accounted for approximately 77% of our contracting services revenues. The company continued to benefit from infrastructure funding in the form of federal, state and local initiatives, including the Infrastructure Investment and Jobs Act, the Inflation Reduction Act and the American Rescue Plan Act, as well as dedicated state-level funding in 12 of the 14 states where Knife River operates.
Knife River had success in 2023 in other areas of its EDGE strategy as well. The company grew organically with the opening of its new, state-of-the-art prestress manufacturing facility near Spokane, Washington. The Central segment also realized organic growth in 2023 with the Honey Creek Quarry in Texas becoming fully operational in the second quarter, contributing to higher volumes and lower production costs. Additionally, the Knife River Training Center had its first full year of operations in 2023. The facility’s focus on excellence extended to training over 1,100 people in multiple disciplines, utilizing the on-site classrooms and the 80,000-square-foot dome.

(The Knife River Training Center in Oregon includes an 80,000-square-foot dome for hands-on learning.)

4 Knife River Corporation Proxy Statement

Proxy Statement Summary

■	Corporate Governance Practices

Knife River is committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance and plans to continue to adopt measures that it determines are in the best interests of the company and its stockholders. The following highlights the company’s corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Structure in Place to Fully Declassify Board at the 2027 Annual Meeting	✓	All Directors are Independent Other Than Our CEO
✓	Majority Voting for Directors in Uncontested Elections	✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Board Meeting
✓	No Shareholder Rights Plan	✓	Standing Committees Consist Entirely of Independent Directors
✓	Succession Planning and Implementation Process	✓	Stock Ownership Requirements for Directors and Executive Officers
✓	Separate Board Chair and CEO	✓	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
✓	Active Investor Outreach Program	✓	No Related Party Transactions by Our Directors or Executive Officers
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Annual Advisory Approval on Executive Compensation*
✓	Environmental and Social Oversight by Full Board and Committees	✓	Mandatory Retirement for Directors at Age 74
✓	Proxy Access for Stockholders	✓	Directors May Not Serve on More Than Three Public Boards Including the Company’s Board
✓	One Class of Stock	✓	Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure
✓	Comprehensive Board Refreshment Process	✓	Executive Officers May Not Serve on More Than One Other Public Company Board
* Assuming the proposal regarding the advisory vote to approve the frequency of future advisory votes to approve the compensation paid to the company’s named executive officers is approved at the annual meeting.

Knife River Corporation Proxy Statement 5

Proxy Statement Summary
Director Nominees
The board recommends a vote FOR the election of each of the following Class I director nominees. Additional information about each director’s background and experience, including those directors not up for election this year, can be found beginning on page 15.

Name	Age	Director Since	Primary Occupation	Board Committees

German Carmona Alvarez	55	2023	Global president of digital consulting of Wood PLC	• Audit • Compensation (Chair)
Thomas W. Hill	67	—	Founder and former president and CEO of Summit Materials, Inc.	• Committees to be assigned by the board pending election

■	Compensation Highlights

The company’s executive compensation is based on providing market competitive compensation opportunities to attract top talent focused on achievement of short and long-term business results. Our compensation program is structured to align compensation with the company’s financial performance as a substantial portion of our executive compensation is directly linked to performance incentive awards.

■	Over 80% of our chief executive officer’s target compensation and approximately 69% of our other named executive officers’ target compensation is at risk.
■
100% of our named executive officers’ annual incentive is performance-based and tied to performance against pre-established, specific, measurable goals. For 2023, due to the Separation, time-based restricted stock units represented 100% of our named executive officers’ long-term incentive and require the executive to remain employed with the company through the vesting period. For 2024, 100% of our named executive officers’ annual incentive and 65% of their long-term incentive are performance-based and tied to performance against pre-established, specific, measurable goals which are further described in the 2024 Annual and Long-Term Incentive Preview section of this Proxy Statement.

2023 Named Executive Officers Target Pay

6 Knife River Corporation Proxy Statement

Proxy Statement Summary

Key Features of Our Executive Compensation Program

What We Do

☑	At-Risk Compensation - The majority of the executive compensation program is at-risk, with incentive components tied to market industry practices to ensure the financial success of the company.
☑	Independent Compensation Committee - All members of the compensation committee meet the independence standards under the NYSE listing standards and the SEC rules.
☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the overall company and the business segments against pre-established goals. As discussed in the 2024 annual and long-term incentive preview section in the CD&A, the compensation committee awarded performance shares and time-based restricted stock units in February 2024 and intends to continue such practice going forward.

☑
Annual Cash Incentive - Payment of annual cash incentive awards is based on overall pre-established annual company performance measured in terms of Adjusted EBITDA, and for certain executives, other strategic objectives.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times his base salary, and the other named executive officers are required to own stock equal to two or three times their base salary. Net share awards must also be held until share ownership requirements are met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the company is required to pursue recoupment of certain “erroneously awarded” compensation paid to our executive officers.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

Knife River Corporation Proxy Statement 7

Proxy Statement Summary

■	Sustainability Highlights

Knife River is a leading aggregates-led construction materials and contracting services provider in the U.S. The company manages its business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social impacts help the company support a strong and sustainable national infrastructure. We integrate sustainability efforts into our business strategy because these efforts directly affect long-term business viability and profitability. Our focus on sustainability helps ensure we are a good corporate citizen while creating opportunities to increase revenues and profitability, create a competitive advantage, and attract a skilled and diverse workforce. Highlights of our enhanced efforts and achievements in the past year are set forth below. For the company’s complete outline of environmental, governance and social responsibilities, see our Sustainability Report. The information provided in the Sustainability Report is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Reporting Frameworks
We report environmental, social, governance, and sustainability (ESG/sustainability) metrics relevant and important to our operations using frameworks developed by the Sustainability Accounting Standards Board (SASB) and we continue to incorporate guidance from the Task Force on Climate-Related Financial Disclosures (TCFD) into our reporting.

8 Knife River Corporation Proxy Statement

Proxy Statement Summary

Governance of Environmental and Social Responsibility
Knife River is committed to strong corporate governance practices in all areas, including governance of environmental and social responsibility. For more information on the company’s governance practices and policies, see the “Corporate Governance” section in this Proxy Statement. Below is an overview of our governance practices related to the oversight of environmental and social responsibility:

Board of Directors
The board of directors is ultimately responsible for oversight responsibility with respect to environmental, health, safety, and other social sustainability matters applicable to the company.
↓
Audit Committee of the Board	Compensation Committee of the Board
The audit committee assists the board in fulfilling its oversight responsibilities with respect to environmental, social, and other sustainability matters, including climate change risks and opportunities, health, safety, and other social sustainability matters.

The compensation committee assists the board in fulfilling its oversight responsibilities with respect to human capital management, including employee recruitment and retention matters, wellness, gender pay equity, diversity, and inclusion.

↓
Management Policy Committee
The management policy committee is comprised of senior company officers. The committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.

↓
Executive Sustainability Committee
The executive sustainability committee is comprised of corporate and operating segment senior executives and supports execution of the company’s environmental and sustainability strategy and establishes, maintains, and enhances the processes, procedures, and controls for the company’s environmental and sustainability disclosures.

Knife River Corporation Proxy Statement 9

Proxy Statement Summary

Environmental Stewardship
Environmental stewardship is a core value at Knife River. Having a sound, stable environment is critical to continuing our business, so we operate in a way that is intended to minimize impacts, promote conservation and maximize resource use in meeting our customers’ needs.
Some of our efforts include promoting emission reduction and fuel conservation, developing water enhancement practices, protecting water quality, controlling and preventing the spread of noxious weeds, reducing noise, and implementing programs to develop and enhance public spaces in the communities we serve.
Knife River operates with three primary environmental goals:
•Minimize waste and maximize resources.
•Be a good steward of the environment, while providing high-quality and competitively priced products and services.
•Meet or exceed all applicable environmental laws, regulations and permit requirements.
Knife River’s pledge to operate in an environmentally responsible manner is reviewed and encouraged through several measures, including oversight by professional environmental staff with reporting and accountability to regional operations leaders, regular review of environmental and sustainability disclosures by the executive sustainability committee, thorough audits of operating activities and thorough property reviews during due diligence on potential acquisitions.
■Carbon Footprint. With a baseline of scope 1 and scope 2 carbon emissions established in 2022 and 2023, as reported in our Sustainability Report, we will now evaluate potential carbon emission intensity reduction goals. This process will include analyzing the data, identifying opportunities for improvement in our carbon emissions intensity, and potentially establishing future carbon emission intensity goals. For more information on anticipated future reporting and emission reduction goals, see our Sustainability Report.
■Climate-Related Risks and Opportunities. We continue our efforts to document our climate-related risks and opportunities through frameworks relevant to our business and stakeholders, such as those suggested by the TCFD guidance. For more information on our climate-related risks and opportunities, see our Sustainability Report.

10 Knife River Corporation Proxy Statement

Proxy Statement Summary

■Environmental Recognitions.

■Environment Award. Environmental stewardship is one of Knife River’s core values. Each year, our Environment Award recognizes individuals or teams of employees for projects and activities that advance Knife River’s sustainability efforts and/or progress in reducing and minimizing environmental impacts.

■Renewable Diesel. Since 2021, Knife River has utilized renewable diesel fuel in its on-road and off-road fleets. Engine performance, engine maintenance and fuel efficiency results have been positive. Renewable diesel accounted for approximately 27% of the company's total diesel fuel consumption in 2023.
■Water Management. Knife River uses water to produce aggregates and concrete. All water recovered while washing materials is captured and reused in the washing process. Knife River strives to reuse as much captured wash water and storm water as feasible.
■Environmental-Related Investments. Knife River has invested in Blue Planet Systems Corporation to pursue the use of synthetic aggregates in ready-mix concrete. Blue Planet Systems Corporation is testing methods of creating synthetic limestone by using carbon dioxide captured from existing sources. The synthetic limestone could then be used as a component of concrete. In addition to sequestering carbon dioxide through this process, the use of synthetic limestone could also prolong the life of natural aggregate sources.
■Warm-Mix Asphalt. Knife River produces and places warm-mix asphalt in applications where warm-mix asphalt is allowed. Warm-mix asphalt is produced at cooler temperatures than traditional hot-mix asphalt methods, which reduces the amount of fuel needed in the production process, thereby reducing emissions and fumes.
■Recycling. Knife River continues its long-standing practice of recycling and reusing building materials. Recycling conserves natural resources, uses less energy, reduces waste disposal at local landfills, and ultimately costs less for our customers. Knife River recycles or reuses asphalt pavement, pre-consumer asphalt shingles, refined fuel oil, demolition concrete, returned concrete at ready-mix plants, fly ash, slag, silica fume and other cement-replacement materials, and dimension stone reject material.

Social Responsibility
Knife River understands that it operates at the discretion of various stakeholders, including customers, stockholders, employees, lawmakers, and the communities where we do business. It is these stakeholders who allow us to conduct our business and are vital to our success. Knife River remains committed to maintaining the trust of these stakeholders by operating with integrity and being a good corporate citizen. Below are highlights of our social responsibility programs relating to our employees, stockholders, communities, and customers.
■Our Employees and Human Capital Management. At the core of building strong communities and a strong national infrastructure is building a strong workforce. At Knife River, this means building a strong team of employees with a focus on integrity and safety and a commitment to diversity, equity, and inclusion. Our team included nearly 4,400 employees located in 14 states as of December 31, 2023. Our number of employees peaked in the third quarter at just over 5,700. Our Employer Information Report EEO-1 is available on our website at www.kniferiver.com/how-we-do-it. The information on our website is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

Knife River Corporation Proxy Statement 11

Proxy Statement Summary
■Safety. The company is committed to safety and health in the workplace. To ensure safe work environments, the company adheres to the “3 Ts” of safety: Tools, Training and Time. Knife River provides the proper tools for each task, training on that task, and the time to perform the task safely. The company has policies and training that support safety in the workplace, including training on safety matters through classroom and toolbox meetings on job sites. We adhere to these key principles regarding safety:
–All injuries can be prevented.
–Working safely is a condition of employment for all employees.
–Management must demonstrate leadership in preventing injuries by providing a safe work environment, adequate resources, performance incentives and appropriate follow-up on any unsafe conditions or actions.
–All employees are responsible for preventing injuries to themselves and others.
–All employees are expected to stop any work at any time if they know or believe the work to be unsafe.
–All operating exposures can be safeguarded or controlled.
–Training employees to work safely is essential.
–Preventing personal injuries and property damage is good business.
Knife River has a goal of zero workplace injuries. We have developed our safety culture, programs and training as appropriate for the construction materials and contracting services industries, and the types of operations we perform. We continuously evolve our programs to incorporate best practices, innovations in personal protective equipment and changes to safety and health laws. Knife River continually outperforms its industry comparison group by achieving a three-year average recordable injury rate that is 17 percent lower and a lost time accident rate that is 47 percent lower over the last three years.

■Diversity, Equity, and Inclusion. Knife River is a people-first company and that means all people. We have implemented the philosophy that we are One Team: Stronger Together. Our “One Team” statement: “We treat each other with respect and professionalism. We embrace the diverse backgrounds and viewpoints of our team members. And we continue learning from each other to keep improving. We are one team and we are stronger together.” We provide several training programs in this area, including:

–Unconscious Bias
–Diversity and Discrimination
–Anti-Racism in the Construction Industry
–EEO/AAP Compliance
–Anti-Harassment
–Leading With Integrity
–Anti-Bullying
–Workplace Respect
–Sexual Harassment
–Anti-Discrimination
Additionally, our goal is to increase the number of available minority, female and veteran job candidates by working directly with organizations that advocate on their behalf.

12 Knife River Corporation Proxy Statement

Proxy Statement Summary

■Building People. Building a strong workforce begins with employee recruitment. The company uses a variety of means to recruit new employees for open positions, including posting on the company’s website, employee referrals, union workforce, direct recruitment, advertising, social media, career fairs, partnerships with colleges and technical schools, job service organizations, and associations connected with a variety of professions. The company also utilizes internship programs to introduce individuals to the company’s business operations and provide a possible source of future employees. Building a strong workforce also requires developing employees in their current positions and for future advancement. The company provides opportunities for advancement through job mobility, succession planning, and promotions both within and between business segments. The company provides employees the opportunity to further develop and grow through various forms of training, mentorship programs, and internship programs.

■Knife River Training Center. While labor challenges continue to impact many construction companies, Knife River is actively engaged in attracting, training and retaining the next generation of construction-industry employees. In February 2022, the company completed a state-of-the-art training center on a 230-acre tract of property in the Pacific Northwest, featuring an 80,000 square-foot heated indoor arena for training on trucks and heavy equipment and an attached 16,000 square-foot classroom and conference room facility. The center is used company-wide to enhance the skills of current employees and to recruit and teach skills to new employees through both classroom education and hands-on experience. It also is used by Knife River’s customers and industry peers, who send employees to the center to take courses on heavy equipment, truck driving, leadership development, facilitator training, safety training and more.

In 2023, the training center hosted approximately 10,000 individuals for various trainings, classes, meetings and events, including an estimated 1,800 youth and educators that utilized the facility. The facility plays a critical role in Knife River’s workforce remaining sustainable and contributes to showcasing construction as a career of choice.
Knife River’s outreach efforts to market the training center have included interfacing with historically underrepresented groups, and the company has partnered with the National Association of Minority Contractors to provide scholarships for training to qualifying employees of minority-owned businesses. Those scholarships have included 17 students who completed Commercial Drivers License training.

■The Knife River training center received the 2022 Risk Management Excellence Award presented by Liberty Mutual Insurance Company. The award recognizes outstanding employee health and safety achievement related to an industry-leading, state-of-the-art training center leading to better training and lowering risks to the employees and general public. Liberty Mutual Insurance Company has granted this award less than 20 times in their 100-year history.

■Ethics Reporting. Knife River employees are encouraged to ask questions or report concerns to their supervisor. If employees have concerns that something may be unethical or illegal within the company, they are encouraged to report their concerns to a human resources representative, a company executive, or the compliance officer. For those wishing to remain anonymous, Knife River also has an anonymous reporting hotline. Employees, customers, and other stakeholders can report confidentially and anonymously through this third-party telephone and internet-based reporting system any concerns about possible unethical or illegal activities. Reports are carefully considered and investigated. Summaries of the reports and investigative results are provided to the audit committee of the board.

Knife River Corporation Proxy Statement 13

Proxy Statement Summary
■Vendor Code of Conduct. Knife River has a Vendor Code of Conduct that outlines our expectations of vendors, including ethical business practices, workplace safety, environmental stewardship and compliance with applicable laws and regulations.
■Our Stockholders. Knife River management is committed to acting in the best interest of the corporation, protecting its assets, and serving the long-term interests of the company’s stockholders. This includes protecting our tangible interests, such as property and equipment as well as intangible assets, such as our reputation, information, and intellectual property. For information on our stockholder outreach program, see “Stockholder Engagement” in the section entitled “Corporate Governance” of this Proxy Statement.
■Our Communities. Knife River believes that building strong communities includes being directly involved in their betterment. Whether providing construction materials or contracting services to strengthen our local infrastructure, or providing contributions to local charitable causes, we aim to strengthen the communities where our team members live and work. In addition to in-kind contributions and volunteer resources, we support projects and programs that help make the lives of people in our communities safer, more successful and more resilient. We focus our charitable giving in three key areas: Youth/Education; Military Veterans; and Community Improvement.
■Our Customers. Our mission is to be the supplier of choice in providing high-quality construction materials and services with excellent customer service that benefits our customers and builds strong communities. Our successful relationships with customers require that we provide quality products and services competently and efficiently and treat customers with courtesy. We make many commitments to customers about the availability, quality and price of our products and services. Each employee is expected to ensure that Knife River lives up to these promises, including maintaining open communication with customers and responding promptly to inquiries, requests and complaints. As part of our Code of Conduct, we will compete in business only by lawful and ethical means.

14 Knife River Corporation Proxy Statement

BOARD OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS
The board currently consists of six directors divided into three classes, as nearly equal in number as reasonably possible.
Under our amended and restated bylaws (our bylaws) and amended and restated certificate of incorporation, until the annual meeting of stockholders in 2027, our board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors.
The directors designated as Class I directors have terms expiring at the annual meeting, and are up for re-election at the annual meeting for a three-year term to expire at the 2027 annual meeting of stockholders. The directors designated as Class II directors have terms expiring at the 2025 annual meeting of stockholders and will be up for re-election at that meeting for a two-year term to expire at the 2027 annual meeting of stockholders. The directors designated as Class III directors have terms expiring at the 2026 annual meeting of stockholders and will be up for re-election at that meeting for a one-year term to expire at the 2027 annual meeting of stockholders.
Commencing with the 2027 annual meeting of stockholders, directors will be elected annually and for a term of office to expire at the next annual meeting of stockholders, and our board will thereafter no longer be divided into classes.
The current members of the classes are divided as follows:

Class I terms expire at the 2024 annual meeting:
German Carmona Alvarez
Thomas Everist(1)
Class II terms expire at the 2025 annual meeting:
Patricia L. Moss
William J. Sandbrook
Class III terms expire at the 2026 annual meeting:
Karen B. Fagg
Brian R. Gray
(1)
The company’s corporate governance guidelines provide that directors are not eligible to be nominated or appointed to the board if they are 74 years of age or older at the time of the election or appointment, subject to certain exceptions. In accordance with the corporate governance guidelines, Mr. Everist was not renominated to stand for re-election to the board. Mr. Everist had an over 40-year career in the construction materials and mining industry and brought deep industry expertise to the board. The board thanks him for his distinguished service on the board and wishes him all the best. Assuming Mr. Hill is elected at the annual meeting, he will replace Mr. Everist as a Class I director.

Knife River Corporation Proxy Statement 15

Board of Directors: Item 1. Election of Directors
The number of directors may be fixed by resolution adopted from time to time by the board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
The board has affirmatively determined each director nominee is independent in accordance with NYSE rules, our governance guidelines, and our bylaws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of our company. There are no family relationships among our executive officers and directors.
Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information - Majority Voting” below for further detail.
Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director, if elected. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. If a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may choose to reduce the number of directors.
Information about each director nominee’s share ownership is presented under “Security Ownership.”
The shares represented by the proxies received will be voted for the election of each of the two Class I director nominees named below unless you indicate in the proxy that your vote should be cast against any or each of the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. A stockholder cannot vote for more than two nominees.
The two nominees for election to the board as Class I directors at the annual meeting, each proposed by the board upon recommendation of the nominating and governance committee, are listed below with brief biographies, along with brief biographies of those directors not up for election this year. The nominees’ and continuing directors’ ages are current as of December 31, 2023.

The board of directors recommends that the stockholders vote “FOR” the election of each nominee.
A nominee for director will be elected if the number of shares voted “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election. Abstentions will have no effect on this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

16 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Director Nominees
Class I Director with Term Expiring at the Annual Meeting and Class I Director Nominee

	German Carmona Alvarez Age 55	Independent Director Since 2023 Audit Committee Compensation Committee (Chair)
Key Contributions to the Board: With over 30 years of global experience managing income statements and functional areas and 15 years of global experience in the building materials industry, Mr. Carmona Alvarez brings broad industry expertise to the board. Mr. Carmona Alvarez also contributes experience and expertise in human capital management, digital and information technology, finance, and mergers and acquisitions.

Professional Highlights
•	Global president of digital consulting of the consulting and engineering company Wood PLC, Aberdeen, United Kingdom, since January 2023 to present, and global president of applied intelligence from 2021 through December 2022. Director of Wood PLC USA, Houston, Texas, the United States affiliate of Wood PLC, since 2022.
•	Senior vice-president and global digital practice leader of NEORIS, a technology and digital strategy consulting firm with presence in 27 countries focusing on the design strategy and execution of agile digital transformation programs, from March 2019 to July 2021.
•
Executive vice-president finance, information technology and shared services of CEMEX Inc., a global building materials company from 2016 to 2019; senior vice president of continuous improvement and commercial strategy from 2014 to 2016; senior vice president of aggregates and mining resources from 2012 to 2014; global vice president of organization, compensation and benefits from 2009-2012; global vice president of human resources planning and development from 2006 to 2009; corporate vice president of human capital from 2004 to 2006.

•	Senior principal of strategy and transformation of The Boston Consulting Group, a general management consulting firm that practices in business strategy, from 2000 to 2004.
Other Experience
•	Former director of publicly traded MDU Resources, an energy delivery and construction services business, from 2022 until the Separation Date.
•	Former board chair of Strata.ai, a strategy and venture building firm focused on decision science, artificial intelligence and augmented reality, from 2020 to 2022.
•	Former board of trustees of ITESM/Tec Milenio, a private institution of higher education, from 2010 to 2017.

Knife River Corporation Proxy Statement 17

Board of Directors: Item 1. Election of Directors

	Thomas W. Hill Age 67	Independent Director Nominee in 2024
Key Contributions to the Board: With over 40 years of experience in aggregate, asphalt, cement, and ready-mix, Mr. Hill will bring strong business leadership, support disciplined and strategic growth, and extensive experience in capital markets.

Professional Highlights
•
Founder of publicly traded Summit Materials, Inc., an integrated supplier of construction materials; president and chief executive officer, including a member of the board of directors from August 2009 to September 2020; senior advisor from September 2020 to December 31, 2020; and served as a consultant from January 1, 2021 to July 20, 2023.

•
Chief executive officer of Oldcastle, Inc., an integrated supplier of construction materials and services, from July 2006 to July 2008; chief executive officer of the materials division, Oldcastle Materials, Inc., from January 2000 to July 2006; and president from 1991 to January 2000.

Other Experience
•	Former director of CRH plc, an integrated supplier of aggregates, cement, asphalt, ready-mixed concrete, and paving and construction services, Dublin, Ireland, from 2002 to June 2008.
•	Research and consulting services to Firstlight Management, LP, an investment fund, from June 2022 to February 2024.
•
Former treasurer of the National Asphalt Pavement Association, the National Stone Association (now National Stone, Sand and Gravel Association), and the American Road and Transportation Builders Association, including chair from 2002 to 2004, all industry associations.

•	Inducted to the Pit & Quarry Hall of Fame in 2024, which recognizes individuals who have made significant contributions to the aggregate industry.

18 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Directors Continuing in Office
Class II Directors with Terms Expiring at the 2025 Annual Meeting

	Patricia L. Moss Age 70	Independent Director Since 2023 Audit Committee (Chair) Compensation Committee	Other Current Public Boards: --First Interstate BancSystem, Inc. --Aquila Group of Funds
Key Contributions to the Board: With substantial experience in the finance and banking industry, including service on the boards of public banking and investment companies, Ms. Moss contributes broad knowledge of finance, business development, human resources, and compliance oversight, as well as public company governance to the board. Through her business experience and knowledge of the Pacific Northwest, Ms. Moss also provides insight on state, local, and regional economic and political issues where a significant portion of our operations and employees are located.

Professional Highlights
•
President and chief executive officer of Cascade Bancorp, a financial holding company, Bend, Oregon, from 1998 to January 3, 2012; chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 3, 2012, serving also as president from 1998 to 2003; and chief operating officer, chief financial officer and secretary of Cascade Bancorp from 1987 to 1998.

Other Experience
•	Former director of publicly traded MDU Resources, an energy delivery and construction services business, from 2003 until the Separation Date.
•	Member of the Oregon Investment Council, which oversees the investment and allocation of all state of Oregon trust funds, from December 2018 to March 2021.
•	Director of First Interstate BancSystem, Inc., a financial services holding company, since May 30, 2017.
•
Director of Cascade Bancorp and Bank of the Cascades from 1993, and vice chair from January 3, 2012 until May 30, 2017, when Cascade Bancorp merged into First Interstate BancSystem, Inc., and became First Interstate Bank.

•
Chair of the Bank of the Cascades Foundation Inc. from 2014 to July 31, 2018; co-chair of the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, from May 2012 through December 2018; and a member of the Board of Trustees for the Aquila Group of Funds, whose core business is mutual fund management and provision of investment strategies to fund shareholders, from January 2002 to May 2005 (one fund) and from June 2015 to present (currently three funds).

•	Former director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses in Oregon; the Oregon Business Council, with a mission to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial, and hardwood products; and Clear Choice Health Plans Inc., a multi-state insurance company.

Knife River Corporation Proxy Statement 19

Board of Directors: Item 1. Election of Directors

	William J. Sandbrook Age 66	Independent Director Since 2023 Audit Committee Nominating and Governance Committee	Other Current Public Boards: --Comfort Systems USA
Key Contributions to the Board: With over 30 years of experience in mining, building materials, construction industries, and public companies, Mr. Sandbrook brings critical knowledge of the construction materials and contracting industry to the board. Mr. Sandbrook also contributes strong business leadership and management capabilities and insights through his various roles as CEO.

Professional Highlights
•	President of U.S. Concrete, Inc., formerly a publicly traded construction materials supplier, from 2011 to 2019 and CEO from 2011 to 2020, including chair of its board of directors from 2018 to 2020.
•
CEO of Oldcastle Inc.’s Products and Distribution Group, an integrated supplier of construction materials and services, from June 2008 to August 2011; CEO of Oldcastle’s Architectural Products Group, responsible for Oldcastle’s U.S. and Canadian operations, as well as CRH plc’s business in South America, from 2006 to June 2008; and president of Oldcastle Materials West Division from 2003 to 2006.

•	Chair and Co-CEO of Andretti Acquisition Corp., formerly a publicly traded special purpose acquisition company, from January 2022 to March 2024.
Other Experience
•	Director of Comfort Systems USA, a mechanical, electrical, and plumbing services provider, since April 2018, where he is also a member of the audit and compensation committees.
•
Chair of the National Ready Mixed Concrete Association, an industry association, from March 2019 to March 2020. Mr. Sandbrook was awarded the William B. Allen award from the National Ready Mixed Concrete Association in March 2018 in recognition of his commitment to the concrete industry.

•	Inducted to the Pit & Quarry Hall of Fame in 2018, which recognizes individuals who have made significant contributions to the aggregate industry.

20 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Class III Directors with Terms Expiring at the 2026 Annual Meeting

	Karen B. Fagg Age 70	Independent Director Since 2023 Chair of the Board Nominating and Governance Committee
Key Contributions to the Board: Through her management experience and knowledge in the fields of engineering, environment, and energy resource development, including four years as director of the Montana Department of Natural Resources and Conservation and over eight years as president, chief executive officer, and chair of her own engineering and environmental services company, as well as her service on a number of Montana state and community boards, Ms. Fagg contributes experience in responsible natural resource development with an informed perspective of the construction, engineering, and energy industries.

Professional Highlights
•	Vice president of DOWL LLC, dba DOWL HKM, an engineering and design firm, from April 2008 until her retirement in December 2011.
•	President of HKM Engineering, Inc., Billings, Montana, an engineering and environmental services firm, from April 1995 to June 2000, and chair, chief executive officer, and majority owner from June 2000 through March 2008. HKM Engineering, Inc. merged with DOWL LLC in April 2008.
•	Employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and vice president of operations and corporate development director from 1993 to April 1995.
•
Director of the Montana Department of Natural Resources and Conservation, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; and administering several grant and loan programs from 1989 through 1992.

Other Experience
•	Former director of publicly traded MDU Resources, an energy delivery and construction services business, from 2005 until the Separation Date.
•	Director and member of the quality committee of the Intermountain Health Peaks Region Board, a health care provider, since January 2023.
•
Director and finance committee chair of the Montana State Fund, the state’s largest workers’ compensation insurance company, from March 2021 to present; Director of SCL Health Montana Regional Board from January 2020 to present, including a term as chair; and member of Carroll College Board of Trustees from 2005 through 2010, and from August 2019 through June 2022.

•
Former member of several regional, state, and community boards, including director of St. Vincent’s Healthcare from October 2003 to October 2009 and January 2016 through January 2020, including a term as chair; director of the Billings Catholic Schools Board from December 2011 through December 2018, including a term as chair; the First Interstate BancSystem Foundation from June 2013 to 2016; the Montana Justice Foundation from 2013 to 2015; Montana Board of Investments from 2002 through 2006; Montana State University’s Advanced Technology Park from 2001 to 2005; and Deaconess Billings Clinic Health System from 1994 to 2002.

Knife River Corporation Proxy Statement 21

Board of Directors: Item 1. Election of Directors

	Brian R. Gray Age 53	Director Since 2023 President and Chief Executive Officer
Key Contributions to the Board: Serving as president and chief executive officer of Knife River Corporation since 2023, Mr. Gray is the only officer of the company that serves on our board. With over 30 years of experience at the company, he brings industry experience to the board, as well as extensive knowledge of our company and its business operations. He contributes valuable insight into management’s views and perspectives and the day-to-day operations of the company.

Professional Highlights
•	President of the company since January 1, 2023 and chief executive officer of the company since March 1, 2023, where he was instrumental in leading development of the company’s EDGE strategy.
•
President of the company’s Northwest segment from January 2012 to December 2022, where he led the acquisition of eight companies and was instrumental in the development of the Knife River Training Center and corporate-wide safety, training, and sustainability programs; influential in the development of the company’s coaching clinic, “Life at Knife” recruiting effort and coaching approach to team development, along with the company’s core values of People, Safety, Quality, and Environment.

Other Experience
•
Member of the board of directors of the National Ready Mixed Concrete Association, an industry association, since March 2022, including a three-year term from March 2018 to March 2021; member of the executive committee for one-year terms from 2020 to 2021, 2022 to 2023, and a new term for 2024 to 2025.

•
Member of the board of directors of Oregon State University’s Construction Education Foundation from 2012 to present; president for a one-year term in 2022; and vice president for a one-year term in 2020. Mr. Gray was inducted as a member of the academy of distinguished engineers and was the recipient of the Oregon Stater Award in 2022, which recognizes alumni who have a profound impact on the engineering profession.

•
Member of the board of directors of the Associated General Contractors Oregon-Columbia chapter, an industry association, from 2007 to present; president from 2017 to 2018; first vice president from 2016 to 2017; second vice president from 2015 to 2016; and secretary from 2014 to 2015.

22 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Additional Information - Majority Voting
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:
•receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and
•acceptance of such resignation by the board.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.

Board Evaluations and Process for Selecting Directors
Our corporate governance guidelines require that the board, in coordination with the nominating and governance committee, annually reviews and evaluates the performance and functioning of the board and its committees. The chair of the board and chair of the nominating and governance committee jointly lead the self-evaluation process. The directors provide an evaluation of the performance of the board and committees on which they sit, their own performance, and the performance of other directors as a whole. A summary of results identifying any themes or issues that emerge from the self-evaluations are discussed in board and committee private sessions. Results from self-evaluations are used to enhance board and governance practices, as well as to identify board and committee priorities. The board completed its first self-evaluation in November 2023.
Director Qualifications, Skills, and Experience
Director nominees are chosen to serve on the board based on their qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company. Our corporate governance guidelines provide that directors are not eligible to be nominated or appointed to the board if they are 74 years or older at the time of the election or appointment. The board does not have term limits on the length of a director’s service.
In making its nominations, the nominating and governance committee assesses each director nominee by a number of key characteristics, including character, success in a chosen field of endeavor, background in publicly traded companies, independence, and willingness to commit the time needed to satisfy the requirements of board and committee membership. Although the committee has no formal policy regarding diversity, the board is committed to having a diverse and broadly inclusive membership. In recommending director nominees, the nominating and governance committee considers diversity in gender, ethnic background, geographic area of residence, skills, and professional experience.

Knife River Corporation Proxy Statement 23

Board of Directors: Item 1. Election of Directors
Board Skills and Diversity Matrix

	Carmona Alvarez	Fagg	Gray	Hill	Moss	Sandbrook
Skills & Expertise

EXECUTIVE LEADERSHIP Served in a significant leadership position, including CEO, CFO or other senior executive, with an understanding of how to lead complex organizations	✓	✓	✓	✓	✓	✓
ACCOUNTING / AUDITING
Experience in the preparation and review of financial statements and the design and implementation of internal control over financial reporting or auditing public company financial statements
	✓				✓	✓
CAPITAL MARKETS / FINANCE / M&A Experience overseeing and/or leading company financing, business development, investments, capital structures, and capital allocation strategy	✓		✓	✓	✓	✓
TECHNOLOGY / CYBERSECURITY / DATA PRIVACY
Experience working with technology systems and business information security and/or overseeing or managing cybersecurity and other technology-related risks facing the company
✓
RISK MANAGEMENT / COMPLIANCE Compliance expertise or experience in the identification, assessment, and mitigation of enterprise risk		✓	✓	✓	✓	✓
INDUSTRY EXPERIENCE Experience in our businesses and related industries, including construction and aggregate mining	✓		✓	✓		✓
PUBLIC COMPANY BOARD OVERSIGHT /
CORPORATE GOVERNANCE
Experience serving as a director on a public company board with an understanding of evolving corporate governance practices that support shareholder value creation and consider the perspectives of other key stakeholders
		✓		✓	✓	✓
HUMAN CAPITAL MANAGEMENT
Experience managing or overseeing a large and complex workforce, including overseeing workforce planning, employee engagement, talent management, diversity and inclusion efforts, succession planning and rewards
	✓	✓	✓	✓	✓	✓
ENVIRONMENT AND SUSTAINABILITY Experience implementing or overseeing environmental, climate, and sustainability initiatives relevant to our industry and business		✓	✓			✓
LEGAL / REGULATORY / GOVERNMENT / PUBLIC POLICY Experience leading or navigating complex legal matters, regulatory frameworks, and/or public policy changes affecting our industry and business		✓		✓		✓

24 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors

	Carmona Alvarez	Fagg	Gray	Hill	Moss	Sandbrook

Gender/Age/Tenure*

Gender	M	F	M	M	F	M
Age	55	70	53	67	70	66
Tenure	2	19	1	—	21	1
Race/Ethnicity/Nationality

African American/Black
Alaskan Native or Native American
Asian
Hispanic/Latinx	✓
Native Hawaiian or Pacific Islander
White (not Hispanic or Latinx origins)		✓	✓	✓	✓	✓
Two or more Races or Ethnicities
LGBTQ+
*	Ages are current as of December 31, 2023 and tenure includes time of service on the MDU Resources board of directors prior to the Separation.
Board Composition and Refreshment
The nominating and governance committee is committed to ensuring that the board reflects a diversity of experience, skills, and backgrounds to serve the company’s governance and strategic needs. In support of this commitment, the board revised its corporate governance guidelines to provide that directors are not eligible to be nominated or appointed to the board if they are 74 years of age or older, reduced from 76 years of age, at the time of election or appointment.
Each of the nominees has been nominated for election to the board upon recommendation by the nominating and governance committee and each has decided to stand for election.
Board Composition Study. In evaluating the needs of the board and the company, the nominating and governance committee focuses on identifying board candidates that will add relevant industry and leadership experience, gender and ethnic diversity, as well as a background and core competencies in various fields including technology, cybersecurity, risk and human capital management, and public company board oversight and corporate governance. To support this process, the nominating and governance committee engaged an independent global search and board effectiveness firm in 2023 to complete a board composition analysis that helped the board define competency criteria, analyze the board’s current backgrounds, skills, and experiences and to help identify what the board is likely to need in the future, and recommended director recruiting priorities for future director selection.

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Board of Directors: Item 1. Election of Directors
Global Search Firm Engagement. The nominating and governance committee has continued to identify individuals as potential board candidates, particularly individuals with industry experience to support the company’s strategy and with perspective from the independent board composition study completed in 2023. In March of 2023, Knife River management identified and recommended William J. Sandbrook be appointed to the board, effective upon the Separation. After the Separation, the nominating and governance committee engaged an independent global search firm to assist with identifying, evaluating, and recruiting a diverse pool of potential director candidates. In September 2023, Firstlight Management, LP (Firstlight), a stockholder, contacted the board and recommended Thomas W. Hill for appointment to the board. Potential director nominees were also brought to the attention of the nominating and governance committee by board members, management, advisory firms, and various organizations. The nominating and governance committee evaluated all potential director candidates brought to its attention. The nominating and governance committee evaluation process included interviewing certain potential director candidates, including director nominee, Mr. Hill.
By tenure, including time of service as a director of MDU Resources prior to the Separation, if the nominees are elected, the board will be comprised of four directors who have served from 0-2 years and two directors who have served over 15 years. The nominating and governance committee believes this mix of director tenures provides a balance of experience and institutional knowledge with fresh perspectives.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Independence
The board has adopted guidelines on director independence that are included in our corporate governance guidelines. Our guidelines require that a substantial majority of the board consists of independent directors. In general, the guidelines require that an independent director must have no material relationship with the company directly or indirectly, except as a director. The board determines independence on the basis of the standards specified by the NYSE, the additional standards referenced in our corporate governance guidelines, and other facts and circumstances the board considers relevant. Based on its review, the board has determined that all directors, except for our chief executive officer, Mr. Gray, have no material relationship with the company and are independent.
In determining director independence, the board reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:
•Business relationships with entities with which a director or director nominee is affiliated.
◦Mr. Carmona Alvarez is currently the global president of digital consulting of Wood PLC, a consulting and engineering company. The company paid an affiliate of Wood PLC approximately $704,000 in 2023 for services provided. The services were provided in the ordinary course of business and on substantially the same terms prevailing for comparable services from other consulting and engineering companies. Mr. Carmona Alvarez (i) played no role in the transactions between the company’s subsidiaries and the Wood PLC entities; (ii) has no role, influence or oversight of the actual work of the Wood PLC entities with respect to the company; and (iii) did not receive any commission or have any financial interest in such work in a way that impacts the compensation he receives from Wood PLC. Mr. Carmona Alvarez had no role in securing or promoting the Wood PLC affiliated services.
•Other relationships.
◦Mr. Hill provided certain research and consulting services to Firstlight, an investment fund, from June 2022 to February 2024. Firstlight has an investment fund dedicated to investing in Knife River common stock, and Mr. Hill invested $1,000,000 in such fund in July of 2023. In September 2023, Firstlight contacted the board and recommended Mr. Hill for appointment to the board.
The board has also determined that all members of the audit, compensation, and nominating and governance committees of the board, and all board nominees, are independent in accordance with our guidelines and applicable NYSE and Securities Exchange Act of 1934 rules, as applicable.
Oversight of Sustainability
We are an aggregates-led, vertically integrated construction materials and contracting services company and manage our business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social impacts help the company continue building strong communities. We are committed to strong corporate governance in all areas, including governance of environmental and social responsibility.
Board of Directors. The board of directors is ultimately responsible for oversight with respect to environmental, health, safety, and other social sustainability matters applicable to the company.
Audit Committee of the Board. The audit committee is a standing committee of the board with focus that includes our environmental, workplace health, safety, and other social sustainability programs and performance. The audit committee assists

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the board in fulfilling its oversight responsibilities with respect to environmental and social sustainability matters, including oversight and review of:
•Employee, customer, and contractor safety;
•Climate change risks;
•Compliance with environmental, health, and safety laws;
•Integration of environmental and social principles into company strategy; and
•Significant public disclosures of environmental and sustainability matters.
Compensation Committee of the Board. The compensation committee is a standing committee of the board with focus that includes human capital management matters related to the company’s operations including employee recruitment and retention matters, wellness, gender pay equity, diversity, and inclusion.
Management Policy Committee. The company’s management policy committee is comprised of senior company officers. The management policy committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.
Executive Sustainability Committee. The company established an executive sustainability committee, which is comprised of corporate and business segment senior executives. The committee is co-chaired by our chief accounting officer and our chief operating officer. The executive sustainability committee responsibilities include:
•Supporting execution of, and making recommendations to advance, the company’s environmental and sustainability strategy; and
•Establishing, maintaining, and enhancing the processes, procedures, and controls for the company’s environmental and sustainability disclosures.
For information on our sustainability reporting, as well as highlights of our environmental stewardship and social responsibility, see “Sustainability Highlights” in the Proxy Statement Summary.

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Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors and understand the need to align our priorities with our key stakeholders. We engage directly or indirectly with our stockholders, including large institutional stockholders. Management regularly attends and presents at investor and financial conferences and holds one-on-one meetings with investors. During 2023, the company participated in virtual and in-person meetings, conference calls, and exchanged written correspondence with numerous stockholders and investment firms, including focused outreach to our top 30 investors. Our active stockholder engagement program includes:

ENGAGEMENT	+	COMMUNICATION	+	FEEDBACK

Executive Management, Investor Relations, Senior Leadership and Board Members engage on a regular basis with Institutional Investors, Sell-Side Analysts, Retail Stockholders, Holder of Bonds and Rating Agencies/Firms to solicit feedback on a variety of corporate governance matters. Our engagement efforts include:
•One-on-One and Group Meetings
•Quarterly Earnings Conference Calls
•Written and Electronic Communications
•Company-Hosted Events and Presentations
•Webcasts with Stockholders and Analysts
•Industry and Sell-Side Presentations and Conferences

We routinely interact and communicate with stockholders through a number of forums, including:

•Knife River Website at investors.kniferiver.com
•Sustainability Report
•Quarterly Earnings Webcasts
•Public Events and Presentations
•Annual Proxy Statement
•SEC Filings
•Annual Report
•Disclosures to Various Ratings Assessors
•Annual Stockholder Meeting and Press Releases

We share stockholder feedback, trends and developments about corporate governance matters with our board as we seek to enhance our governance and sustainability practices and improve our disclosures. Some of the Key Topics of Engagement include:

•Completed spin-off from MDU Resources
•Stand-alone company strategy
•EDGE Strategy
•Capital Allocation
•Growth Strategy
•State and Federal Project Funding
•Competitive Dynamics
•Sustainability
•Board Composition
•Executive Compensation

OUTCOMES OF STOCKHOLDER ENGAGEMENT
•Expanded disclosure of financial metrics for our business to help stockholders understand key business drivers
•2024 executive compensation tied to executing the company’s EDGE strategy
•Updated reporting segments to increase transparency into operations and business performance
•Stockholder feedback regularly shared with our board of directors
•Published first stand alone Sustainability Report including the company’s Scope 1 and Scope 2 emissions for 2022 and 2023

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Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board or any individual director, including our non-employee chair or non-employee directors as a group, should address a communication in care of the secretary at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568. The secretary will forward all communications.
Board Leadership Structure
Our corporate governance guidelines provide that the chair of the board and the chief executive officer can be filled by the same person or by different persons based upon the circumstances. If the positions of the chair and the chief executive officer are filled by the same person, or if the chair is not an independent director pursuant to the director independence standards in our corporate governance guidelines, the independent directors will designate a lead independent director.
Currently, the board has separated the positions of chair of the board and chief executive officer. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chair to lead the board in its fundamental role of providing advice to and independent oversight of management. The chair meets and confers regularly between board meetings with the chief executive officer and consults with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment as well as the commitment required to serve as the chair, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. The board believes having an independent chair is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders including with respect to risk management as discussed below. The board has found that an independent chair is in a position to encourage frank and lively discussions including during regularly scheduled executive sessions consisting of only independent directors and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chair is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, strategic risks, operational risks, environmental and regulatory risks, competitive risks, climate and weather conditions, pension plan obligations, cyberattacks or acts of terrorism, and third party liabilities. The board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate for identifying, assessing, and managing risk. Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the board. The company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management, who participate in the risk assessment practices described below.
The board believes establishing the right “tone at the top” and full and open communication between management and the board are essential for effective risk management and oversight. Our chair meets regularly with our chief executive officer to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board and its applicable committees receive presentations from senior management on enterprise risk management issues and strategic matters involving our operations. Senior management annually presents an assessment to the board of critical enterprise risks that threaten the company’s strategy and business model, including risks inherent in the key assumptions underlying the company’s business strategy for value creation. Periodically, the board receives presentations from external

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experts on matters of strategic importance to the board. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
The company believes its enterprise risk management programs help clearly define risk management roles and responsibilities among the board and its committees and management, bring together senior management to discuss risk, promote visibility and constructive dialogue around the risks relevant to the company’s strategy and operations and helps facilitate appropriate risk response strategies at the board, board committees, and management.

The Board

While the board is ultimately responsible for risk oversight at our company, our standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

Audit Committee		Compensation Committee		Nominating and Governance Committee
Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities
✓	Financial Reporting and Internal Controls	✓	Executive Compensation	✓	Board Organization
✓	Cybersecurity	✓	Incentive Plans	✓	Board Membership and Structure
✓	Compliance with Legal and Regulatory Requirements	✓	Conflicts of Interest Assessment	✓	Succession Planning
✓	Climate Change Risks and Environmental and Social Sustainability	✓	Director Compensation Policy	✓	Corporate Governance

Management

The management policy committee meets monthly, or more frequently as warranted, to receive reports on safety, operations, and business development, and to discuss the company’s challenges and opportunities. Reports are also provided by the company’s financial, human resources, legal, and information technology departments. Special presentations are made by other employees on matters that affect the company’s operations. The company has also developed a robust compliance program to promote a culture of compliance, consistent with the right “tone at the top,” to mitigate risk. The program includes training and adherence to our code of conduct and legal compliance guide. We further mitigate risk through our internal audit and legal departments.

•Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls, cybersecurity, compliance with legal and regulatory requirements, related person transactions, and, in accordance with NYSE requirements, discusses with the board policies with respect to risk assessment and risk management and their adequacy and effectiveness. The audit committee receives regular reports on the company’s compliance program, including reports received through our anonymous reporting hotline. It also receives reports and regularly meets with the company’s external and internal auditors. During its quarterly meetings in 2023, the audit committee received presentations or reports from management on cybersecurity and the company’s mitigation of cybersecurity risks as well as assessment and mitigation reports on other compliance and risk-related topics. The entire board was present for

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cybersecurity risk presentations and had access to the reports. The audit committee discussed areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board on the company’s management of risks in the audit committee’s areas of responsibility.
In addition, the audit committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks related to environmental, health, safety, and other social and sustainability matters that fundamentally affect the company’s business interests and long-term viability. The audit committee responsibilities with respect to these matters include reviewing significant risks and exposures to the company regarding current and emerging environmental and social sustainability matters, including climate change risks, and discussing with management and overseeing actions taken by the company in response thereto. The audit committee also reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water, and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation, into the company’s strategy and operations. The audit committee receives regular reports on the company’s safety statistics including the company’s year-to-date recordable incident rates and lost time accident rates.
•Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as the company’s culture and strategies relating to human capital management.
•Nominating and Governance Committee. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, board membership and structure, succession planning for our directors and executive officers, and corporate governance.
Board Meetings and Committees
The board held two meetings during 2023 following the Separation. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2023 following the Separation, in each case, during the time period which each director served. Directors are encouraged to attend our annual meetings of stockholders and this is our first annual meeting following the Separation.
The board has standing audit, compensation and nominating and governance committees, which meet at least quarterly. The table below provides current committee membership.

Name		Audit Committee	Compensation Committee	Nominating and Governance Committee
German Carmona Alvarez		●	C
Thomas Everist			●	C
Karen B. Fagg				●
Patricia L. Moss		C	●
William J. Sandbrook		●		●
C - Chair	● - Member
Below is a description of each standing committee of the board. The board has affirmatively determined that each of these standing committees consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the SEC, and the director independence standards established by the board. The board has also determined that each member of the audit committee and the compensation committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

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Nominating and Governance Committee	Met Two Times in 2023 Following the Separation
The nominating and governance committee met two times during 2023 following the Separation. The current committee members are Thomas Everist, chair, Karen B. Fagg, and William J. Sandbrook.
The nominating and governance committee is governed by a written charter and provides recommendations to the board with respect to:
•board organization, membership, and function;
•committee structure and membership;
•succession planning for our executive management and directors; and
•our corporate governance guidelines.
The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.
In identifying nominees for director, the committee consults with board members, management, search firms, consultants, organizational representatives, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:
•background, character, and experience, including experience relative to our company’s lines of business;
•skills and experience which complement the skills and experience of current board members;
•success in the individual’s chosen field of endeavor;
•skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, and governance;
•background in publicly traded companies, including service on other public company boards of directors;
•geographic area of residence;
•diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;
•independence, including any affiliation or relationship with other groups, organizations, or entities; and
•compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and other policies and guidelines of the company.
The nominating and governance committee assesses these considerations annually in connection with the nomination of directors for election at the annual meeting of stockholders. The committee seeks a collective background of board members to provide a portfolio of experience and knowledge that serves the company’s governance and strategic needs and best perpetrates our long-term success. Directors should have demonstrated experience and knowledge that is relevant to the board’s oversight role of the company’s business. The nominating and governance committee also considers the board’s diversity in recommending nominees, including diversity of experience, expertise, ethnicity, gender, and geography. The composition of the current board and the board nominees reflects diversity in business and professional experience, skills, ethnicity, gender, and geography.

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Audit Committee	Met Four Times in 2023 Following the Separation
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is governed by a written charter.
The audit committee met four times during 2023 following the Separation. The current audit committee members are Patricia L. Moss, chair, German Carmona Alvarez, and William J. Sandbrook. The board determined that German Carmona Alvarez, Patricia L. Moss, and William J. Sandbrook are “audit committee financial experts” as defined by SEC rules, and all audit committee members are financially literate within the meaning of the listing standards of the NYSE. All members also meet the independence standard for audit committee members under our director independence guidelines, the NYSE listing standards, and SEC rules.
The audit committee assists the board in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee reviews and discusses with management and the independent registered public accounting firm, before filing with the SEC, the annual audited financial statements and quarterly financial statements. In addition, the audit committee oversees and provides recommendations to the board with respect to the management of risks related to environmental, health, safety, and other social and sustainability matters that fundamentally affect the company’s business interests and long-term viability. The audit committee also:
•assists the board’s oversight of:
◦the integrity of our financial statements and system of internal controls;
◦the company’s compliance with legal and regulatory requirements and the code of conduct;
◦discussions with management regarding the company’s earnings releases and guidance;
◦the independent registered public accounting firm’s qualifications and independence;
◦the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm;
◦the performance of our internal audit function and independent registered public accounting firm; and
◦management of risk in the audit committee’s areas of responsibility, including cybersecurity, financial reporting, legal and regulatory compliance, and internal controls;
•arranges for the preparation of and approves the report that SEC rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information;
•reviews the company’s environmental and social sustainability strategies, goals, commitments, policies, and performance;
•reviews any fatality, serious injury, or illness involving an employee, customer, contractor, or third-party occurring in connection with the company’s operations;
•reviews any material noncompliance by the company with environmental, health, and safety laws and regulations;
•reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation with and into the company’s strategy and operations;
•considers and advises the compensation committee on the company’s performance with respect to incentive compensation metrics relating to environmental and social sustainability matters; and
•reviews stockholder proposals related to environmental and social sustainability matters.

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Compensation Committee	Met Three Times in 2023 Following the Separation
The compensation committee met three times during 2023 following the Separation. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the NYSE listing standards and who meet the definitions of non-employee directors for purposes of Rule 16-b under the Exchange Act. Current members of the compensation committee are German Carmona Alvarez, chair, Thomas Everist, and Patricia L. Moss.
The compensation committee is governed by a written charter and assists the board in fulfilling its responsibilities relating to the company’s compensation policies and programs. It has direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of compensation risk in its areas of responsibility. In determining the long-term incentive component of CEO compensation, the compensation committee may consider, among others, the company’s performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the company’s CEO in past years. The compensation committee also reviews and recommends any changes to director compensation policies to the board. In addition, the compensation committee reviews and determines, or makes recommendations to the board for approval or modification of, human capital management matters related to our operations, including employee recruitment and retention matters, wellness, gender pay equity, diversity, and inclusion. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The chief executive officer, the vice president of administration, and the chief legal officer regularly attend compensation committee meetings. The committee meets in executive session as needed. The processes and procedures for consideration and determination of compensation of the Section 16 officers as well as the role of our executive officers are discussed in the “Compensation Discussion and Analysis.”
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in its duties. The committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The compensation committee retained an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to conduct a competitive analysis on non-employee director compensation and executive compensation. Prior to retaining an adviser, the compensation committee considered relevant factors to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from Meridian to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee determined in 2023 (following the Separation) that Meridian was independent from management. Meridian does not provide any services other than consultation services to the compensation committee on executive and director compensation matters. Meridian reports directly to the compensation committee and not to management. Meridian participated in executive sessions with the compensation committee without members of management present.
The board determines compensation for our non-employee directors based upon recommendations from the compensation committee. In December 2022, the MDU Resources Compensation Committee retained Meridian to conduct an analysis of the company’s compensation for non-employee directors.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. For more detail on our board evaluation process, see “Board Evaluations and Process for Selecting Directors” in the section entitled “Board of Directors.”
Executive Sessions of the Independent Directors
The non-employee directors meet in executive session at each regularly scheduled quarterly board meeting. The chair of the board presides at the executive session of the non-employee directors.

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Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility.
Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the vote of shares present online or represented by proxy at the meeting.
The board has adopted a director resignation policy for incumbent directors in uncontested elections. Any proposed nominee for re-election as a director shall, before he or she is nominated to serve on the board, tender to the board his or her irrevocable resignation that will be effective, in an uncontested election of directors only, upon (i) such nominee’s receipt of a greater number of votes “against” election than votes “for” election at our annual meeting of stockholders; and (ii) acceptance of such resignation by the board.
Overboarding Policy
Our corporate governance guidelines state that a director may not serve on more than two other public company boards and our executive officers may not serve on more than one other public company board. Currently, all of our directors and executives are in compliance with this policy.
Board Refreshment
Recognizing the importance of board composition and refreshment for effective oversight, the nominating and governance committee will annually consider the composition and needs of the board, review potential candidates, and recommend to the board nominees for appointment or election. The nominating and governance committee and the board are committed to identifying individuals with diverse backgrounds whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy and priorities. To further board refreshment efforts, the nominating and governance committee engaged an independent global search firm in 2023 to assist with identifying, evaluating and recruiting a diverse pool of potential director candidates. As part of its consideration of director succession, the nominating and governance committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. The board considers diversity of skills, expertise, race, ethnicity, gender, age, education, geography, cultural background, and professional experiences in evaluating board candidates for expected contributions to an effective board. Directors are not eligible to be nominated or appointed to the board if they are 74 years of age or older at the time of election or appointment, subject to certain exceptions as set forth in the corporate governance guidelines. Given the breadth of our businesses, we believe the mandatory retirement age allows us to benefit from experienced directors, with industry expertise, company institutional knowledge and historical perspective, stability, and comfort with challenging company management, while maintaining our ability to refresh the board through the addition of new members.
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the guidelines, to the nominating and governance committee chair in care of the secretary at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the applicable procedures set forth in our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.

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Corporate Governance and the Board of Directors
Prohibitions on Hedging/Pledging Company Stock
The director compensation policy prohibits directors from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call. The insider trading policy prohibits executives from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees. The Leading With Integrity Guide defines our values, our culture, and our commitments to stakeholders while setting expectations of employee conduct for legal and ethical compliance. We also have a Vendor Code of Conduct setting forth our expectations of vendors including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations. Our Vendor Code of Conduct is available on our company website, which is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer, and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by NYSE listing standards, by posting such information on our website.
Proxy Access
Our bylaws allow stockholders to nominate directors for inclusion in our Proxy Statement subject to the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of two nominees or 20% of our board
We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with proxy access must follow the procedures in our bylaws. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting.”
Cybersecurity Oversight
The audit committee reviewed reports and received presentations at each of its regular quarterly meetings following the Separation in 2023 concerning cybersecurity-related issues including information security, technology risks, and risk mitigation programs. All members of the board received copies of reports and were present during the presentations. The company has established a Cyber Risk Oversight Committee (CYROC) to provide executive management and the audit committee with analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the company’s electronic information, information technology and operation technology systems as well as other technology risks including risks arising from artificial intelligence. The CYROC is responsible for guiding the company’s comprehensive cybersecurity policies. The CYROC is chaired by the company’s supervisor of cybersecurity and is comprised of members from financial and operations management as well as information technology leaders. The company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the company’s data. External reviews are conducted to assess company information security programs and practices, including incident management, service continuity, and information security compliance programs. The company has not had an indication of a material cybersecurity breach and has not incurred any expenses, penalties, or settlements arising from a material cybersecurity breach. The company maintains a cyber liability insurance policy providing insurance coverage within the policy limits for liability losses and business interruption events arising from a cybersecurity breach. The audit committee receives periodic briefings concerning cybersecurity, information security, technology risks including risks arising from artificial intelligence, and risk mitigation programs. Please refer to Item IC. Cybersecurity in Part I of our 2023 Form 10-K for additional information regarding cybersecurity matters.

Knife River Corporation Proxy Statement 37

Corporate Governance and the Board of Directors
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website. The information on our website is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Governance Materials		Website
•	Bylaws	investors.kniferiver.com/governance/governance-documents/
•	Corporate Governance Guidelines	investors.kniferiver.com/governance/governance-documents/
•	Board Committee Charters for the Audit, Compensation and Nominating and Governance Committees	investors.kniferiver.com/governance/governance-documents/
•	Leading With Integrity Guide	kniferiver.com/integrity/

Related Person Transaction Disclosure
The board’s policy for the review of related person transactions is contained in our corporate governance guidelines. The policy requires the audit committee to review any proposed transaction, arrangement or relationship, or series thereof:
•in which the company was or will be a participant;
•the amount involved exceeds $120,000; and
•a related person had or will have a direct or indirect material interest.
Prior to the company entering into a related person transaction that would be required to be disclosed under the SEC rules, the audit committee will, after a reasonable prior review and consideration of the material facts and circumstances, make a determination or recommendation to the board and appropriate officers of the company with respect to the transactions as the audit committee deems appropriate. The committee will prohibit any such related person transaction if it determines it to be inconsistent with the best interests of the company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our chief legal officer all proposed or existing related person transactions in which they are involved.
Except as described below, we had no related person transactions in 2023.
Separation-Related Agreements
On May 30, 2023, Knife River Corporation (formerly known as Knife River Holding Company) entered into a separation and distribution agreement (the separation agreement) with MDU Resources, pursuant to which MDU Resources agreed to transfer its wholly owned subsidiary, KRC Materials, Inc. (formerly known as Knife River Corporation) to us and distribute approximately 90% of our outstanding common stock to MDU Resources’ stockholders of record as of the close of business on May 22, 2023 (the Distribution). The Distribution became effective at 11:59 p.m., Eastern time, on May 31, 2023.
Following the Distribution, MDU Resources retained approximately 10% of the outstanding shares of our common stock, which were sold by MDU Resources on November 10, 2023 in an underwritten public offering, as discussed below.
In connection with the Separation and the Distribution, we entered into several other Separation-related agreements with MDU Resources that govern the relationship of the parties following the Distribution, including a transition services agreement, a tax matters agreement, an employee matters agreement, and a stockholder and registration rights agreement (each entered into on May 30, 2023).

38 Knife River Corporation Proxy Statement

Corporate Governance and the Board of Directors
Separation Agreement
Transfer of Assets and Assumption of Liabilities
The separation agreement identified the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of us and MDU Resources as part of the Separation, and provided for when and how these transfers, assumptions and assignments will occur. In particular, the separation agreement provided, among other things, that:
•Assets (whether tangible or intangible) primarily related to, or included on the balance sheet of, Knife River Holding Company, which are referred to as the “Knife River Holding Company Assets,” were transferred to us, as applicable, generally including:
◦Equity interests in certain MDU Resources subsidiaries that held assets primarily related to Knife River.
◦Customer, distribution, supply and vendor contracts (or portions thereof) to the extent they related to Knife River.
◦Certain third-party vendor contracts for services primarily related to Knife River.
◦Rights to technology, software and intellectual property primarily related to Knife River.
◦Exclusive rights to information exclusively related to Knife River and nonexclusive rights to information related to Knife River.
◦Rights and assets expressly allocated to us pursuant to the terms of the separation agreement or certain other agreements entered into in connection with the Separation.
◦Permits used by Knife River.
◦Other assets that are included in our pro forma balance sheet within the company’s registration statement on Form 10.
•Liabilities primarily related to, or included on the balance sheet of, Knife River, which are referred to as the “Knife River Holding Company Liabilities,” were retained by or transferred to us, as applicable.
•All of the assets and liabilities (including whether accrued, contingent, or otherwise) other than the Knife River Holding Company Assets and Knife River Holding Company Liabilities (such assets and liabilities, other than the Knife River Holding Company Assets and the Knife River Holding Company Liabilities, referred to as the “MDU Resources Assets” and “MDU Resources Liabilities,” respectively) were retained by or transferred to MDU Resources, as applicable.
The Distribution
The separation agreement also governed the rights and obligations of the parties regarding the Distribution following the completion of the Separation. On the Separation Date, MDU Resources distributed to its stockholders that hold shares of MDU Resources common stock as of the record date approximately 90% of our issued and outstanding shares on a pro rata basis. MDU Resources stockholders received cash in lieu of any fractional shares.
Claims
In general, each party to the separation agreement assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.
Releases
The separation agreement provided that we and our affiliates will release and discharge MDU Resources and its affiliates from all liabilities assumed by us as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the Separation Date relating to its business, and from all liabilities existing or arising in connection with the implementation of the Separation, except as expressly set forth in the separation agreement. MDU Resources and its affiliates released and discharged us and our affiliates from all liabilities retained by MDU Resources and its affiliates as part of the Separation and from all liabilities existing or arising in connection with the implementation of the Separation, except as expressly set forth in the separation agreement.

Knife River Corporation Proxy Statement 39

Corporate Governance and the Board of Directors
These releases did not extend to obligations or liabilities under any agreements between the parties that remained in effect following the Separation, which agreements include, but are not limited to, the separation agreement, the transition services agreement, the tax matters agreement, the employee matters agreement, a stockholder and registration rights agreement and certain other agreements, including the transfer documents in connection with the Separation.
Indemnification
In the separation agreement, we agreed to indemnify, defend and hold harmless MDU Resources, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:
•The Knife River Holding Company Liabilities.
•The failure by us or any other person to pay, perform or otherwise promptly discharge any of the Knife River Holding Company Liabilities, in accordance with their respective terms, whether prior to, at or after the Distribution.
•Except to the extent relating to a MDU Resources Liability, any guarantee, indemnification or contribution obligation for our benefit by MDU Resources that survived the Distribution.
•Any breach by us of the separation agreement or any of the ancillary agreements.
•Any untrue statement or alleged untrue statement or omission or alleged omission of material fact in the registration statement or in the information statement (as amended or supplemented), in each case, that were filed with the SEC related to the Separation, other than any such statements or omissions directly relating to information regarding MDU Resources, provided to us by MDU Resources, for inclusion therein.
In the separation agreement, MDU Resources agreed to indemnify, defend and hold harmless Knife River, each of its affiliates and each of their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:
•The MDU Resources Liabilities.
•The failure of MDU Resources or any other person to pay, perform, or otherwise promptly discharge any of the MDU Resources Liabilities, in accordance with their respective terms whether prior to, at, or after the Distribution.
•Except to the extent relating to a Knife River Holding Company Liability, any guarantee, indemnification or contribution obligation for the benefit of MDU Resources by us that survived the Distribution.
•Any breach by MDU Resources of the separation agreement or any of the ancillary agreements.
•Any untrue statement or alleged untrue statement or omission or alleged omission of a material fact directly relating to information regarding MDU Resources, provided to us by MDU Resources, for inclusion in the registration statement or in the information statement (as amended or supplemented), in each case, that were filed with the SEC related to the Separation.
The separation agreement also established procedures with respect to claims subject to indemnification and related matters.
Insurance
The separation agreement provided for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Separation Date and sets forth procedures for the administration of insured claims and addresses certain other insurance matters.
Further Assurances
In addition to the actions specifically provided for in the separation agreement, except as otherwise set forth therein or in any ancillary agreement, both we and MDU Resources agreed in the separation agreement to use reasonable best efforts, prior to, on and after the Separation Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation agreement and the ancillary agreements.

40 Knife River Corporation Proxy Statement

Corporate Governance and the Board of Directors
Dispute Resolution
The separation agreement contained provisions that governed, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between MDU Resources and us related to the Separation or the Distribution. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by elevation of the matter to executives of MDU Resources and the company. If such efforts are not successful, either we or MDU Resources may submit the dispute, controversy or claim to binding arbitration, subject to the provisions of the separation agreement.
Expenses
Except as expressly set forth in the separation agreement or in any ancillary agreement, all costs and expenses incurred in connection with the Separation and the Distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Separation and the Distribution, were and will continue to be paid by the party incurring such cost and expense.
Other Matters
Other matters governed by the separation agreement included access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.
Transition Services Agreement
We and MDU Resources entered into a transition services agreement pursuant to which MDU Resources has provided and will continue to provide certain services to us and we have provided and will continue to provide services to MDU Resources, on an interim, transitional basis. The services include financial reporting, tax, legal, human resources, payroll services, information technology, risk management and other general and administrative functions. The transition services agreement specifies the fees payable for these services.
The transition services agreement will terminate on the expiration of the term of the last service provided under it, which will generally be up to 24 months following the Separation Date.
Subject to certain exceptions in the case of willful misconduct or fraud, the liability of MDU Resources and us under the transition services agreement for the services provided will be limited to a specified maximum amount. The transition services agreement also provides that neither company shall be liable to the other for any indirect, exemplary, incidental, consequential, remote, speculative, punitive or similar damages.
During 2023, following the Separation, we paid approximately $3.0 million and received approximately $824,000 under the transition services agreement.
Tax Matters Agreement
We and MDU Resources entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.
The tax matters agreement also imposes certain restrictions on us and our subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The tax matters agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, is not tax-free. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on MDU Resources or us that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, as amended, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement. However, if such failure was the result of any acquisition of our shares or assets, we generally will be responsible for all taxes imposed as a result of such acquisition or breach.

Knife River Corporation Proxy Statement 41

Corporate Governance and the Board of Directors
Employee Matters Agreement
We and MDU Resources entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.
The employee matters agreement provides that, unless otherwise specified, MDU Resources is responsible for liabilities associated with employees who are employed by MDU Resources following the Separation and former employees whose last employment was with the MDU Resources businesses, and we will be responsible for liabilities associated with employees who will be employed by us following the Separation and former employees whose last employment was with our businesses.
The employee matters agreement also provides, subject to customary exceptions, that for a period of twelve months following the Separation Date neither MDU Resources nor Knife River nor their respective subsidiaries will solicit for employment certain individuals who were headquarters employees of the other party or its subsidiaries as of immediately prior to the Separation Date.
The employee matters agreement also governs the terms of equity-based awards granted by MDU Resources prior to the Distribution.
Stockholder and Registration Rights Agreement
We entered into a stockholder and registration rights agreement with MDU Resources pursuant to which we agreed that, upon the request of MDU Resources, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock retained by MDU Resources. In addition, MDU Resources agreed to vote any shares of our common stock that it retained immediately after the Separation in proportion to the votes cast by our other stockholders. In connection with such agreement, MDU Resources granted us a proxy to vote its shares of our common stock in such proportion. This proxy is automatically revoked as to any particular share upon any sale or transfer of such share from MDU Resources to a person other than MDU Resources, and neither the voting agreement nor proxy will limit or prohibit any such sale or transfer.
On November 10, 2023, MDU Resources sold all 5,656,621 shares of our common stock in an underwritten public offering and we incurred approximately $360,000 of expenses under the stockholder and registration rights agreement in connection with the sale of such shares by MDU Resources. As of such date, the stockholder and registration rights agreement was terminated in accordance with its terms.
Debt Agreements
Senior Secured Credit Facilities
On May 31, 2023 (the Closing Date), we entered into a new credit agreement (the Credit Agreement), as borrower, together with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other financial institutions from time to time party thereto.
The Credit Agreement provides for (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of up to $350.0 million (the Revolving Credit Facility) and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of up to $275.0 million (the Term Loan Facility, and, together with the Revolving Credit Facility, the Senior Secured Credit Facilities).
On the Closing Date, we borrowed the full $275.0 million under the Term Loan Facility and $190.0 million under the Revolving Credit Facility.

42 Knife River Corporation Proxy Statement

Corporate Governance and the Board of Directors
Notes
On April 25, 2023, we issued $425.0 million aggregate principal amount of 7.75 percent senior notes due 2031 (the Notes), pursuant to an indenture dated as of April 25, 2023. On May 31, 2023, the proceeds plus accrued interest from the offering of the Notes were released from escrow in accordance with that certain Escrow Agreement, dated April 25, 2023, among us and U.S. Bank National Association, as escrow agent.
On May 31, 2023, we contributed such escrow proceeds to KRC Materials, Inc. and otherwise used them to pay our and our subsidiaries’ fees, costs and expenses related to the Separation, the Distribution and related transactions. Also on May 31, 2023, KRC Materials, Inc. used such proceeds, along with net proceeds from the Closing Date borrowings under the Senior Secured Credit Facilities, as described above, to pay a dividend of $825.0 million to Centennial Energy Holdings, Inc. (Centennial), which was used by Centennial to repay a portion of the notes payable to Centennial, for our prior usage of Centennial’s central cash management and financing program. Such program was funded by Centennial’s commercial paper and revolving credit facility borrowings.

Knife River Corporation Proxy Statement 43

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation for 2023
Our non-employee directors are compensated for their service according to the Knife River Corporation Director Compensation Policy. Only one company employee, Brian R. Gray, the company’s president and chief executive officer, serves as a director. Mr. Gray receives no additional compensation for his service on the board. Director compensation is reviewed annually by the compensation committee. The committee’s independent compensation consultant provided an analysis of the company’s director compensation for 2023. The December 2022 analysis included research on market trends in director compensation as well as a review of director compensation practices of companies in our compensation benchmarking peer group, which was comprised of the same companies used for purposes of benchmarking compensation for our named executive officers. The independent compensation consultant, Meridian, prepared a report on director compensation which indicated the company’s average annual cash and equity compensation for the company’s non-employee directors ranked in the 75th percentile of the company’s peer group. In May 2023, the board determined the annual cash and equity compensation for the company’s non-employee directors was appropriate and set the annual compensation of non-executive directors effective as of June 1, 2023, as follows:

Effective June 1, 2023
Annual Base Cash Retainer	$110,000
Annual Additional Cash Retainers:
Non-Executive Chair	125,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	15,000
Annual Stock Grant(1) - Directors (other than Non-Executive Chair)	150,000
Annual Stock Grant(2) - Non-Executive Chair	175,000

(1)	The annual stock grant is a grant of shares of company common stock equal in value to $150,000.
(2)	The annual stock grant is a grant of shares of company common stock equal in value to $175,000.
Cash retainers are paid monthly. The annual stock grant for non-executive directors is for the director’s service provided during the calendar year. The award is granted in November following the regularly scheduled board meeting and is fully vested upon grant. Directors serving less than a full year receive a prorated stock award based on the number of months served in the applicable calendar year.
There are no meeting fees paid to the directors.
The following table outlines the compensation paid to our non-employee directors for 2023 for the period following the Separation.

44 Knife River Corporation Proxy Statement

Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
German Carmona Alvarez	72,917	150,000	60	222,977
Thomas Everist	72,917	150,000	60	222,977
Karen B. Fagg	137,083	164,583	60	301,726
Patricia L. Moss	75,833	150,000	60	225,893
William J. Sandbrook	64,167	87,500	60	151,727

(1)
Directors receive an annual award of company common stock with a value of $150,000, except the non-executive chair who receives an award of company common stock with a value of $175,000, under the Knife River Corporation Long-Term Performance-Based Incentive Plan. Directors serving less than a full year receive a prorated stock award based on the number of months served, provided that for 2023 directors that served on the board of MDU Resources prior to the Separation received an award inclusive of their service on the MDU Resources board in accordance with the Separation related agreements. All stock awards are measured in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. The grant date fair value is based on the closing price of our common stock on the grant date of November 15, 2023, which was $57.57 per share. The amount paid in cash for fractional shares is included in the amount reported in the stock awards column to this table.

(2)	Includes group life insurance premiums paid on behalf of the director as applicable. Amounts for life insurance premiums reflect prorated amounts for directors serving less than a full year based on the number of months served.
Other Compensation
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of their beneficiaries during the time they serve on the board. The annual cost per director is $103.20. Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees. Perquisites, if any, were below the disclosure threshold in 2023.
Deferral of Compensation
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.
Stock Ownership Policy
Our director stock ownership policy contained in our corporate governance guidelines requires each director to beneficially own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and received through our Knife River Corporation Long-Term Performance-Based Incentive Plan (LTIP) are considered in ownership calculations as well as other beneficial ownership of our common stock by a spouse or other immediate family member residing in the director’s household. A director is allowed five years commencing January 1 of the year following the year of the director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy or are within the first five years of their election to the board. For further details on our director’s stock ownership, see the section entitled “Security Ownership.”

Knife River Corporation Proxy Statement 45

SECURITY OWNERSHIP

Security Ownership Table
The table below sets forth the number of shares of our common stock that each director, each director nominee, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 29, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the vesting and settlement of outstanding equity awards, if any, within 60 days after February 29, 2024. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them (or shares such power with his or her spouse). The information is not necessarily indicative of beneficial ownership for any other purpose.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon the vesting and settlement of outstanding awards, if any, held by that person within 60 days of February 29, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name	Shares of Common Stock Beneficially Owned (#)		Percent of Class (%)

German Carmona Alvarez	2,809		*
Nancy K. Christenson	34,053	(1)	*
Thomas Everist	169,391		*
Karen B. Fagg	26,064		*
Brian R. Gray	8,312	(1)	*
Trevor J. Hastings	16,727	(1)	*
Thomas W. Hill	22,914	(2)	*
Karl A. Liepitz	10,332	(1)	*
Patricia L. Moss	25,658		*
Nathan W. Ring	7,749	(1)	*
William J. Sandbrook	1,519		*
All directors, director nominees, and executive officers as a group (13 in number)	337,519	(1)	0.6
* Less than one percent of the class. Percent of class is calculated based on 56,609,704 outstanding shares as of February 29, 2024.
(1)	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
(2)	Shares represent ownership in a third-party investment fund that is invested in company stock.
Hedging Policy
The company’s Director Compensation Policy and its Insider Trading Policy prohibit our directors and executives from hedging their ownership of company stock. The Director Compensation Policy applies to all directors who are not full-time employees of the company. The Insider Trading Policy applies to all employees of the company. Under the policies, directors and executives are prohibited from engaging in transactions that allow them to own stock technically but without the full benefits and risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, forward sale contracts, and other financial transactions that allow the director or executive to benefit from the devaluation of the company’s stock.

46 Knife River Corporation Proxy Statement

Security Ownership
The company policies also prohibit directors, executives, and related persons from holding company stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer as well as any entities over which a director or executive officer exercises control.
Greater Than 5% Beneficial Owners
Based solely on filings with the SEC, the table below shows information regarding the beneficial ownership of more than 5% of the outstanding shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group	6,044,184	(1)	10.69%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock, Inc.	6,707,973	(2)	11.9%
	50 Hudson Yards
	New York, NY 10001

(1)	Based solely on the Schedule 13G, Amendment No. 1, filed on February 13, 2024, The Vanguard Group reported sole dispositive power with respect to 5,951,871 shares, shared dispositive power with respect to 92,313 shares, and shared voting power with respect to 35,540 shares.
(2)	Based solely on the Schedule 13G, Amendment No. 1, filed on January 23, 2024, BlackRock, Inc. reported sole voting power with respect to 6,595,920 shares and sole dispositive power with respect to 6,707,973 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd.

Knife River Corporation Proxy Statement 47

EXECUTIVE COMPENSATION

ITEM 2. ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and Rule 14a-21(b), we are asking our stockholders to indicate, on an advisory basis, whether future advisory votes to approve the compensation paid to our named executive officers should be held every year, every two years, or every three years. This proposal is also known as a “say-on-frequency” proposal.
Our board has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board believes that giving our stockholders the right to cast an advisory vote every year on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. Annual advisory votes provide the highest level of accountability and direct communication with our stockholders.
The board has discussed and carefully considered the alternatives regarding the frequency of future advisory votes to approve executive compensation in an effort to determine the approach that would best serve the company and its stockholders. Our board has considered several factors supporting an annual vote, including:
•An annual say-on-pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year.
•An annual say-on-pay vote provides frequent feedback from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy.
•The lack of an annual say-on-pay vote might make it more difficult for us to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two years. As a result, a frequency other than annual might make it more difficult for the board to understand and respond appropriately to the message being communicated by our stockholders.
By voting on this Item 2, stockholders are not approving or disapproving the board’s recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years, or every three years. Stockholders may also abstain from voting.
Although the board intends to carefully consider the voting results of this proposal, it is an advisory vote and the results will not be binding on the board, the compensation committee or the company, and the board and the compensation committee may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. In accordance with Section 14A of the Exchange Act, the next “say-on-frequency” vote will be held no later than the annual meeting of stockholders in 2030.

The board of directors recommends that an advisory vote on compensation paid to our named executive officers be held every year.
The frequency of every year, every two years, or every three years that receives the most votes of our common stock present online or represented by proxy at the annual meeting and entitled to vote on the proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our stockholders. Abstentions will not count as votes for or against any frequency. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

48 Knife River Corporation Proxy Statement

Executive Compensation
ITEM 3. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), we are asking our stockholders to approve, in an advisory vote, the compensation of our named executive officers, most of which was determined by MDU Resources prior to the Separation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, the compensation committee and board believe the current executive compensation program directly links compensation of the named executive officers to our financial performance and aligns the interests of the named executive officers with those of our stockholders. The compensation committee and board also believe the executive compensation program provides the named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward the named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy for 2023 was built on a foundation of these guiding principles:
•we review competitive compensation data for the named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;
•we align executive compensation and performance by using annual performance measures based on financial and strategic criteria that are important to stockholder value; and
•we align executive compensation with the interests of our stockholders by awarding the largest component of executive compensation in the form of stock awards where the value of the award is tied to the performance of our stock.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2023. Our board has determined to hold this advisory vote every year. Accordingly, unless the board determines otherwise, including as a result of votes cast in connection with Item 2 in this Proxy Statement, the next advisory vote to approve the compensation of our named executive officers will be held at our 2025 annual meeting of stockholders.
Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board, or the compensation committee and will not require us to take any action. The final decision on the compensation of the named executive officers remains with the compensation committee and the board, although the board and compensation committee will consider the outcome of this vote when making future compensation decisions.

The board of directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

Knife River Corporation Proxy Statement 49

Executive Compensation
Information Concerning Executive Officers
Information concerning our current executive officers, including their ages as of December 31, 2023, present corporate positions, and relevant business experience and qualifications is as follows:

Name	Age	Present Corporate Position and Business Experience

Brian R. Gray	53
Mr. Gray was elected president and chief executive officer of Knife River Corporation (now known as KRC Materials, Inc.), effective March 1, 2023. Prior to that, he was president of KRC Materials, Inc. effective January 1, 2023, and region president of Knife River Corporation-Northwest effective January 11, 2012. Mr. Gray was appointed as a director of the company effective March 1, 2023, and president and CEO effective May 3, 2023. For more information about Mr. Gray, see the section entitled “Item 1. Election of Directors.”

Nathan W. Ring	48
Mr. Ring was elected vice president and chief financial officer of the company, effective May 3, 2023. Prior to that, he obtained 21 years of experience with MDU Resources, an energy delivery and construction services business, including the following MDU Resources subsidiaries: Knife River Corporation (now known as KRC Materials, Inc.), MDU Construction Services Group, Inc., and Centennial Energy Resources, LLC. Prior to his service as our vice president and chief financial officer, Mr. Ring most recently led the acquisition strategy for Knife River as vice president of business development from November 2017 to May 31, 2023. He also served as vice president, controller and chief accounting officer for MDU Resources from 2014 to 2016. Prior to these roles, Mr. Ring held positions as a controller for Knife River and MDU Construction Services Group, Inc.

Karl A. Liepitz	45
Mr. Liepitz was elected vice president, chief legal officer and secretary of the company, effective May 31, 2023. Prior to that, he was vice president, general counsel and secretary of MDU Resources, an energy delivery and construction services business, effective February 6, 2021 until May 31, 2023. Prior to that, he was assistant general counsel and assistant secretary of MDU Resources, effective January 1, 2017, and senior attorney and assistant secretary effective January 9, 2016. He held legal positions of increasing responsibility with MDU Resources since August 2003.

Trevor J. Hastings	50
Mr. Hastings was elected vice president and chief operating officer of the company, effective May 31, 2023. Prior to that, he was elected president and chief executive officer of WBI Energy, Inc., an MDU Resources subsidiary and natural gas transportation provider, effective October 16, 2017 until May 31, 2023. Prior to that, he was vice president of business development and operations support of Knife River Corporation (now known as KRC Materials, Inc.), effective January 11, 2012; and vice president of corporate development effective January 1, 2007.

Nancy K. Christenson	68
Ms. Christenson was elected vice president of administration of the company, effective May 31, 2023. She has over 45 years of experience with Knife River and has oversight of human resources, compensation and benefits, compliance and employee relations. She was appointed vice president of administration of Knife River Corporation (now known as KRC Materials, Inc.) in May 2008. Prior positions at KRC Materials, Inc. have included vice president and chief accounting officer from January 2003 to May 2008; controller from January 1995 to December 2002; and numerous other accounting roles from 1977 to 1994.

Glenn R. Pladsen	57
Mr. Pladsen was elected vice president of support services of the company, effective May 31, 2023. He has oversight of information technology, environmental management, capital budgeting and national account functions. He joined Knife River in 2007 as director of information technology, with a focus on deploying standard information systems and business processes across the Knife River operating companies. In 2012, Mr. Pladsen began overseeing the capital budgeting process and national account programs in addition to his information technology role. In 2015, Mr. Pladsen also took on a leadership role of Knife River’s safety and environmental programs. He was named vice president of operations support of Knife River Corporation (now known as KRC Materials, Inc.) in January 2020, and added the responsibility of the corporate training program, along with the design and construction of the Knife River Training Center.

Marney L. Kadrmas	54
Ms. Kadrmas was elected chief accounting officer of the company, effective May 31, 2023. She has 24 years of experience with Knife River. Ms. Kadrmas previously served as vice president, region controller and assistant secretary for the company‘s Northwest segment from January 1, 2022 until May 31, 2023; and region controller and assistant secretary from July 16, 2014 to December 31, 2021. Prior to that, she was director of accounting for Knife River from 2012 to 2014, and she was financial planning and reporting manager from 2005 to 2012.

50 Knife River Corporation Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2023, both prior to and following the Separation, and how their 2023 compensation aligns with our pay-for-performance philosophy. It also describes the oversight of the compensation committee and the rationale and processes used to determine the 2023 compensation of our named executive officers following the Separation, including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis contains statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2023 were:

Brian R. Gray	President and Chief Executive Officer (CEO)
Nathan W. Ring	Vice President and Chief Financial Officer (CFO)
Trevor J. Hastings	Vice President and Chief Operating Officer (COO)
Karl A. Liepitz	Vice President, Chief Legal Officer and Secretary (CLO)
Nancy K. Christenson	Vice President of Administration
Special Note Regarding the Separation
Overview
Prior to the completion of the Separation on June 1, 2023, we were a wholly-owned subsidiary of MDU Resources. For the first five months of 2023, our named executive officers served in various roles for MDU Resources and its subsidiaries, and executive compensation decisions were determined by the compensation committee (the “MDU Resources Compensation Committee”) of the board of directors of MDU Resources (the “MDU Resources Board”) or MDU Resources management, as applicable. Information presented for the period of time prior to the Separation reflects the historical compensation philosophy, strategy and program designed by MDU Resources and approved by the MDU Resources Compensation Committee, as well as the consideration of such factors as the MDU Resources Compensation Committee or management of MDU Resources determined were appropriate for an organization of MDU Resources’ size and complexity. Upon the effectiveness of the Separation, our named executive officer compensation was adjusted pursuant to the offer letters that the named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River. In connection with the Separation, MDU Resources outstanding equity awards were converted into Knife River equity awards, as described below.
In 2024 and thereafter, our named executive officers will not receive any compensation from MDU Resources or participate in MDU Resources compensation programs and all decisions with respect to the compensation of our named executive officers will be made by the compensation committee or the board.
While this section of our Proxy Statement describes the 2023 compensation program, we have also previewed executive compensation design changes that have been approved for 2024, which will be our first full compensation cycle as a standalone public company.
Timeline of 2023 Executive Compensation
Due to the mid-year Separation, named executive compensation changed during 2023.
Between January 1, 2023 and May 31, 2023: Named executive officer compensation was determined by MDU Resources and company management and 2023 MDU Resources equity awards were approved by the MDU Resources Compensation Committee and MDU Resources Board.

Knife River Corporation Proxy Statement 51

Executive Compensation
June 1, 2023: The Separation:
•Offer letters: provided for applicable changes in title, base salary, annual cash incentive target compensation and long-term equity-based incentive awards.
•Treatment of outstanding equity awards: MDU Resources equity-based awards that were outstanding immediately prior to the Separation and held by named executive officers were treated as follows:
◦Restricted stock units: at the effective time of the Separation, each award of MDU Resources restricted stock units held by a named executive officer was converted into an award of restricted stock units with respect to Knife River common stock and the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original MDU Resources award as measured immediately before and immediately after the Separation, subject to rounding.
◦Performance share awards: effective as of immediately prior to the Separation, the MDU Resources Board determined the level of performance for each completed fiscal year(s) within the applicable performance period based on actual performance results, and the performance level for each incomplete fiscal year within the applicable performance period was deemed to be achieved at the target level. Then, at the effective time of the Separation, each award of MDU Resources performance shares held by a named executive officer was converted into an award of restricted stock units with respect to Knife River common stock and the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original MDU Resources award (taking into account the determination of performance as of immediately prior to the Separation) as measured immediately before and immediately after the Separation, subject to rounding.
July 12, 2023: In order to effectuate the increases in the 2023 long-term incentive equity award opportunity set forth in the offer letters, the offer letters for certain of the named executive officers contemplated that an additional award of restricted stock units would be granted to such named executive officers by Knife River after the Separation. Accordingly, as described in more detail below, on July 12, 2023, the compensation committee approved additional grants of Knife River time-based restricted stock units.
Executive Summary
Compensation Committee Responsibilities and Objectives
As of the Separation, the compensation committee is responsible for designing and approving our executive compensation program and setting compensation opportunities for our named executive officers. The objectives of our executive compensation program for executive officers are to:
•recruit, motivate, reward, and retain high performing executive talent required to create superior stockholder value;
•reward executives for short-term performance as well as for growth in enterprise value over the long-term;
•ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development;
•help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking; and
•provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate.
The above executive compensation objectives outlined in our executive compensation policy are directly linked to our business strategy to ensure officers are focused on elements that drive our business success and create stockholder value.

52 Knife River Corporation Proxy Statement

Executive Compensation
Pay for Performance
To ensure management’s interests are aligned with those of our stockholders and the performance of the company, the majority of the CEO’s and the other named executive officers’ compensation is dependent on the achievement of company performance targets and long-term incentives. The charts below show the 2023 pay mix for the CEO and average 2023 pay mix of the other named executive officers, including base salary and the annual and long-term incentives at target.
Annual Base Salary
We provide our named executive officers with base salary at a sufficient level to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities. Consistent with our compensation philosophy of linking pay to performance, our executives receive a relatively smaller percentage of their overall target compensation in the form of base salary. In establishing base salaries, the compensation committee considers each executive’s individual performance, the scope and complexities of their responsibilities, internal equity, and whether the base salary is competitive as measured against the base salaries of similarly situated executives in our compensation peer group and market compensation data.
Prior to the Separation, the MDU Resources Compensation Committee determined the base salaries for our named executive officers. Upon the effectiveness of the Separation, base salaries were adjusted pursuant to the offer letters that the named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River. After the Separation and going forward, the compensation committee will review the base salaries payable to our named executive officers on an annual basis to ensure they remain competitive for an independent public company.
Annual Cash Incentive Awards
We are committed to linking our annual cash incentive awards for our executive officers to performance by rewarding achievement of financial performance measures and ensuring our executive officers are focused and accountable for our growth and profitability.
Prior to the Separation, the MDU Resources Compensation Committee approved a target annual incentive award based on a percentage of the executive’s base salary. Upon the effectiveness of the Separation, the annual cash incentive targets for the CEO, CFO, COO and Vice President of Administration were adjusted pursuant to the offer letters that such named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River, while the CLO’s annual cash incentive target remained the same following the Separation. Payouts for the CEO, CFO and vice president of administration were based solely on Knife River performance and strategic measures because such individuals were in positions at Knife River for all of 2023. In contrast, because the COO served as the president and chief executive officer of WBI Energy, Inc., an MDU Resources subsidiary, and the CLO served as the vice president, general counsel and secretary of MDU Resources, from January 1, 2023 until May 31, 2023, the MDU Resources Compensation Committee and MDU Resources

Knife River Corporation Proxy Statement 53

Executive Compensation
Board certified the results and determined their payouts for the period of time during 2023 until the Separation was completed based on certain MDU Resources financial and strategic performance goals that were approved by the MDU Resources Compensation Committee and MDU Resources Board. After the Separation, the compensation committee completed a thorough review of the annual cash incentive award program and approved the Knife River annual incentive performance measures applicable to each named executive officer as well as the threshold, target and maximum award opportunity levels. No changes were made to the annual cash incentive awards as a percentage of base salary following the Separation.
The actual annual cash incentive realized was determined by multiplying the target award by the payout percentage associated with the achievement of the executive’s performance measures, subject to proration, as described below. The applicable annual cash incentive award performance measures selected by the MDU Resources Compensation Committee and MDU Resources Board, and subsequently approved by the compensation committee following the Separation for each named executive officer were:
•CEO: Adjusted EBITDA (as defined below) and Knife River Separation Performance (as defined below);
•CFO: Adjusted EBITDA;
•COO: WBI Energy, Inc. Adjusted Earnings from Continuing Operations (as defined below), Adjusted EBITDA and Knife River Separation Performance;
•CLO: Combined Adjusted Plan Earnings of MDU Resources Business Units (as defined below), Knife River Separation Performance, Completion of MDU Construction Services Group, Inc. Strategic Review (as defined below) and Adjusted EBITDA; and
•Vice President of Administration: Adjusted EBITDA.
As described in more detail below, for 2023, the annual cash incentive award performance periods and payouts were divided and prorated based on the distinct performance periods utilized in 2023, largely due to the Separation. The applicable performance periods, weightings and other award details for each named executive officer are also described in more detail below.
These performance measures were approved by the compensation committee following the Separation as the compensation committee determined that the performance measures for the company’s named executive officers previously selected and approved by the MDU Resources Compensation Committee were still appropriate for 2023 following the Separation.
The MDU Resources Compensation Committee and the compensation committee also each approved diversity, equity and inclusion (DEI) modifiers as part of the 2023 annual cash incentive award program for certain named executive officers with the opportunity to add or deduct up to 5% of their annual cash incentive award target based on the achievement of the DEI initiatives as determined by the compensation committee, or the MDU Resources Compensation Committee, as applicable, in each case, subject to proration for 2023, as described in more detail below.
See the “Annual Cash Incentives” section within this Compensation Discussion and Analysis for further details on our company’s annual cash incentive program.
Strategic Bonus for Mr. Hastings
In July 2023, the MDU Resources Compensation Committee and the MDU Resources Board awarded Mr. Hastings a $100,000 bonus for his work on a strategic review of MDU Construction Services Group, Inc.

54 Knife River Corporation Proxy Statement

Executive Compensation
Long-Term Equity-Based Incentive Awards
In February 2023, the MDU Resources Compensation Committee and the MDU Resources Board approved grants of MDU Resources time-based restricted stock units which were eligible to vest into MDU Resources common stock, plus dividend equivalents, on December 31, 2025. In connection with the Separation, these MDU Resources time-based restricted stock units converted into an award of restricted stock units with respect to Knife River common stock at the effective time of the Separation, and the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original MDU Resources award as measured immediately before and immediately after the Separation, subject to rounding. As discussed in more detail below, in July 2023 the compensation committee approved grants of Knife River time-based restricted stock units which are eligible to vest into Knife River common stock, plus dividend equivalents, on December 31, 2025. The restricted stock units enhance alignment with stockholders and serve as a retention tool. The restricted stock units will vest at the end of 2025, as long as the executive remains continuously employed with Knife River.
The MDU Resources Compensation Committee did not award performance shares for the 2023-2025 performance period in February 2023 due in part to, according to MDU Resources, the then-pending Separation. MDU Resources reported that the MDU Resources Compensation Committee awarded only time-based restricted stock units in February 2023 due to MDU Resources’ significant strategic initiatives underway at the time and as a means of retention for executive officers of both entities during the pending Separation process.
As contemplated by the offer letters that the named executive officers entered into with us in connection with the Separation, the compensation committee approved additional grants of Knife River time-based restricted stock units in July 2023 following the Separation because the value of the MDU Resources time-based restricted stock unit awards granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023 only represented a portion of the the total value for the 2023 long-term equity-based incentive award grants set forth in the applicable offer letters, other than with respect to the CLO, for whom the total long-term equity-based incentive award amount contemplated by his offer letter was granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023.
See the “Long-Term Incentives” section within this Compensation Discussion and Analysis for further details on the company’s long-term incentive program.
Stockholder Advisory Vote (“Say on Pay”)
The compensation committee will consider stockholder input, including the votes cast on the “Say on Pay” proposal, regarding the compensation of our named executive officers. The first Say on Pay vote will be held at the annual meeting.

Knife River Corporation Proxy Statement 55

Executive Compensation
Compensation Practices
Our practices and policies ensure alignment between the interests of our stockholders and our executives as well as effective compensation governance.

What We Do

☑	At-Risk Compensation - The majority of the executive compensation program is at-risk, with incentive components tied to market industry practices to ensure the financial success of the company.
☑	Independent Compensation Committee - All members of the compensation committee meet the independence standards under the NYSE listing standards and the SEC rules.
☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the overall company and the business segments against pre-established goals. As discussed in the 2024 annual and long-term incentive preview section, the compensation committee awarded performance shares and time-based restricted stock units in February 2024 and intends to continue such practice going forward.

☑
Annual Cash Incentive - Payment of annual cash incentive awards is based on overall pre-established annual company performance measured in terms of Adjusted EBITDA, and for certain executives, other strategic objectives.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times his base salary, and the other named executive officers are required to own stock equal to two or three times their base salary. Net share awards must also be held until share ownership requirements are met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the company is required to pursue recoupment of certain “erroneously awarded” compensation paid to our executive officers.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

56 Knife River Corporation Proxy Statement

Executive Compensation
2023 Compensation Framework
Compensation Decision Process for 2023
The process for making executive compensation decisions for 2023 is depicted below.

August 2022 MDU Resources Compensation Committee Meeting	•Set 2023 salary grade structure
November 2022 MDU Resources Compensation Committee Meeting	•Approve 2023 executive base salaries and incentive targets for COO (for his role as CEO of WBI Energy) and CLO (for his role as VP and General Counsel)
February 2023 MDU Resources Compensation Committee Meeting
•Approve annual incentive performance measures for 2023 Plan Year
•Approve long-term restricted stock grants for 2023-2025
•Approve revised 2023 base salary and incentive target for CEO effective March 1, 2023

March 2023 MDU Resources Compensation Committee Meeting	•Approve offer letters for Knife River executives subject to occurrence of Separation
May 2023 MDU Resources Compensation Committee Meeting	•Approve conversion of outstanding long-term performance grants for 2021-2023 and 2022-2024 to time-based awards
July 2023 MDU Resources Compensation Committee Meeting	•Approve 2023 annual incentive results for COO and CLO for period prior to Separation
July 2023 Knife River Compensation Committee Meeting
•Approve 2023 annual incentive performance measures, targets and payout opportunities
•Affirm previous approval by MDU Resources Compensation Committee of 2023 Long-Term Incentive grants
•Approve 2023 additional long-term incentive grants for CEO, COO, CFO and VP of Administration following Separation

February 2024 Knife River Compensation Committee Meeting	•Approve annual and long-term incentive payouts for 2023 Plan Year

Knife River Corporation Proxy Statement 57

Executive Compensation
Components of Compensation
Our executive compensation program is designed to promote sustained long-term profitability and create stockholder value. The components of our executive officers’ compensation are selected to drive financial and operational results as well as align the executive officer’s interests with those of our stockholders. Pay components and performance measures are considered by the compensation committee as fundamental measures of successful company performance and long-term value creation. The components of our 2023 executive compensation included:

Component	Purpose	How Determined	How it Links to Performance

Base Salary(1)	Provides sufficient, regularly paid income to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities.
Base salaries are recommended by the CEO for executives other than the CEO position to the compensation committee using analysis provided by the independent compensation consultant to target compensation within range of the 50th percentile using peer company and salary survey data. For 2023, base salaries were approved by the MDU Resources Compensation Committee prior to the Separation. The MDU Resources Compensation Committee and the compensation committee determined the base salary of the CEO based on input from the independent compensation consultant.
Base salary is a means to attract and retain talented executives capable of driving success and performance.
Annual Cash Incentive(2)	Provides an opportunity to earn annual incentive compensation based on the achievement of financial and operating results important to the success of the company.
The annual cash incentive target is a percentage of base salary for the given executive position established by the compensation committee. For 2023, the MDU Resources Compensation Committee and the compensation committee approved the annual cash incentive targets, as applicable. Actual payment of the incentive is determined based on the achievement of performance measures and goals approved by the compensation committee.
Annual incentive performance measures are tied to the achievement of financial and strategic goals and, with respect to certain named executive officers, DEI goals, in each case, aimed to drive the success of the company.
Time-Based Restricted Stock Units(3)	Provides an opportunity to earn long-term equity compensation through continued service through the vesting period.
For 2023, our named executive officers were awarded time-based restricted stock units which represented 100% of an executive’s long-term incentive award due to the Separation as determined by the MDU Resources Compensation Committee. The compensation committee approved additional time-based restricted stock units, as contemplated by the offer letters for certain named executive officers, based on analysis provided by the compensation committee’s independent compensation consultant.
Fosters continued leadership in the company to achieve company objectives through retention of key executives as well as aligning the executive’s interests with those of stockholders in increasing long-term stockholder value.

(1)
Prior to the Separation, the MDU Resources Compensation Committee determined the base salaries for our named executive officers. Upon the effectiveness of the Separation, base salaries were adjusted pursuant to the offer letters that the named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River. For more information, please see “2023 Compensation for Our Named Executive Officers-2023 Base Salary and Incentive Targets.”

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Executive Compensation

(2)
Prior to the Separation, the MDU Resources Compensation Committee approved a target annual incentive award based on a percentage of the executive’s base salary. Upon the effectiveness of the Separation, the annual cash incentive targets for the CEO, CFO, COO and vice president of administration were adjusted pursuant to the offer letters that such named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River, while the CLO’s annual cash incentive target remained the same following the Separation. Payouts for the CEO, CFO and vice president of administration were based solely on Knife River performance and strategic measures because such individuals were in positions at Knife River for all of 2023. In contrast, because the COO served as the president and chief executive officer of WBI Energy, Inc., an MDU Resources subsidiary, and the CLO served as the vice president, general counsel and secretary of MDU Resources, from January 1, 2023 until May 31, 2023, the MDU Resources Compensation Committee certified the results and determined their payouts for the period of time during 2023 until the Separation was completed based on certain MDU Resources financial and strategic performance goals that were approved by the MDU Resources Compensation Committee. After the Separation, the compensation committee completed a thorough review of the annual cash incentive award program and approved the Knife River annual incentive performance measures applicable to each named executive officer as well as the threshold, target and maximum award opportunity levels. No changes were made to the annual cash incentive awards as a percentage of base salary following the Separation. For more information, please see “2023 Compensation for Our Named Executive Officers-2023 Base Salary and Incentive Targets.”

(3)
The MDU Resources Compensation Committee did not award performance shares for the 2023-2025 performance period in February 2023 due in part to, according to MDU Resources, the then-pending Separation. MDU Resources reported that the MDU Resources Compensation Committee awarded only time-based restricted stock units in February 2023 due to MDU Resources’ significant strategic initiatives underway at the time and as a means of retention for executive officers of both entities during the pending Separation process. Similarly, and as discussed in more detail in “2023 Compensation for Our Named Executive Long-Term Incentives,” the compensation committee granted time-vesting restricted stock units in July 2023 as contemplated by the offer letters that the named executive officers entered into with us in connection with the Separation. As discussed in the “2024 Annual and Long-Term Incentive Preview” section, the compensation committee awarded performance shares and time-vesting restricted stock units in February 2024 and intends to continue such practice going forward.

Allocation of Total Target Compensation for 2023
Total target compensation consists of base salary, target annual incentive, and long-term incentive compensation. Incentive compensation, which consists of annual cash incentive and long-term incentive equity awards vesting after three years, comprises the largest portion of our named executive officers’ total target compensation because:
•equity awards align the interests of the named executive officers with those of stockholders by making the value of a significant portion of their target compensation dependent upon the value of our common stock, which is beneficial to stockholders;
•our named executive officers are in positions of authority to drive results and, therefore, bear high levels of responsibility for our corporate performance;
•variable compensation helps ensure focus on the goals that are aligned with overall company strategy; and
•annual incentive compensation is at risk and dependent upon company performance and the satisfaction of performance objectives.
The compensation committee generally allocates a higher percentage of total target compensation to the long-term incentive than to the target annual incentive for our higher level executives because they are in a better position to influence the company’s long-term performance. The long-term incentive awards are paid in company common stock. These awards, combined with our stock retention requirements and our stock ownership policy, promote ownership of our stock by the executive officers. As a result, the compensation committee believes the executive officers, as stockholders, will be motivated to deliver long-term value to all stockholders.
Peer Groups
The compensation committee reviews the peer companies used for compensation analysis of executive positions to assess ongoing relevance and credibility.
Compensation Benchmarking Peer Groups
Prior to the Separation, the MDU Resources Compensation Committee, with the assistance of its independent compensation consultant, determined and used a peer group that it believed was aligned with Knife River’s business and size to determine the compensation of our named executive officers in effect post-Separation, which the compensation committee continued to

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utilize in 2023 following the Separation. The MDU Resources Compensation Committee’s independent compensation consultant aided in the selection of appropriate peer companies for our compensation benchmarking peer group by evaluating potential peer companies in the construction materials, building products, construction and engineering, and other related industries within the material sector which are similar in size in terms of revenues and market capitalization as well as being based in the United States and publicly-traded on a major United States stock exchange.
For review of compensation of the CEO, CFO, and CLO positions, the MDU Resources independent compensation consultant used market data from 16 peer companies. For review of the COO and vice president of administration positions, the MDU Resources independent compensation consultant used compensation data from additional companies in Willis Towers Watson’s 2022 General Industry Executive Compensation Survey.
Companies used for compensation analysis by the MDU Resources Compensation Committee for the CEO, CFO and CLO in anticipation of the Separation and effective upon the Separation included:

2023 Compensation Benchmarking Peer Group Companies
Allegion plc	Gibraltar Industries, Inc.	Sterling Infrastructure, Inc.
Arcosa, Inc.	Granite Construction Incorporated	Summit Materials, Inc.
Armstrong World Industries, Inc.	Martin Marietta Materials, Inc.	The AZEK Company Inc.
Construction Partners, Inc.	Masonite International Corporation	Vulcan Materials Company
Dycom Industries, Inc.	Minerals Technologies Inc.
Eagle Materials Inc.	Simpson Manufacturing Co., Inc.
All companies shown above are the companies used for benchmarking compensation analysis of the CEO; all companies shown, except Construction Partners, Inc. are the companies used for compensation analysis for the CFO; and the companies shown in bold are the companies used for compensation analysis for the CLO.

Companies used for compensation analysis by the MDU Resources Compensation Committee for the COO and the vice president of administration in anticipation of the Separation and effective upon the Separation included the following companies from the Willis Towers Watson 2022 General Industry Executive Compensation Survey:
2022 General Industry Executive Compensation Survey Companies

A. O. Smith Corporation	Clearwater Paper Corporation	Rayonier Advanced Materials Inc.
Allegion plc	Glatfelter Corporation	Resideo Technologies, Inc.
AptarGroup, Inc.	Greif, Inc.	Sealed Air Corporation
Arcosa, Inc.	H.B. Fuller Company	Sensient Technologies Corporation
Armstrong World Industries, Inc.	Ingevity Corporation	TimkenSteel Corporation
ATI Inc.	Innospec Inc.	USG Corporation
Avient Corporation	JELD-WEN Holding, Inc.	Valmont Industries, Inc.
Axalta Coating Systems Ltd.	Koppers Holdings Inc.	Worthington Industries, Inc.
Cabot Corporation	Kronos Worldwide, Inc.
Carpenter Technology Corporation	Lennox International Inc.

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For the period from January 1, 2023 to the Separation Date, the companies in the table below were used for compensation analysis for the CLO in his role as vice president, general counsel and secretary of MDU Resources.
2022 Compensation Benchmarking Peer Group Companies

Alliant Energy Corporation	Evergy, Inc.	Pinnacle West Capital Corporation
Ameren Corporation	Granite Construction Incorporated	Portland General Electric Company
Atmos Energy Corporation	KBR, Inc.	Quanta Services, Inc.
Black Hills Corporation	Martin Marietta Materials, Inc.	Southwest Gas Holdings, Inc.
CMS Energy Corporation	MasTec, Inc	Summit Materials, Inc.
Dycom Industries, Inc.	MYR Group Inc.	Vulcan Materials Company
EMCOR Group, Inc.	NiSource Inc.	WEC Energy Group, Inc.
For the period from January 1, 2023 to the Separation Date, the companies listed in the table below were used for compensation analysis for the COO in his role as CEO of WBI Energy, Inc.
2022 General Industry Executive Compensation Survey Companies

Alcoa Corporation	Eastman Chemical Company	Portland General Electric Company
Allegheny Technologies Incorporated	Edison International	PPL Corporation
Alliant Energy Corporation	EMCOR Group, Inc.	Public Service Enterprise Group Incorporated
Ameren Corporation	Entergy Corporation	Quanta Services, Inc.
Ashland Global Holdings Inc.	Evergy, Inc.	Sealed Air Corporation
Atmos Energy Corporation	Eversource Energy	Sonoco Products Company
Avery Dennison Corporation	Granite Construction Incorporated	Southwest Gas Holdings, Inc.
Avient Corporation	Graphic Packaging Holding Company	Spire Inc.
Axalta Coating Systems Ltd.	H.B. Fuller Company	The Chemours Company
Ball Corporation	International Flavors & Fragrances Inc.	The Mosaic Company
Berry Global Group, Inc.	KBR, Inc.	The Scotts Miracle-Gro Company
Black Hills Corporation	Kinross Gold Corporation	UGI Corporation
Cabot Corporation	Martin Marietta Materials, Inc.	Valvoline Inc.
Celanese Corporation	Newmont Corporation	Vulcan Materials Company
CenterPoint Energy, Inc.	NiSource Inc.	WEC Energy Group, Inc.
CF Industries Holdings, Inc.	OGE Energy Corp.	Westlake Corporation
CMS Energy Corporation	ONE Gas, Inc.	Worthington Industries, Inc.
Crown Holdings, Inc.	Pinnacle West Capital Corporation	Xcel Energy Inc.
The compensation for the CFO, formerly the vice president of business development prior to the Separation, and for the vice president of administration, for the period prior to the Separation were determined by the president and CEO of Knife River. The compensation for the CEO in his former role as president from January 1, 2023 through February 28, 2023, was determined by the president and CEO of MDU Resources and the president and CEO of Knife River, and for the period March 1, 2023 through May 31, 2023, was approved by the MDU Resources Compensation Committee.

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2023 Compensation for Our Named Executive Officers
2023 Base Salary and Incentive Targets
At its November 2022 meeting, the MDU Resources Compensation Committee and the president and CEO of MDU Resources and the president and CEO of Knife River, with respect to certain named executive officers, approved the 2023 base salaries as well as the target annual and long-term incentive compensation for our named executive officers. At its March 2023 meeting, the MDU Resources Compensation Committee approved offer letters in connection with the Separation to establish the annual incentive performance measures and goals for our named executive officers. The offer letters with each of our named executive officers provided for, in most cases, base salary and annual incentive target increases, effective as of the Separation. Following the Separation, the compensation committee did not make any further adjustments to the base salaries or annual incentive targets for 2023. In determining base salaries, target annual cash incentives, target long-term equity incentives, and total target compensation for our named executive officers, the MDU Resources Compensation Committee received and considered individual performance, market and peer data, responsibilities, experience, tenure in position, internal equity, and input and recommendations from MDU Resources’ CEO, and the independent compensation consultant of the MDU Resources Compensation Committee. The following information relates to each named executive officer’s 2023 base salary, target annual cash incentive, target long-term equity incentive, and total target compensation, effective upon the Separation:

Brian R. Gray	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	800,000
Target Annual Cash Incentive Opportunity	920,000	115%
Target Long-Term Equity Incentive Opportunity	3,000,000	375%
Total Target Compensation	4,720,000
Prior to the Separation, Mr. Gray’s compensation was determined by the president and CEO of MDU Resources and the president and CEO of Knife River, with a base salary of $400,000, a target annual cash incentive opportunity of 60% of base salary and a target long-term equity incentive opportunity of 100% of base salary, respectively, in his position as president of Knife River, effective January 1, 2023. His compensation was further adjusted by the MDU Resources Compensation Committee at its February 2023 meeting in connection with his promotion to president and CEO of Knife River to a base salary of $500,000, a 25% increase, target annual cash incentive opportunity of 75% of base salary, a 25% increase, and target long-term equity incentive opportunity of 170% of base salary, a 70%, increase, respectively, effective March 1, 2023. For purposes of Mr. Gray’s compensation following the Separation, the MDU Resources Compensation Committee considered information provided in the December 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant when determining Mr. Gray’s compensation in his role as president and CEO of Knife River, effective upon the Separation, and set Mr. Gray’s base salary at $800,000, a 60% increase, target annual cash incentive opportunity at 115% of base salary, an approximate 53% increase, and target long-term equity time-based award value at 375% of base salary, an approximate 121% increase, respectively, as set forth in his offer letter. These increases were based on input from the MDU Resources Compensation Committee’s independent compensation consultant to more closely align his compensation with the market median for his position in his role following the Separation.

Nathan W. Ring	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	450,000
Target Annual Cash Incentive Opportunity	337,500	75%
Target Long-Term Equity Incentive Opportunity	675,000	150%
Total Target Compensation	1,462,500
Prior to the Separation, Mr. Ring’s compensation was determined by the president and CEO of Knife River, setting a base salary of $316,580, a target annual cash incentive opportunity of 40% of base salary and a target long-term equity incentive opportunity of 55% of base salary, respectively, in his position as vice president of business development of Knife River, effective January 1, 2023. For purposes of Mr. Ring’s compensation following the Separation, the MDU Resources Compensation Committee considered information provided in the December 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant when determining Mr. Ring’s compensation in his role as CFO of Knife River, effective upon the Separation, and set Mr. Ring’s base salary at $450,000, a 42% increase, target annual cash incentive opportunity at 75.0% of base salary, an 88% increase, and target long-term equity time-based award value at 150% of base salary, a 173% increase, respectively, as set forth in his offer letter. These increases were based on input from the MDU Resources Compensation Committee’s independent compensation consultant to more closely align his compensation with the market median for his position in his role following the Separation.

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Trevor J. Hastings	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	500,000
Target Annual Cash Incentive Opportunity	375,000	75%
Target Long-Term Equity Incentive Opportunity	750,000	150%
Total Target Compensation	1,625,000
Prior to the Separation, Mr. Hastings’ compensation was determined by the MDU Resources Compensation Committee at its November 2022 meeting and the MDU Resources Compensation Committee considered information provided in the August 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant, with a base salary of $420,000, a target annual cash incentive opportunity of 60% of base salary and a target long-term equity incentive opportunity of 100% of base salary, respectively, in his role of president and CEO of WBI Energy, Inc., an MDU Resources subsidiary, effective January 1, 2023. For purposes of Mr. Hastings’ compensation following the Separation, the MDU Resources Compensation Committee considered information provided in the December 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant when determining Mr. Hastings’ compensation in his role as COO of Knife River, effective upon the Separation, and set Mr. Hastings’ base salary at $500,000, a 19% increase, target annual cash incentive opportunity at 75% of base salary, a 25% increase, and target long-term equity time-based award value at 150% of base salary, a 50% increase, respectively, as set forth in his offer letter. These increases were based on input from the MDU Resources Compensation Committee’s independent compensation consultant to more closely align his compensation with the market median for his position in his role following the Separation.

Karl A. Liepitz	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	470,000
Target Annual Cash Incentive Opportunity	352,500	75%
Target Long-Term Equity Incentive Opportunity	799,000	170%
Total Target Compensation	1,621,500
Prior to the Separation, Mr. Liepitz’s compensation was determined by the MDU Resources Compensation Committee at its November 2022 meeting and the MDU Resources Compensation Committee considered information provided in the August 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant, with a base salary of $470,000, a target annual cash incentive opportunity of 75% of base salary and a target long-term equity incentive opportunity of 170% of base salary, respectively, in his role of vice president, general counsel and secretary of MDU Resources. The MDU Resources Compensation Committee did not make any changes to Mr. Liepitz’s compensation in 2023, either in connection with the Separation or otherwise.

Nancy K. Christenson	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	350,000
Target Annual Cash Incentive Opportunity	210,000	60%
Target Long-Term Equity Incentive Opportunity	350,000	100%
Total Target Compensation	910,000
Prior to the Separation, Ms. Christenson’s compensation was determined by the President and CEO of Knife River Corporation, setting a base salary of $292,600, a target annual cash incentive opportunity of 40% of base salary and a target long-term equity incentive opportunity of 55% of base salary, in her position as vice president of administration of Knife River, effective January 1, 2023. For purposes of Ms. Christenson’s compensation following the Separation, the MDU Resources Compensation Committee considered information provided in the December 2022 compensation study provided by the MDU Resources Compensation Committee’s independent compensation consultant when determining Ms. Christenson’s compensation in her role as vice president of administration of Knife River, effective upon the Separation, and set Ms. Christenson’s base salary at $350,000, a 20% increase, target annual cash incentive opportunity at 60% of base salary, a 50% increase, and target long-term equity time-based award value at 100% of base salary, an approximate 82% increase, respectively, as set forth in her offer letter. These increases were based on input from the MDU Resources Compensation Committee’s independent compensation consultant to more closely align her compensation with the market median for her position in her role following the Separation.

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Executive Compensation
Annual Cash Incentives
Executives earn annual cash incentives through the achievement of financial performance or a combination of financial and strategic performance goals. The performance measures selected are designed to ensure that compensation to the executives reflects the success of Knife River.
Prior to the Separation, the MDU Resources Compensation Committee approved a target annual incentive award based on a percentage of the executive’s base salary. Upon the effectiveness of the Separation, the annual cash incentive targets for the CEO, CFO, COO and vice president of administration were adjusted pursuant to the offer letters that such named executive officers entered into with us to account for the Separation and their new roles as executive officers of Knife River, while the CLO’s annual cash incentive target remained the same following the Separation. Payouts for the CEO, CFO and vice president of administration were based solely on Knife River performance and strategic measures because such individuals were in positions at Knife River for all of 2023. In contrast, because the COO served as the president and chief executive officer of WBI Energy, Inc., an MDU Resources subsidiary, and the CLO served as the vice president, general counsel and secretary of MDU Resources, from January 1, 2023 until May 31, 2023, the MDU Resources Compensation Committee certified the results and determined their payouts for the period of time during 2023 until the Separation was completed based on certain MDU Resources financial and strategic performance goals that were approved by the MDU Resources Compensation Committee. With respect to the COO and CLO, annual incentive performance for the period of time from January 1, 2023 until May 31, 2023 was measured by the MDU Resources Compensation Committee under the MDU Resources annual cash incentive program after the Separation. Following the Separation, the COO and the CLO no longer participated in the MDU Resources annual cash incentive program, and became eligible to participate in Knife River’s annual cash incentive program.
After the Separation, the compensation committee completed a thorough review of the annual cash incentive award program and approved the Knife River annual incentive performance measures applicable to each named executive officer as well as the threshold, target and maximum award opportunity levels. No changes were made to the annual cash incentive awards as a percentage of base salary following the Separation.
For 2023, the performance measures and their applicable weightings were:

Name	Performance Period	Performance Measure	Weighting (%)
Brian R. Gray	January 1, 2023 - February 28, 2023(1)	Adjusted EBITDA(2)	100
	March 1, 2023 - December 31, 2023(1)	Adjusted EBITDA(2)	80
		Knife River Separation Performance(3)	20
Nathan W. Ring	January 1, 2023 - December 31, 2023(4)	Adjusted EBITDA(2)	100
Trevor J. Hastings	January 1, 2023 - May 31, 2023(5)	WBI Energy, Inc. Adjusted Earnings from Continuing Operations(6)	100
	June 1, 2023 - December 31, 2023(5)	Adjusted EBITDA(2)	80
		Knife River Separation Performance(3)	20

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Karl A. Liepitz	January 1, 2023 - May 31, 2023(7)	Combined Adjusted Plan Earnings of MDU Resources Business Units(8)	60
		Knife River Separation Performance(3)	20
		Completion of MDU Construction Services Group, Inc. Strategic Review(9)	20
	June 1, 2023 - December 31, 2023(7)	Adjusted EBITDA(2)	80
		Knife River Separation Performance(3)	20
Nancy K. Christenson	January 1, 2023 - December 31, 2023(10)	Adjusted EBITDA(2)	100

(1)	Mr. Gray was promoted to president and CEO of Knife River, effective March 1, 2023, and his compensation was adjusted at such time. As detailed below, Mr. Gray’s performance periods and payouts were divided and prorated based on his time of service (a) prior to the Separation as (i) president of Knife River from January 1, 2023 until February 28, 2023 and (ii) president and CEO of Knife River from March 1, 2023 until May 31, 2023 and (b) following the Separation, as president and CEO of Knife River from June 1, 2023 until December 31, 2023.
(2)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA) of Knife River, as further adjusted for (i) the effect on EBITDA from asset sales/dispositions/retirements; (ii) the effect on EBITDA from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions, including difference in interest costs from that assumed in the original operating plan; (iii) the effect on EBITDA from withdrawal liabilities relating to multiemployer pension plans; (iv) the effect on EBITDA of corporate overhead allocation differences from MDU Resources; (v) differences in costs associated with approved retention agreements from what is included in the original operating plan; and (vi) cost differences associated with implementing processes formerly performed by MDU Resources. For the 2023 annual cash incentive, the compensation committee approved adjustments for the Separation costs associated with implementing processes formerly performed by MDU Resources and transaction costs associated with acquisitions.
(3)
Knife River Separation Performance measure is defined as the completion of the work associated with the spin-off of Knife River as a separate public company, including the beginning of work necessary to complete the Separation, the filing of the final Registration Statement on Form 10 with the SEC and the successful completion of the Separation.

(4)
Mr. Ring was named CFO of Knife River, effective upon the Separation, and his compensation was adjusted at such time. While Mr. Ring’s performance period was not divided, his payout was prorated based on his time of service (a) prior to the Separation as vice president of business development of Knife River from January 1, 2023 until May 31, 2023 and (b) following the Separation, as CFO of Knife River from June 1, 2023 until December 31, 2023.

(5)	Mr. Hastings was named COO of Knife River, effective upon the Separation, and his compensation was adjusted at such time. As detailed below, Mr. Hastings’ performance periods and payouts were divided and prorated based on his time of service (a) prior to the Separation as president and CEO of WBI Energy, Inc. from January 1, 2023 until May 31, 2023 and (b) following the Separation, as COO of Knife River from June 1, 2023 until December 31, 2023.
(6)
WBI Energy, Inc. Adjusted Earnings from Continuing Operations is defined as WBI Energy, Inc. earnings before discontinued operations, plus losses from any operations discontinued after December 31, 2022, as adjusted for (i) the effect on earnings from asset sales/dispositions/retirements; (ii) the effect on earnings from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions not anticipated in the original operating plan; (iii) the effect on earnings for unanticipated changes and interpretation of tax law; (iv) the effect on earnings or EBITDA of corporate overhead allocation differences from MDU Resources; and (v) differences in costs associated with approved retention agreements from what is included in the original operating plan. For the 2023 MDU Resources annual cash incentive, the MDU Resources Compensation Committee approved adjustments for Separation costs incurred related to the spin-off of Knife River.

(7)
Mr. Liepitz was named CLO of Knife River, effective upon the Separation, but his compensation was not adjusted at such time. As detailed below, Mr. Liepitz’s performance periods and payouts were divided and prorated based on his time of service (a) prior to the Separation as vice president, general counsel and secretary of MDU Resources from January 1, 2023 until May 31, 2023 and (b) following the Separation, as CLO of Knife River from June 1, 2023 until December 31, 2023.

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(8)
Combined Adjusted Plan Earnings of MDU Resources Business Units is defined as MDU Resources earnings before discontinued operations, plus losses from any operations discontinued after December 31, 2022, as adjusted for (i) the effect on earnings or EBITDA from asset sales/dispositions/retirements; (ii) the effect on earnings from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions, including difference in interest costs from that assumed in the original operating plan; (iii) the effect on earnings for unanticipated changes and interpretation of tax law; (iv) the effect on earnings from withdrawal liabilities relating to multiemployer pension plans; (v) the effect on earnings of corporate overhead allocation differences; and (vi) differences in costs associated with approved retention agreements from what is included in the original operating plan. For the 2023 MDU Resources annual cash incentive, the MDU Resources Compensation Committee approved adjustments for Separation costs incurred related to the spin-off of Knife River and strategic review of MDU Construction Services Group, Inc.

(9)	Completion of MDU Construction Services Group, Inc. Strategic Review is defined as the completion of work associated with the strategic review of MDU Construction Services Group, Inc. including the beginning of work necessary to complete the strategic review, the public announcement of the completion of such strategic review and the completion of a transaction.
(10)
Ms. Christenson served in her role as vice president of administration of Knife River for all of 2023, and her compensation was adjusted at the time of the Separation. While Ms. Christenson’s performance period was not divided, her payout was prorated based on her time of service (a) prior to the Separation from January 1, 2023 until May 31, 2023 and (b) following the Separation from June 1, 2023 until December 31, 2023.

The following table sets forth the reasons why the MDU Resources Compensation Committee selected, and the compensation committee, following the Separation, later approved the annual cash incentive performance measures.

Performance Measure	Reason Selected
Adjusted EBITDA
Financial performance metric common to the construction industry and encourages focus on growth by excluding the impact of items such as taxes, interest, depreciation and amortization from the performance result which are largely out of the control of our named executive officers that impact our performance targets but are not indicative of underlying business performance. In addition, to incentivize executives to make decisions that have long-term positive impact, even at the expense of short-term results, and to prevent one-time gains and losses from having an undue impact on incentive payments. 2023 Adjusted EBITDA target was set at $324.953 million, which represents the financial goal needed to achieve a return on investment to drive success of the company.

Knife River Separation Performance	To incentivize completion of the work associated with the spin-off of Knife River as a separate public company.
WBI Energy, Inc. Adjusted Earnings from Continuing Operations	To incentivize financial performance needed to achieve value based earnings and rate base.
Combined Adjusted Plan Earnings of MDU Resources Business Units	To incentivize successful achievement of performance expectations associated with its business segments and the overall company.
Completion of MDU Construction Services Group, Inc. Strategic Review	To incentivize completion of the work associated with the strategic review of MDU Construction Services Group, Inc.
In addition to the financial performance measures, a DEI modifier was included as part of the annual incentive for the CEO, the COO and the CLO. A DEI modifier did not apply to the CEO until his promotion to CEO on March 1, 2023. The DEI modifier was associated with MDU Resources and all its business units together for the period of time from January 1, 2023 until May 31, 2023. Following the Separation, a DEI modifier applied to Knife River only.
The DEI modifier was a separate performance measure, independent of the achievement of the financial performance measures and was based on the compensation committee’s (or, the MDU Resources Compensation Committee’s, as applicable) assessment of management’s progress toward the completion of the following DEI initiatives (with respect to Knife River or MDU Resources, as applicable):
•Expand the formal succession planning process to include the review of the positions of all Section 16 officers, key executives and segment presidents to help ensure diverse representation in terms of gender, ethnicity, individuals with disabilities and veteran status and the development of candidates being prepared for these positions.
•Increase outreach activities and efforts aimed at attracting diverse candidates to positions within our business.

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•Implement a consistent human resources dashboard across all business segments to build a baseline of information and track key metrics that provide insight into the make-up and diversity of our employee population.
•Foster a culture that supports diverse views and backgrounds.
The DEI modifier adds or deducts up to 5% of an executive’s annual incentive target based on the compensation committee’s (or, the MDU Resources Compensation Committee’s, as applicable) assessment.
To determine the payout associated with each financial performance measure:
•Actual performance results are compared to the target performance measure which results in the percent of target achieved.
•The percent of target achieved is translated into a payout percentage of the executive’s target award opportunity using linear interpolations for results between threshold and target as well as target and maximum.
Achievement of 100% of the target performance measure results in a payout of 100% of the target award opportunity. Results achieved below the established threshold result in no payout. In addition, as a result of the Separation (or, with respect to Mr. Gray, his promotions), the payouts for the named executive officers were prorated based on the performance period and, in some cases, performance measures, applicable to such named executive officer as a percentage of the entire year. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart:

	Threshold		Target		Maximum
Performance Measure	% of Target	Payout %		Payout %	% of Target	Payout %
Adjusted EBITDA	75%	25%	$324.953 million	100%	115%	250%
Knife River Separation Performance	(1)	25%	(1)	100%	(1)	200%
WBI Energy, Inc. Adjusted Earnings from Continuing Operations	85%	25%	$11.538 million	100%	115%	200%
Combined Adjusted Plan Earnings of MDU Resources Business Units	85%	50%	$101.234 million	100%	115%	200%
Completion of MDU Construction Services Group, Inc. Strategic Review	(2)	25%	(2)	100%	(2)	200%

(1)	The metrics used for the threshold, target and maximum for Knife River Separation Performance were (i) beginning of work necessary to complete the Separation, (ii) the filing of the final Registration Statement on Form 10 with the SEC and (iii) the successful completion of the Separation, respectively.
(2)	The metrics used for the threshold, target and maximum for Completion of MDU Construction Services Group, Inc. Strategic Review were (i) beginning of work necessary to complete the strategic review, (ii) the public announcement of the completion of such strategic review and (iii) the completion of a transaction, respectively.

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Executive Compensation
2023 Annual Incentive Results

The 2023 performance measure results, percent of target achieved based on those results, and the associated payout percentages reflect the company’s 2023 financial performance and are presented below. In addition, as a result of the Separation (or, with respect to Mr. Gray, his promotions), the payouts for the named executive officers were prorated based on the performance period and, in some cases, performance measures, applicable to such named executive officer as a percentage of the entire year, as presented below:

Brian R. Gray

Performance Period	Performance Measure	Result ($)	Percent of Performance Measure Achieved (%)	Percent of Award Opportunity Payout (%)	Weight Applicable to the Performance Period (%)	Weighted Award Opportunity Payout % (%)	Proration Applicable to the Performance Period (%)(1)	Prorated Award Opportunity Payout % (%)(1)
January 1, 2023 - February 28, 2023	Adjusted EBITDA (2)	432,064	132.96	250.0	100	250.0	16.7	41.8
March 1, 2023 - May 31, 2023	Adjusted EBITDA (2)	432,064	132.96	250.0	80	200.0	25.0	50.0
	Knife River Separation Performance	Achieved at Maximum		200.0	20	40.0	25.0	10.0
June 1, 2023 - December 31, 2023	Adjusted EBITDA (2)	432,064	132.96	250.0	80	200.0	58.3	116.6
	Knife River Separation Performance	Achieved at Maximum		200.0	20	40.0	58.3	23.3
Total								241.7

(1)	Mr. Gray’s annual incentive performance periods are reflected in the table above and payouts were prorated based on his time of service (a) prior to the Separation as (i) president of Knife River from January 1, 2023 until February 28, 2023 and (ii) president and CEO of Knife River from March 1, 2023 until May 31, 2023 and (b) following the Separation, as president and CEO of Knife River from June 1, 2023 until December 31, 2023. Mr. Gray was promoted to president and CEO of Knife River, effective March 1, 2023, and his annual incentive target was increased at such time. In addition, on June 1, 2023, Mr. Gray’s annual incentive target was further increased in connection with the Separation pursuant to his offer letter. Accordingly, the annual incentive for (i) approximately 16.7% of the annual performance period (January 1, 2023 until February 28, 2023) was based on a 60% target of base salary, (ii) 25% of the annual performance period (March 1, 2023 until May 31, 2023) was based on a 75% target of base salary and (iii) 58% of the annual performance period (June 1, 2023 until December 31, 2023) was based on a 115% target of base salary, and the associated payouts for the two performance periods within the annual performance period were prorated as set forth in the table above. However, despite the increase to Mr. Gray’s annual incentive target in connection with the Separation, the performance measures within the second performance period were only measured from March 1, 2023 until December 31, 2023, while the associated payouts for the two performance periods within such period of time were prorated as set forth above, resulting in the blended prorated percentage for March 1, 2023 until December 31, 2023, as shown in the table above. The results of Mr. Gray’s incentive for the entire year were certified by the Knife River compensation committee.
(2)
Adjusted EBITDA used in the incentive calculation is EBITDA, as reported, adjusted to exclude the effect of one-time Separation costs and transaction costs associated with acquisitions. In determining the 2023 annual incentive awards, the compensation committee approved adjustments to EBITDA of $9,961,975 for costs associated with the spin-off and $99,000 for costs related to acquisitions.

68 Knife River Corporation Proxy Statement

Executive Compensation
Nathan W. Ring

Performance Period	Performance Measure	Result ($)	Percent of Performance Measure Achieved (%)	Percent of Award Opportunity Payout (%)	Weight Applicable to the Performance Period (%)	Weighted Award Opportunity Payout % (%)	Proration Applicable to the Performance Period (%)(1)	Prorated Award Opportunity Payout % (%)(1)
January 1, 2023 - May 31, 2023	Adjusted EBITDA(2)	432,064	132.96	250.0	100	250.0	41.7	104.2
June 1, 2023 - December 31, 2023	Adjusted EBITDA(2)	432,064	132.96	250.0	100	250.0	58.3	145.8
Total								250.0

(1)
Mr. Ring’s annual incentive performance period is reflected in the table above and payouts were prorated based on his time of service (a) prior to the Separation as vice president of business development of Knife River from January 1, 2023 until May 31, 2023 and (b) following the Separation, as CFO of Knife River from June 1, 2023 until December 31, 2023. Mr. Ring was named CFO of Knife River, effective upon the Separation, and his compensation was adjusted at such time such that on June 1, 2023 Mr. Ring’s annual incentive target was increased in connection with the Separation pursuant to his offer letter. However, despite the increase to Mr. Ring’s annual incentive target in connection with the Separation, the performance measure was only measured from January 1, 2023 until December 31, 2023, while the associated payouts for the 2023 performance period were prorated as set forth above. Accordingly, the annual incentive for (i) approximately 42% of the annual performance period (January 1, 2023 until May 31, 2023) was based on a 40% target of base salary and (ii) approximately 58% of the annual performance period (June 1, 2023 until December 31, 2023) was based on a 75% target of base salary, and the associated payouts for the annual performance period were prorated as set forth in the table above. The results of Mr. Ring’s incentive for the entire year were certified by the Knife River compensation committee.

(2)
Adjusted EBITDA used in the incentive calculation is EBITDA, as reported, adjusted to exclude the effect of one-time Separation costs and transaction costs associated with acquisitions. In determining the 2023 annual incentive awards, the compensation committee approved adjustments to EBITDA of $9,961,975 for costs associated with the spin-off and $99,000 for costs related to acquisitions.

Knife River Corporation Proxy Statement 69

Executive Compensation
Trevor J. Hastings

Performance Period	Performance Measure	Result ($)	Percent of Performance Measure Achieved (%)	Percent of Award Opportunity Payout (%)	Weight Applicable to the Performance Period (%)	Weighted Award Opportunity Payout % (%)	Proration Applicable to the Performance Period (%)(1)	Prorated Award Opportunity Payout % (%)(1)
January 1, 2023 - May 31, 2023(2)	WBI Energy, Inc. Adjusted Earnings from Continuing Operations(3)	14,517	125.82	200.0	100	200.0	41.4	82.8
June 1, 2023 - December 31, 2023(4)	Adjusted EBITDA(5)	432,064	132.96	250.0	80	200.0	58.6	117.2
	Knife River Separation Performance(6)	Achieved at Maximum		200.0	20	40.0	58.6	23.4
Total								223.4

(1)	Mr. Hastings’ annual incentive performance periods are reflected in the table above and payouts were prorated based on his time of service (a) prior to the Separation as president and CEO of WBI Energy, Inc. from January 1, 2023 until May 31, 2023 and (b) following the Separation, as COO of Knife River from June 1, 2023 until December 31, 2023. Mr. Hastings was named COO of Knife River, effective upon the Separation, and his compensation was adjusted at such time such that on June 1, 2023 Mr. Hastings’ annual incentive target was increased in connection with the Separation pursuant to his offer letter. Accordingly, the annual incentive for (i) approximately 42% of the annual performance period (January 1, 2023 until May 31, 2023) was based on a 60% target of base salary and (ii) approximately 58% of the annual performance period (June 1, 2023 until December 31, 2023) was based on a 75% target of base salary, and the associated payouts for the annual performance period were prorated as set forth in the table above. In addition, Mr. Hastings was awarded a $100,000 discretionary bonus for work associated with the Strategic Review of MDU Construction Services Group, Inc.
(2)	For the January 1, 2023 to May 31, 2023 pre-Separation performance period, the MDU Resources Compensation Committee certified the results and determined the payout for the performance measure during that period.
(3)
WBI Energy, Inc. Adjusted Earnings from Continuing Operations was adjusted by the MDU Resources Compensation Committee to remove transaction costs associated with the spin-off and strategic review. Earnings were adjusted by $112,000 of unamortized debt issuance costs, which were written off as part of the spin-off and strategic review.

(4)	For the June 1, 2023 to December 31, 2023 performance period, the Knife River compensation committee certified the results and determined the payout for the performance measure during that period.
(5)
Adjusted EBITDA used in the incentive calculation is EBITDA, as reported, adjusted to exclude the effect of one-time Separation costs and transaction costs associated with acquisitions. In determining the 2023 annual incentive awards, the compensation committee approved adjustments to EBITDA of $9,961,975 for costs associated with the spin-off and $99,000 for costs related to acquisitions.

(6)
For the June 1, 2023 to December 31, 2023 performance period, the Knife River compensation committee included the Knife River Separation Performance measure as an annual incentive award performance measure for Mr. Hastings due to his contributions and role in supporting completion of the work associated with the spin-off of Knife River as a separate public company.

70 Knife River Corporation Proxy Statement

Executive Compensation
Karl A. Liepitz

Performance Period	Performance Measure	Result ($)	Percent of Performance Measure Achieved (%)	Percent of Award Opportunity Payout (%)	Weight Applicable to the Performance Period (%)	Weighted Award Opportunity Payout % (%)	Proration Applicable to the Performance Period (%)(1)	Prorated Award Opportunity Payout % (%)(1)
January 1, 2023 - May 31, 2023(2)	Combined Adjusted Plan Earnings of MDU Resources Business Units(4)	113,086	111.71	178.1	60	106.8	41.4	44.2
	Knife River Separation Performance	Achieved at Maximum		200.0	20	40.0	41.4	16.6
	Completion of MDU Construction Services Group, Inc. Strategic Review	Achieved at Target		100.0	20	20.0	41.4	8.3
June 1, 2023 - December 31, 2023(3)	Adjusted EBITDA(5)	432,064	132.96	250.0	80	200.0	58.6	117.2
	Knife River Separation Performance	Achieved at Maximum		200.0	20	40.0	58.6	23.4
Total								209.7

(1)
Mr. Liepitz’s annual incentive performance periods are reflected in the table above and payouts were prorated based on his time of service (a) prior to the Separation as vice president, general counsel and secretary of MDU Resources from January 1, 2023 until May 31, 2023 and (b) following the Separation, as CLO of Knife River from June 1, 2023 until December 31, 2023. Mr. Liepitz was named CLO of Knife River, effective upon the Separation, but his compensation, including his annual incentive target, was not adjusted in connection with the Separation pursuant to his offer letter. Accordingly, the annual incentive for (i) approximately 42% of the annual performance period (January 1, 2023 until May 31, 2023) and (ii) approximately 58% of the annual performance period (June 1, 2023 until December 31, 2023) was, in each case, based on a 75% target of base salary, and the associated payouts for the annual performance period were prorated as set forth in the table above.

(2)	For the January 1, 2023 to May 31, 2023 pre-Separation performance period, the MDU Resources Compensation Committee certified the results and determined the payout for the performance measure during that period.
(3)	For the June 1, 2023 to December 31, 2023 performance period, the Knife River compensation committee certified the results and determined the payout for the performance measure during that period.
(4)
Combined Adjusted Plan Earnings of MDU Resources Business Units was adjusted by the MDU Resources Compensation Committee to remove transactions costs associated with the Separation. MDU Resources earnings were adjusted by $1.46 million of unamortized debt issuance costs, which were written off as part of the spin-off and strategic review.

(5)
Adjusted EBITDA used in the incentive calculation is EBITDA, as reported, adjusted to exclude the effect of one-time Separation costs and transaction costs associated with acquisitions. In determining the 2023 annual incentive awards, the compensation committee approved adjustments to EBITDA of $9,961,975 for costs associated with the spin-off and $99,000 for costs related to acquisitions.

Knife River Corporation Proxy Statement 71

Executive Compensation
Nancy K. Christenson

Performance Period	Performance Measure	Result ($)	Percent of Performance Measure Achieved (%)	Percent of Award Opportunity Payout (%)	Weight Applicable to the Performance Period (%)	Weighted Award Opportunity Payout % (%)	Proration Applicable to the Performance Period (%)(1)	Prorated Award Opportunity Payout % (%)(1)
January 1, 2023 - May 31, 2023	Adjusted EBITDA(2)	432,064	132.96	250.0	100	250.0	41.7	104.2
June 1, 2023 - December 31, 2023	Adjusted EBITDA(2)	432,064	132.96	250.0	100	250.0	58.3	145.8
Total								250.0

(1)
Ms. Christenson’s annual incentive performance period is reflected in the table above and payouts were prorated based on her time of service (a) prior to the Separation from January 1, 2023 until May 31, 2023 and (b) following the Separation from June 1, 2023 until December 31, 2023. Ms. Christenson was named vice president of administration of Knife River, effective upon the Separation, and her compensation was adjusted such that on June 1, 2023. Ms. Christenson’s annual incentive target was increased in connection with the Separation pursuant to her offer letter. However, despite the increase to Ms. Christenson’s annual incentive target in connection with the Separation, the performance measure was only measured from January 1, 2023 until December 31, 2023, while the associated payouts for the 2023 performance period were prorated as set forth below. Accordingly, the annual incentive for (i) approximately 42% of the annual performance period (January 1, 2023 until May 31, 2023) was based on a 40% target of base salary and (ii) approximately 58% of the annual performance period (June 1, 2023 until December 31, 2023) was based on a 60% target of base salary, and the associated payouts for the annual performance period were prorated as set forth in the table above. The results of Ms. Christenson’s incentive for the entire year were certified by the Knife River compensation committee.

(2)
Adjusted EBITDA used in the incentive calculation is EBITDA, as reported, adjusted to exclude the effect of one-time Separation costs and transaction costs associated with acquisitions. In determining the 2023 annual incentive awards, the compensation committee approved adjustments to EBITDA of $9,961,975 for costs associated with the spin-off and $99,000 for costs related to acquisitions.

The compensation committee, or the MDU Resources Compensation Committee, as applicable, further assessed management’s progress toward completing the performance measures related to the DEI initiatives for the named executive officers to whom the DEI modifier applied.
For the period January 1, 2023 until May 31, 2023, the MDU Resources Compensation Committee, and for the period June 1, 2023 until December 31, 2023, the compensation committee certified the following:
•The further expansion of the succession planning process beyond the executive officer positions at the corporate level including operating company presidents and certain other senior members along with the identification of candidate diversity in terms of gender, ethnicity, individuals with disabilities and veteran status.
•Employee training on fostering a culture of diversity and inclusion was completed.
•An increase of over ten percent in diversity outreach efforts was achieved aimed at attracting diverse candidates to positions within the company. A human resources information system was implemented to provide a single source and efficiencies in gathering and maintaining employment metrics including diversity of the workforce.
Based on these accomplishments the compensation committee, or the MDU Resources Compensation Committee, as applicable, awarded a DEI modifier of 5.0% of the executive’s target annual incentive to whom the DEI modifier applied, subject to applicable proration for 2023.

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Executive Compensation
Based on the achievement of the performance targets and the DEI modifiers (for whom the DEI modifier applied), the named executive officers received the following 2023 annual incentive compensation:

Name	Performance Period	Target Incentive ($)	Weighted Payout (%)	Payout ($)	DEI Modifier (%)(1)	DEI Payout ($)	Total Amount ($)
Brian R. Gray	January 1, 2023 - February 28, 2023	40,000	250.0	100,000	N/A	—	100,000
	March 1, 2023 - May 31, 2023	93,750	240.0	225,000	5.0	4,688	229,688
	June 1, 2023 - December 31, 2023	536,667	240.0	1,288,000	5.0	26,833	1,314,833
							1,644,521
Nathan W. Ring	January 1, 2023 - May 31, 2023	52,763	250.0	131,908	N/A	—	131,908
	June 1, 2023 - December 31, 2023	196,875	250.0	492,188	N/A	—	492,188
							624,096
Trevor J. Hastings	January 1, 2023 - May 31, 2023	104,252	200.0	208,504	5.0	5,213	213,717
	June 1, 2023 - December 31, 2023	219,863	240.0	527,671	5.0	10,993	538,664
							752,381
Karl A. Liepitz	January 1, 2023 - May 31, 2023	145,829	166.8	243,243	5.0	7,291	250,534
	June 1, 2023 - December 31, 2023	206,671	240.0	496,011	5.0	10,334	506,345
							756,879
Nancy K. Christenson	January 1, 2023 - May 31, 2023	48,767	250.0	121,917	N/A	—	121,917
	June 1, 2023 - December 31, 2023	122,500	250.0	306,250	N/A	—	306,250
							428,167

(1)
The DEI modifier was included as part of the annual incentive for the CEO, COO and CLO. A DEI modifier did not apply to the CEO until his promotion to CEO on March 1, 2023 and only applied with respect to Knife River. As such, only the CEO’s annual incentive target for the performance period from March 1, 2023 until December 31, 2023 was subject to the Knife River DEI modifier. With respect to the COO and CLO, given their respective roles with MDU Resources at the time, a DEI modifier was associated with MDU Resources (and not Knife River) for the period of time from January 1, 2023 until May 31, 2023. Following the Separation, a DEI modifier applied to the COO and CLO with respect to Knife River only. Accordingly, the MDU Resources Compensation Committee awarded an MDU Resources DEI modifier award of 5.0% for the COO and CLO for the pre-Separation performance period, while the compensation committee awarded a Knife River DEI modifier award of 5.0% for the COO and CLO for the post-Separation performance period.

Long-Term Incentives
As discussed in more detail below, all of our named executive officers participated in the 2023 MDU Resources long-term incentive plan for the period of time prior to the Separation, and the 2023 Knife River long-term incentive plan for the period of time following the Separation, which, for 2023, consisted of time-based restricted stock units that incentivize retention of our

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Executive Compensation
executives and alignment with the interests of our stockholders. Long-term incentive compensation comprised 63.6% of the CEO’s 2023 total target compensation and 45.9% of the average of the other named executive officer’s total target compensation. Stock earned under long-term incentive compensation is subject to our stock retention requirements.
Grant of 2023-2025 MDU Resources Long-Term Equity Incentive Awards
Prior to the Separation, MDU Resources made its annual long-term equity incentive awards to our named executive officers under its long-term incentive plan. In 2023, MDU Resources awarded only time-based restricted stock units and did not award performance shares as had historically been the practice due in part to, according to MDU Resources, as a means of retention for executive officers of both entities during the then pending Separation. On February 15, 2023, the MDU Resources Compensation Committee determined the number of MDU Resources time-based restricted stock units to be granted to each named executive officer for the 2023-2025 vesting period by dividing the executive’s long-term award amount in effect at such time by the average of the closing prices of MDU Resources’ stock from January 1 through January 22, 2023, which was $30.42 per share. Based on this price, the MDU Resources Compensation Committee awarded the MDU Resources time-based restricted stock units as shown below:

Name	Base Salary in Effect on February 16, 2023 ($)	Long-Term Incentive of Base Salary in Effect on February 16, 2023 (%)	Long-Term Incentive in Effect on February 16, 2023 ($)	MDU Resources Time-Based Restricted Stock Units (#)
Brian R. Gray	400,000	194	775,000	25,476
Nathan W. Ring	316,580	55	174,119	5,723
Trevor J. Hastings	420,000	100	420,000	13,806
Karl A. Liepitz	470,000	170	799,000	26,265
Nancy K. Christenson	292,600	55	160,930	5,290
Conversion of MDU Resources Outstanding Long-Term Equity Incentive Awards
Immediately prior to the Separation, our named executive officers held unvested MDU Resources performance shares and time-based restricted stock units. MDU Resources equity-based awards that were outstanding immediately prior to the Separation and held by named executive officers were treated as follows:
•Restricted stock units: At the effective time of the Separation, each award of MDU Resources restricted stock units held by a named executive officer was converted into an award of restricted stock units with respect to Knife River common stock and the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original MDU Resources award as measured immediately before and immediately after the Separation, subject to rounding.
•Performance share awards: Effective as of immediately prior to the Separation, the MDU Resources Board determined the level of performance for each completed fiscal year(s) within the applicable performance period based on actual performance results, and the performance level for each incomplete fiscal year within the applicable performance period was deemed to have been achieved at the target level. Specifically, the MDU Resources Compensation Committee determined that the MDU Resources performance shares awarded in (i) February 2021 for the 2021-2023 performance period were earned at a composite payout of 68%, comprised of two-thirds at 52% of target based on results as of December 31, 2022 and one-third at 100% of target for 2023, and (ii) February 2022 for the 2022-2024 performance period were earned at 91.3% of target, comprised of one-third at 74% of target based on the results as of December 31, 2022 and two-thirds at 100% of target for 2023 and 2024. Then, at the effective time of the Separation, each award of MDU Resources performance shares held by a named executive officer was converted into an award of restricted stock units with respect to Knife River common stock and the number of shares of Knife River common stock subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original MDU Resources award (taking into account the determination of performance as of immediately prior to the Separation) as measured immediately before and immediately after the Separation, subject to rounding.

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Executive Compensation
Knife River awards received for converted MDU Resources awards became subject to the terms of our LTIP. Prior service with MDU Resources is recognized for vesting purposes of Knife River awards. For details on the Knife River awards that our named executive officers received for their MDU Resources awards, please see the “Grants of Plan-Based Awards in 2023,” “Outstanding Equity Awards at Fiscal Year-End 2023” and “Option Exercises and Stock Vested During 2023” tables in the “Executive Compensation Tables” section of this Proxy Statement.
Grant of 2023-2025 Knife River Long-Term Equity Incentive Awards
As contemplated by the offer letters that the named executive officers entered into with us in connection with the Separation, the compensation committee approved additional grants of Knife River time-based restricted stock units in July 2023 following the Separation because the value of the MDU Resources time-based restricted stock unit awards granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023 only represented a portion of the total value for the 2023 long-term equity-based incentive award grants set forth in the applicable offer letters, other than with respect to the CLO, for whom the total long-term equity-based incentive award amount contemplated by his offer letter was granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023.
Accordingly, on July 12, 2023, the compensation committee determined the number of incremental Knife River time-based restricted stock units to be granted to each named executive officer for the 2023-2025 vesting period by subtracting the value of the MDU Resources time-based restricted stock unit awards granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023 as of such grant date from the long-term equity-based incentive award amount set forth in the applicable offer letters and then dividing such incremental long-term award amount in effect at such time by the average of the closing prices of Knife River’s common stock on the last 10 trading days of June 2023, which was $45.60 per share. Based on this price, the compensation committee awarded the Knife River time-based restricted stock units as shown below:

Name	Base Salary in Effect on July 12, 2023 ($)	Long-Term Incentive of Base Salary in Effect on July 12, 2023 (%)	Long-Term Incentive in Effect on July 12, 2023 ($)	Post-Spin Converted Knife River Time-Based Restricted Stock Units (#)	Incremental Knife River Time-Based Restricted Stock Units awarded July 12, 2023 (#)	Total Post-Spin Knife River Time-Based Restricted Stock Units (#)
Brian R. Gray(1)	800,000	375	2,676,389	21,227	41,696	62,923
Nathan W. Ring	450,000	150	675,000	4,768	10,983	15,751
Trevor J. Hastings	500,000	150	750,000	11,503	7,236	18,739
Karl A. Liepitz(2)	470,000	170	799,000	21,885	—	21,885
Nancy K. Christenson	350,000	100	350,000	4,407	4,146	8,553

(1)	The long-term incentive for Mr. Gray was prorated based on his salary and long-term incentive target percentages for applicable time periods during 2023.
(2)
Mr. Liepitz did not receive an incremental Knife-River time-based restricted stock unit grant because the total long-term equity-based incentive award amount contemplated by his offer letter was granted by the MDU Resources Compensation Committee and the MDU Resources Board in February 2023.

The restricted stock units enhance alignment with stockholders and serve as a retention tool. The time-based restricted stock units (including the MDU Resources time-based restricted stock units that were converted into Knife River time-based restricted stock units in connection with the Separation) granted in 2023 will vest at the end of 2025, as long as the executive remains continuously employed with the company. The time-based restricted stock units are designed to incentivize retention of our executives and alignment with the interests of our stockholders.
2024 Annual and Long-Term Incentive Preview
The compensation committee continues to evaluate annual and long-term incentive plan design to ensure proper alignment with our commitment to performance-based incentives.The following is a preview of the annual and long-term incentive structure that has been put in place by the compensation committee starting in 2024.

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Executive Compensation
The 2024 annual incentive plan is designed to tie performance to Adjusted EBITDA as well as a safety performance measure. The Adjusted EBITDA measure will represent 90% of target with the safety measure representing 10% of target. The financial measure will align with the company’s EDGE initiatives. The EDGE acronym stands for EBITDA margin improvement, Discipline, Growth and Excellence and is the company’s strategic initiative to improve margins and to execute on other strategic initiatives aimed at generating long-term profitable growth.
Our named executive officers were awarded long-term incentive awards comprised of 35% time-based restricted stock unit awards and 65% performance share awards for the 2024-2026 performance period. The performance share award performance measures are tied to long-term shareholder value and based upon relative total shareholder return and achieving certain margin improvement measures.
The compensation committee will continue to review and refine the executive compensation program, including our compensation philosophy and incentive programs, in order to support appropriate alignment between pay and performance.
Stock Retention Requirement
The named executive officers must retain all vested share awards net of taxes if the executive has not met the stock ownership requirements under the company’s stock ownership policy for executives.
Other Benefits
Upon Separation, the company continues to provide post-employment benefit plans and programs to our named executive officers that were implemented prior to the Separation and while we were a wholly-owned subsidiary of MDU Resources. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market-based benefits package. Our named executive officers participated in the following plans during 2023 which are described below:

Plans	Brian R. Gray	Nathan W. Ring	Trevor J. Hastings	Karl A. Liepitz	Nancy K. Christenson
Pension Plans	No	No	Yes	Yes	Yes
401(k) Retirement Plan	Yes	Yes	Yes	Yes	Yes
Supplemental Income Security Plan	No	No	Yes	No	Yes
Company Contribution to Deferred Compensation Plan	Yes	Yes	Yes	Yes	Yes
Pension Plans
Effective in 2006, the Knife River Corporation Salaried Employees’ Pension Plan (the “KRC pension plan”) and the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (the “MDU Resources pension plan”) were closed to new employees and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the pension plans, refer to the section entitled “Pension Benefits for 2023.”
401(k) Retirement Plan
On May 1, 2023, in preparation for the Separation, the assets attributable to Knife River participants in the MDU Resources Group, Inc. 401(k) Retirement Plan were spun off into a separate Knife River Corporation 401(k) Retirement Plan (401(k) plan). The named executive officers, as well as employees working a minimum of 1,000 hours per year, are eligible to participate in the 401(k) plan and defer annual income up to the Internal Revenue Service (IRS) limit. The named executive officers receive a company match up to 3% depending on their elected deferral rate. Contributions and the company match are invested in various funds based on the employee’s election including company common stock.

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Executive Compensation
The company provides increased company contributions to our 401(k) plan in lieu of pension plan contributions. For employees hired after 2006 or employees who were not previously participants in the pension plan, the added retirement contribution is 5% of plan eligible compensation. For employees hired prior to 2006 who were participants in the pension plan, the added retirement contributions are based on the employee’s age as of December 31, 2009. The retirement contribution is 5% for Messrs. Gray and Ring, 9% for Mr. Hastings, 7% for Mr. Liepitz, and 11.5% for Ms. Christenson. These amounts may be reduced in accordance with the provisions of the 401(k) plan to ensure compliance with IRS limits.
Supplemental Income Security Plan
Prior to the Separation, certain key managers and executives were offered benefits under a nonqualified retirement plan referred to as the MDU Resources Supplemental Income Security Plan (“MDU Resources SISP”). Effective February 11, 2016, the MDU Resources SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants. Knife River established the Knife River Corporation Supplemental Income Security Plan (“SISP”) effective with the Separation to continue the benefit for eligible participants. The SISP provides participants with additional retirement income and/or death benefits payable for 15 years. For further details regarding the company’s SISP, refer to the section entitled “Pension Benefits for 2023.” Named executive officers participating in the SISP are Mr. Hastings and Ms. Christenson.
Deferred Compensation Plan
The company provides a Deferred Compensation Plan (DCP) which provides a select group of management and other highly compensated employees the opportunity to defer compensation for retirement and other financial purposes. Participants in the plan may defer a portion of their salary and/or annual incentive. The compensation committee, upon recommendation from the CEO, may approve company contributions for select participants which vest over a three-year period. Company contributions recognize the participant’s contributions to the company and serve as a retention tool. After satisfying the vesting requirements, distribution will be made in accordance with the terms of the plan. For further details regarding the company’s DCP, refer to the section entitled “Nonqualified Deferred Compensation for 2023.”
For 2023, the MDU Resources Compensation Committee selected and approved company contributions of $40,000 to Mr. Gray, $31,658 to Mr. Ring, $42,000 to Mr. Hastings, $47,000 to Mr. Liepitz, and $29,260 to Ms. Christenson. The MDU Resources Compensation Committee approved these amounts, as they represented 10% of their base salaries in effect as of January 1, 2023.

Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax or accounting treatment in determining compensation. The compensation committee did not make any adjustments to the 2023 compensation program to address the impact of tax or accounting treatment. The compensation committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Accounting Standards Codification Topic 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executives participating in our LTIP are required within five years of the Separation (or, if later, the individual’s appointment or promotion into an executive level position) to beneficially own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. Stock owned through our 401(k) plan, or by a spouse, is considered in ownership calculations as well as unvested restricted stock units. In February 2024, the compensation committee revised the stock ownership policy to reduce the ownership policy multiple applicable to H and I salary grades from 3x to 2x, which resulted in a corresponding reduction of the required ownership for Ms. Christenson. The level of stock ownership compared to the ownership requirement is determined based on the closing sale price of our stock on the last trading day of the year and base salary as of December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary.

Knife River Corporation Proxy Statement 77

Executive Compensation

Name	Ownership Policy Multiple of Base Salary Within 5 Years	Actual Holdings as a Multiple of Base Salary	Ownership Requirement Must Be Met By:
Brian R. Gray	6X	5.9	06/01/2028
Nathan W. Ring	3X	4.3	06/01/2028
Trevor J. Hastings	3X	6.1	06/01/2028
Karl A. Liepitz	3X	7.8	06/01/2028
Nancy K. Christenson	2X	9.0	06/01/2028
Incentive Award Clawback Policy
The board has adopted the Incentive Compensation Recovery Policy, effective as of October 2, 2023, in accordance with Rule 10D-1 of the Exchange Act and the corresponding NYSE listing standards. The policy applies to our current and former executive officers as defined in Rule 10D-1, including the named executive officers and will be administered by the compensation committee. In the event we are required to prepare an accounting restatement to correct a material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the policy provides for the recovery of erroneously awarded incentive-based compensation received by executive officers on or after the policy’s effective date. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.
Policy Regarding Hedging Stock Ownership
Our Insider Trading Policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the section entitled “Security Ownership” for our policy on margin accounts and pledging of our stock.

78 Knife River Corporation Proxy Statement

Executive Compensation
COMPENSATION COMMITTEE REPORT
The compensation committee is primarily responsible for reviewing, approving, and overseeing the company’s compensation plans and practices and works with management and the committee’s independent compensation consultant to develop the company executive compensation programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.
German Carmona Alvarez, Chair
Thomas Everist
Patricia L. Moss

Knife River Corporation Proxy Statement 79

Executive Compensation
Compensation Policies and Practices as They Relate to Risk Management
The company completed its first annual risk assessment of our 2023 compensation programs and concluded that our compensation policies and practices do not create risks which could have a material adverse effect on the company. After review and discussion of the assessment with the CLO, vice president of administration, and the CFO, the company identified the following practices designed to prevent excessive risk taking:
•Business management and governance practices:
◦the use of human capital management systems and processes to attract, recruit, train, develop and retain employees to achieve short and long-term objectives;
◦risk management is a specific performance competency included in the annual performance assessment of executives;
◦board oversight and authorization on capital expenditure and operating plans promotes careful consideration of financial assumptions;
◦board approval on business acquisitions above a specific dollar amount or on any transaction involving the exchange of company common stock;
◦employee integrity training programs and anonymous reporting systems;
◦regular risk assessment reports at audit committee meetings; and
◦prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by executive officers and directors.
•Executive compensation practices:
◦active compensation committee review of all executive compensation programs as well as comparison of company performance to its peer group;
◦use of independent consultants to assist in establishing pay targets and compensation structure;
◦initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;
◦consideration of peer group and/or relevant industry practices to establish appropriate target compensation;
◦a balanced compensation mix of fixed salary as well as annual and long-term incentives;
◦use of interpolation for annual and long-term incentive awards to avoid payout cliffs;
◦compensation committee negative discretion to adjust any annual incentive award payment downward;
◦use of caps on annual incentive awards with a maximum of 250% of target, with the maximum established at 200% of target for 2024.
◦ability to clawback incentive payments in the event of a financial restatement;
◦use of restricted stock units for 100% of the long-term incentive award opportunity resulting from the Separation and related complexities of establishing performance based measures mid-year, with a transition to use a combination of performance shares and restricted stock units in 2024;
◦use of restricted stock units to serve as a retention tool;
◦substantive annual incentive goals measured by Adjusted EBITDA for all executives following the Separation, which is a measure important to stockholders and encourages balanced performance;
◦use of financial performance metrics that are readily monitored and reviewed;
◦regular review of companies in the compensation peer groups to ensure appropriateness and industry match;
◦stock ownership requirements for board members and for executives participating in the LTIP; and
◦mandatory holding periods of net after-tax company stock awards to executives until stock ownership requirements are achieved.

80 Knife River Corporation Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2023

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(3)	All Other Compensation ($) (i)(4)	Total ($) (j)
Brian R. Gray President and Chief Executive Officer (CEO)	2023	658,334	—	2,620,279	1,644,521	—	68,348	4,991,482
	2022	359,341	—	—	332,717	—	72,308	764,366
Nathan W. Ring Vice President and Chief Financial Officer (CFO)	2023	394,408	—	661,819	624,096	—	58,829	1,739,152
	2022	302,952	—	169,102	95,127	—	63,077	630,258
Trevor J. Hastings Vice President and Chief Operating Officer (COO)	2023	466,904	100,000	768,210	752,381	58,062	82,322	2,227,879
	2022	400,000	—	405,956	36,720	—	97,478	940,154
Karl A. Liepitz Vice President, Chief Legal Officer and Secretary (CLO)	2023	470,000	—	867,663	756,879	8,525	82,428	2,185,495
	2022	440,000	—	714,491	187,110	—	100,604	1,442,205
Nancy K. Christenson Vice President of Administration	2023	326,084	—	353,418	428,167	5,280	75,215	1,188,164
	2022	280,000	—	156,301	87,920	17,630	80,378	622,229

(1)	In July 2023, the MDU Resources Compensation Committee awarded Mr. Hastings a $100,000 discretionary bonus for his work on a strategic review of MDU Construction Services Group, Inc.
(2)
Amounts in this column represent the aggregate grant date fair value of the stock awards granted to our named executive officers by MDU Resources prior to the Separation, the incremental increase in fair value associated with the conversion of MDU Resources awards to Knife River restricted stock units, and the Knife River restricted stock unit awards granted after the Separation. The grant date fair value is calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718 and as described in Note 12 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. See “Compensation Discussion and Analysis” for a description of the treatment of the outstanding MDU Resources performance shares and restricted stock units at the time of Separation. The following table separates the grant date fair value of the stock awards granted by MDU Resources during 2023 and the incremental increase in fair value attributable to the conversion of such stock awards at Separation.

Name		Grant Date Fair Value of MDU Resources Stock Awards ($)				Incremental Increase in Fair Value of Stock Awards at Separation ($)
Brian R. Gray		793,832				33,519
Nathan W. Ring		178,329				11,221
Trevor J. Hastings		430,195				26,867
Karl A. Liepitz		818,417				49,245
Nancy K. Christenson		164,836				10,304

Knife River Corporation Proxy Statement 81

Executive Compensation Tables

(3)
Amounts shown for 2023 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan and SISP. There were no above-market earnings on deferred compensation in 2023.

	Name	Accumulated Pension Change ($)			Above Market Earnings ($)
	Brian R. Gray	—			—
	Nathan W. Ring	—			—
	Trevor J. Hastings	58,062			—
	Karl A. Liepitz	8,525			—
	Nancy K. Christenson	5,280			—

(4)	All Other Compensation for 2023 is comprised of:
	Name	401(k) Plan ($)(a)	Nonqualified Deferred Compensation Plan ($)(b)	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Total ($)
	Brian R. Gray	26,400	40,000	748	1,200	68,348
	Nathan W. Ring	26,400	31,658	611	160	58,829
	Trevor J. Hastings	39,600	42,000	722	—	82,322
	Karl A. Liepitz	33,000	47,000	728	1,700	82,428
	Nancy K. Christenson	43,500	29,260	505	1,950	75,215

(a)	Represents MDU Resources and Knife River contributions to the 401(k) plan, which includes matching contributions and retirement contributions associated with the frozen pension plan as of December 31, 2009.
(b)
Represents MDU Resources contribution amounts to the DCP, which are approved by the compensation committee. For further information, see the section entitled “Nonqualified Deferred Compensation for 2023.”

82 Knife River Corporation Proxy Statement

Executive Compensation Tables
Grants of Plan-Based Awards in 2023

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Brian R. Gray	2/16/2023	(1)	167,604	670,417	1,644,521
	2/16/2023	(2)				21,227	793,832
	6/1/2023	(3)					33,519
	7/12/2023	(4)				41,696	1,792,928
Nathan W. Ring	2/16/2023	(1)	62,410	249,638	624,096
	2/16/2023	(2)				4,768	178,329
	6/1/2023	(3)					11,221
	7/12/2023	(4)				10,983	472,269
Trevor J. Hastings	2/16/2023	(1)	81,029	324,115	752,381
	2/16/2023	(2)				11,503	430,195
	6/1/2023	(3)					26,867
	7/12/2023	(4)				7,236	311,148
Karl A. Liepitz	2/16/2023	(1)	109,999	352,500	804,875
	2/16/2023	(2)				21,885	818,417
	6/1/2023	(3)					49,245
Nancy K. Christenson	2/16/2023	(1)	42,817	171,267	428,167
	2/16/2023	(2)				4,407	164,836
	6/1/2023	(3)					10,304
	7/12/2023	(4)				4,146	178,278

(1)	Amounts represent possible payouts under the annual incentive awards for 2023 granted pursuant to the MDU Resources and Knife River Corporation Executive Incentive Compensation Plans.
(2)	Represents restricted stock units granted by MDU Resources as converted to Knife River restricted stock units in connection with the Separation.
(3)
Amounts represent the incremental increase in fair value related to the conversion of all outstanding MDU Resources performance shares and restricted stock units to Knife River restricted stock units in connection with the Separation.

(4)	Represents restricted stock units granted by Knife River after the Separation.
Narrative Discussion Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive
The MDU Resources Compensation Committee and company management recommended the 2023 annual cash incentive award for our named executive officers and the MDU Resources Board approved these opportunities at its meeting on February 16, 2023.
As described in the “Annual Cash Incentives” section of the “Compensation Discussion and Analysis,” payment of annual cash incentive awards is dependent upon achievement of performance measures; actual payout may range from 0% to 250% of the target. The DEI modifier adds or deducts up to 5% of the CEO, COO, and CLO’s annual incentive target, prorated as applicable, based on the compensation committee’s assessment.

Knife River Corporation Proxy Statement 83

Executive Compensation Tables
All our named executive officers were awarded their annual cash incentives pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan or the Knife River Corporation Executive Incentive Compensation Plan. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2023 incentive plan performance measures and results, see the “Annual Cash Incentives” section in the “Compensation Discussion and Analysis.”
Long-Term Incentive
In February 2023, restricted stock unit awards were granted to our named executive officers by MDU Resources. In connection with the Separation, outstanding MDU Resources awards held by Knife River employees, including the named executive officers, were converted to Knife River restricted stock units. The purpose of the conversion methodology used was to maintain the aggregate intrinsic value of the award immediately after the Separation when compared to the aggregate intrinsic value immediately prior to the Separation. The converted awards are subject to the same terms and conditions as the original awards prior to the Separation. At its meeting on July 12, 2023, the compensation committee approved grants of additional restricted stock unit awards for the named executive officers, excluding the CLO, in accordance with each applicable named executive officer offer letter.
The restricted stock units granted in 2023 will vest on December 31, 2025, if the executives remain employed with the company through the vesting date.
Employment Agreements
We typically do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change of control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Post-employment or change of control benefits available to our executives are addressed within our incentive and retirement plans. Refer to the section entitled “Potential Payments upon Termination or Change of Control.”
MDU Resources and Knife River entered into service agreements with each of our named executive officers. These offer letters became effective and, to the extent applicable, Knife River assumed such agreements, as of the Separation Date. The material terms of these offer letters are described below.
Brian R. Gray
Mr. Gray received an offer letter dated March 27, 2023 setting forth his compensation for the role of president and CEO of Knife River following the Separation. The offer letter provided that effective as of the day prior to, and subject to the occurrence of, the Separation, Mr. Gray’s annual base salary would be $800,000, his target annual cash incentive opportunity would be 115% of base salary, and his long-term incentive equity award opportunity for 2023 would be 375% of base salary.
As described in the offer letter, Mr. Gray’s target annual cash incentive opportunity and long-term incentive equity award opportunity for 2023 was determined on a pro rata basis for the time in each of the positions he held during 2023. In order to effectuate the increase in Mr. Gray’s 2023 long-term incentive equity award opportunity, the offer letter contemplated that an additional award of restricted stock units would be granted to Mr. Gray by Knife River after the Separation.
Nathan W. Ring
Mr. Ring received an offer letter dated March 15, 2023 setting forth his compensation for the role of CFO of Knife River following the Separation. The offer letter provided that effective with the day of, and subject to the occurrence of, the Separation, Mr. Ring’s annual base salary would be $450,000, his target annual cash incentive opportunity would be 75% of base salary, and his long-term incentive equity award opportunity for 2023 would be $675,000.
As described in the offer letter, Mr. Ring’s target annual cash incentive opportunity for 2023 was determined on a pro rata basis for the time in each of the positions he held during 2023. In order to effectuate the increase in Mr. Ring’s 2023 long-term incentive equity award opportunity, the offer letter contemplated that an additional award of restricted stock units would be granted to Mr. Ring by Knife River after the Separation.

84 Knife River Corporation Proxy Statement

Executive Compensation Tables
Trevor J. Hastings
Mr. Hastings received an offer letter dated March 15, 2023 in connection with his appointment as COO of Knife River. The offer letter provided that effective as of the day prior to, and subject to the occurrence of, the Separation, Mr. Hastings’ annual base salary would be $500,000, his target annual incentive compensation opportunity would be 75% of base salary, and his long-term incentive equity award opportunity for 2023 would be $750,000.
As described in the offer letter, Mr. Hastings’ target annual cash incentive opportunity for 2023 was determined on a pro rata basis for the time in each of the positions he held during 2023. In order to effectuate the increase in Mr. Hastings’ 2023 long-term incentive equity award opportunity, the offer letter contemplated that an additional award of restricted stock units would be granted to Mr. Hastings by Knife River after the Separation.
Karl A. Liepitz
Mr. Liepitz received an offer letter dated March 15, 2023 in connection with his appointment as CLO of Knife River. The offer letter provided that effective as of the day prior to, and subject to the occurrence of, the Separation, Mr. Liepitz’s annual base salary would remain $470,000, his target annual cash incentive opportunity would remain 75% of base salary, and his long-term incentive equity award opportunity for 2023 would remain $799,000.
Nancy K. Christenson
Ms. Christenson received an offer letter dated March 15, 2023 in connection with her continuing services as vice president of administration of Knife River. The offer letter provided that effective with the day of, and subject to the occurrence of, the Separation, Ms. Christenson’s annual base salary would be $350,000, her target annual cash incentive opportunity would be 60% of base salary, and her annual long-term incentive equity award opportunity for 2023 would be $350,000.
As described in the offer letter, Ms. Christenson’s target annual cash incentive opportunity for 2023 was determined on a pro rata basis for the portion of 2023 occurring prior to and following the Separation. In order to effectuate the increase in Ms. Christenson’s 2023 long-term incentive equity award opportunity, the offer letter contemplated that an additional award of restricted stock units would be granted to Ms. Christenson by Knife River after the Separation.
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation as presented in the Summary Compensation Table. Bonuses for purposes of this table and the Summary Compensation Table refer to discretionary payments to executive officers outside of our executive incentive plans as described above. In July 2023, the MDU Resources Compensation Committee awarded Mr. Hastings a $100,000 discretionary bonus for his work on a strategic review of MDU Construction Services Group, Inc. No other bonuses were paid to the executive officers in 2023.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Brian R. Gray	658,334	—	4,991,482	13.2
Nathan W. Ring	394,408	—	1,739,152	22.7
Trevor J. Hastings	466,904	100,000	2,227,879	25.4
Karl A. Liepitz	470,000	—	2,185,495	21.5
Nancy K. Christenson	326,084	—	1,188,164	27.4

Knife River Corporation Proxy Statement 85

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End 2023
The following table sets forth information regarding restricted stock units that had not vested for each named executive officer as of December 31, 2023. All information presented in the table is on a post-conversion basis. See “Compensation Discussion and Analysis” for a description of the treatment of the outstanding MDU Resources performance shares and restricted stock units at the time of Separation.

	Stock Awards
Name (a)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (g)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (h)(3)
Brian R. Gray	62,923	(2)	4,164,244
Nathan W. Ring	4,258	(1)	281,794
Nathan W. Ring	15,751	(2)	1,042,401
Trevor J. Hastings	10,223	(1)	676,558
Trevor J. Hastings	18,739	(2)	1,240,147
Karl A. Liepitz	17,993	(1)	1,190,777
Karl A. Liepitz	21,885	(2)	1,448,349
Nancy K. Christenson	3,935	(1)	260,418
Nancy K. Christenson	8,553	(2)	566,038

(1)	Time-based restricted stock units, which will vest on December 31, 2024.
(2)	Time-based restricted stock units, which will vest on December 31, 2025.
(3)	Value based on the number of restricted stock units reflected in column (g) multiplied by $66.18, the year-end per share closing stock price for 2023.

86 Knife River Corporation Proxy Statement

Executive Compensation Tables
Option Exercises and Stock Vested During 2023

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)(1)	Value Realized on Vesting ($) (e)(2)
Brian R. Gray	—	—
Nathan W. Ring	8,166	401,419
Trevor J. Hastings	19,653	949,655
Karl A. Liepitz	13,678	937,264
Nancy K. Christenson	7,328	360,846

(1)
Includes MDU Resources performance shares earned for the 2020-2022 performance period ended December 31, 2022, which were settled February 16, 2023. The number of shares reflects shares of MDU Resources common stock prior to the Separation. Also includes MDU Resources restricted stock units as converted to Knife River restricted stock units in connection with the Separation, which vested on December 31, 2023, and were settled on February 22, 2024.

(2)
The value is based on (a) the MDU Resources performance shares earned on December 31, 2022 using the closing stock price of MDU Resources common stock on December 31, 2022 of $30.34 per share and the related dividend equivalents and (b) the Knife River restricted stock units that vested on December 31, 2023 using the closing price of Knife River common stock on December 31, 2023 of $66.18 per share and the related dividend equivalents.

Pension Benefits for 2023

Name (a)	Plan Name (b)(1)	Number of Years Credited Service (#) (c)(2)	Present Value of Accumulated Benefit ($) (d)
Brian R. Gray	Pension	n/a	—
	SISP	n/a	—
Nathan W. Ring	Pension	n/a	—
	SISP	n/a	—
Trevor J. Hastings	Pension	13	288,340
	SISP	10	364,378
Karl A. Liepitz	Pension	6	37,149
	SISP	n/a	—
Nancy K. Christenson	Pension	32	1,042,277
	SISP	10	812,537

(1)
Messrs. Gray and Ring do not participate in the pension plan or SISP. Mr. Hastings and Ms. Christenson participate in the KRC pension plan and the SISP. Mr. Liepitz is a vested term participant in the MDU Resources pension plan.

(2)
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the SISP reflects the years toward full vesting of the benefit which is 10 years.

The amounts shown for the pension plan and SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2023, calculated using:
•a 4.74% discount rate for the SISP;
•a 4.82% discount rate for the KRC and MDU Resources pension plans;
•the Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only); and
•no recognition of pre-retirement mortality.

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Executive Compensation Tables
The actuary assumed a retirement age of 60 for the pension and SISP benefits and assumed retirement benefits commence at age 60 for the pension and age 65 for SISP benefits.
Pension Plans
Both plans apply to employees hired before 2006 and were amended to cease benefit accruals as of December 31, 2009. The benefits under both pension plans are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The MDU Resources SISP, a nonqualified defined benefit retirement plan, was offered to select key managers and executives. Benefits are determined by reference to levels defined within the plan. The MDU Resources Compensation Committee, after receiving recommendations from the MDU Resources chief executive officer, determined each participant’s level within the plan. On February 11, 2016, the MDU Resources SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants. Knife River established the Knife River Corporation Supplemental Income Security Plan effective with the Separation.
The SISP is intended to augment the retirement income provided under the pension plans and is payable to the participant or their beneficiary for a period of 15 years. The SISP benefits are subject to a vesting schedule where participants are 100% vested after ten years of participation in the plan. The annual SISP retirement benefit is $64,320 for Mr. Hastings and $75,000 for Ms. Christenson. The annual SISP death benefit is $128,640 for Mr. Hastings and $150,000 for Ms. Christenson.
Participants can elect to receive the SISP as:
•monthly retirement benefits only;
•monthly death benefits paid to a beneficiary only; or
•a combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
The SISP benefits are forfeited if the participant’s employment is terminated for cause.

88 Knife River Corporation Proxy Statement

Executive Compensation Tables
Nonqualified Deferred Compensation for 2023
Deferred Annual Incentive Compensation
Executives participating in the MDU Resources Executive Incentive Compensation Plan could elect to defer up to 100% of their annual incentive awards which would accrue interest at a rate determined each year based on an average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the twelve month period from October to September. The interest rate in effect for 2023 was 4.04%. Payment of deferred amounts is in accordance with the participant’s election either as lump sum or in monthly installments not to exceed 120 months, following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a change of control, all amounts deferred would immediately become payable. For purposes of deferred annual incentive compensation, a change of control is defined as:
•an acquisition during a 12-month period of 30% or more of the total voting power of our stock;
•an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;
•replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or
•acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
The deferred compensation provision of the MDU Resources Executive Incentive Compensation Plan was frozen to new contributions effective January 1, 2021. Knife River established the Knife River Corporation Executive Incentive Compensation Plan effective with the Separation.
Nonqualified Defined Contribution Plan
MDU Resources adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. Knife River established the Knife River Corporation Nonqualified Defined Contribution Plan effective with the Separation. Company contributions to participant accounts were approved by the compensation committee and constitute an unsecured promise of the company to make such payments. Participant accounts capture the hypothetical investment experience based on the participant’s elections. Participants may select from a group of investment options including fixed income, balance/asset allocation, and various equity offerings. Contributions made prior to 2017 vest four years after each contribution while contributions made in and after 2017 vest ratably over a three-year period in accordance with the terms of the plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon separation from service with the company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause. The Nonqualified Defined Contribution Plan was frozen to new participants and contributions effective January 1, 2021.
Deferred Compensation Plan
The company adopted the Deferred Compensation Plan, effective upon the Separation, which mirrored the terms of the MDU Resources Deferred Compensation Plan. In connection with the Separation, aggregate earnings and balances for named executive officers under the MDU Resources Deferred Compensation Plan were transferred to the company’s Deferred Compensation Plan. Under the company’s Deferred Compensation Plan, participants can defer up to 80% of base salary and up to 100% of their annual incentive payment. The company provides discretionary credits to select individuals recommended by the CEO and approved by the compensation committee. Participants are 100% vested in their contributions of salary and/or annual incentive but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts which capture the hypothetical investment experience based on a suite of investment options. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon a qualifying distribution event. Plan benefits become fully vested if the participant dies or becomes disabled while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.

Knife River Corporation Proxy Statement 89

Executive Compensation Tables
The table below represents the combined participant earnings and participant balances under all three nonqualified plans.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)(1)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Brian R. Gray	—	40,000	63,584	—	425,460
Nathan W. Ring	—	31,658	34,908	—	220,797
Trevor J. Hastings	—	42,000	39,845	—	272,393
Karl A. Liepitz	—	47,000	29,724	—	196,850
Nancy K. Christenson	21,980	29,260	115,670	—	2,399,039

(1)	Represents contributions made in 2023 by MDU Resources prior to the Separation under the MDU Resources Deferred Compensation Plan.

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Executive Compensation Tables
Potential Payments upon Termination or Change of Control
The Potential Payments upon Termination or Change of Control Table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change of control. The scenarios include:
•Voluntary or Not for Cause Termination;
•Death;
•Disability;
•Change of Control with Termination; and
•Change of Control without Termination.
For the named executive officers, the information assumes the terminations or the change of control occurred on December 29, 2023.
The table excludes compensation and benefits our named executive officers would earn during their employment with us whether or not a termination or change of control event had occurred. The tables also do not include benefits under plans or arrangements generally available to all salaried employees and that do not discriminate in favor of the named executive officers, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), the MDU Resources pension plan, accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include deferred compensation under the Knife River Corporation Executive Incentive Compensation Plan, Knife River Corporation Nonqualified Defined Contribution Plan, or the Knife River Corporation Deferred Compensation Plan. These amounts are shown and explained in the “Nonqualified Deferred Compensation for 2023” table. This table does not include SISP or SISP death benefits. These are explained in the “Pension Benefits for 2023” table.
Compensation
We typically do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change of control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Any post-employment or change of control benefits available to our executives are addressed within our incentive and retirement plans. Because severance payments are discretionary, no amounts are presented in the tables.
All named executive officers were granted their 2023 annual incentive award under the Executive Incentive Compensation Plan, which requires participants to remain employed with the company through the service year to be eligible for a payout, unless otherwise determined by the compensation committee for executive officers or employment termination after age 65. All our scenarios assume a termination or change in control event on December 29, 2023. In these scenarios, the named executive officers would be considered employed for the entire performance period and would be eligible to receive their annual incentive award based on the level that the performance measures were achieved. Therefore, no amounts are shown for annual incentives in the tables, as they would be eligible to receive their annual incentive award with or without a termination or change of control on December 29, 2023.
All equity awards held by our named executive officers, consisting of time-based restricted stock units, are subject to the terms of the LTIP. The LTIP provides that, upon a change of control, unless otherwise provided in an award agreement, all restricted stock units will become immediately vested in full.
A change of control (with or without termination), is defined in the LTIP as:
•the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock;
•a majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members;

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Executive Compensation Tables
•consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors; or
•stockholder approval of our liquidation or dissolution.
Our restricted stock unit award agreement provides that restricted stock unit awards are forfeited if the participant’s employment terminates for situations other than death, disability or before the participant has reached age 55 with 10 years of service. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, restricted stock unit share awards are prorated as follows:
•termination of employment during the first year of the vesting period = restricted stock unit awards are forfeited;
•termination of employment during the second year of the vesting period = restricted stock unit awards earned are prorated based on the number of months employed during the vesting period; and
•termination of employment during the third year of the vesting period = full amount of any restricted stock unit awards earned are received.
In situations of death or disability, the restricted stock unit awards earned would be prorated based on the number of full months of employment completed prior to death or disability during the vesting period.
In the case of voluntary or not for cause termination, Ms. Christenson, who has reached age 55, would have forfeited the restricted stock units granted in 2023, would have vested in 2/3 of the restricted stock units granted in 2022 based on 24 out of 36 months of the vesting period, and the restricted stock units granted in 2021 would have vested by their terms regardless of termination. Since Messrs. Gray, Ring, Hastings and Liepitz have not reached age 55, in the case of voluntary or not for cause termination, the restricted stock units granted in 2021 would have vested by their terms regardless of termination, and they would have forfeited the restricted stock units granted in 2022 and 2023.
In the case of termination due to death or disability, all our named executive officers would have vested in 1/3 of the restricted stock units granted in 2023 based on 12 out of 36 months of the vesting period, in 2/3 of the restricted stock units granted in 2022 based on 24 out of 36 months of the vesting period, and the restricted stock units granted in 2021 would have vested by their terms regardless of termination.
For purposes of calculating the restricted stock unit award value shown in the Potential Payments upon Termination or Change of Control Table, the number of vested restricted stock units was multiplied by $66.695, the average of the high and low stock price for the last market day of the year, which was December 29, 2023. Dividend equivalents based on the number of vesting shares are also included in the amounts presented.
Benefits
Disability
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees. For all eligible employees, disability payments continue until as follows:

Age When Disabled	Benefits Payable
Prior to age 60	To age 65
Ages 60 to 64	60 months
Ages 65-67	To age 70
Age 68 and over	24 months

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Executive Compensation Tables
Disability benefits are reduced for amounts paid as retirement benefits which include pension and SISP benefits. The disability payments in the Potential Payments upon Termination or Change of Control Table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Mr. Hastings, who participates in the KRC pension plan, and Mr. Liepitz who is a vested term in the MDU Resources pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 4.82% for the pension plans. Because Ms. Christenson’s retirement benefits are greater than the disability benefit, the amount shown is zero. For Messrs. Gray and Ring who do not participate in the pension plans, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 4.74%, which is considered a reasonable rate for purposes of the calculation.

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Executive Compensation Tables
Potential Payments upon Termination or Change of Control Table

Executive Benefits and Payments upon Termination or Change of Control	Voluntary or Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Brian R. Gray
Compensation:
Restricted Stock Units	—	1,417,213	1,417,213	4,202,318	4,202,318
Benefits and Perquisites:
Disability Benefits	—	—	527,390	—	—
	—	1,417,213	1,944,603	4,202,318	4,202,318
Nathan W. Ring
Compensation:
Restricted Stock Units	—	549,002	549,002	1,341,383	1,341,383
Benefits and Perquisites:
Disability Benefits	—	—	686,296	—	—
	—	549,002	1,235,298	1,341,383	1,341,383
Trevor J. Hastings
Compensation:
Restricted Stock Units	—	888,359	888,359	1,948,159	1,948,159
Benefits and Perquisites:
Disability Benefits	—	—	459,489	—	—
	—	888,359	1,347,848	1,948,159	1,948,159
Karl A. Liepitz
Compensation:
Restricted Stock Units	—	1,313,681	1,313,681	2,689,209	2,689,209
Benefits and Perquisites:
Disability Benefits	—	—	741,085	—	—
	—	1,313,681	2,054,766	2,689,209	2,689,209
Nancy K. Christenson
Compensation:
Restricted Stock Units	179,479	372,121	372,121	839,249	839,249
Benefits and Perquisites:
Disability Benefits	—	—	—	—	—
	179,479	372,121	372,121	839,249	839,249

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Executive Compensation Tables
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information regarding the Compensation Actually Paid (CAP), as defined by SEC rules, to our named executive officers and certain company financial performance. As permitted by SEC rules, we are providing such disclosure for only 2023, because we were not a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act prior to such year. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our executives during the applicable year. Please refer to the “Compensation Discussion and Analysis” section in this Proxy Statement for a complete description of how executive compensation relates to company performance and how the compensation committee makes its decisions.

	Summary Compensation Table Total Compensation for Principal Executive Officer (PEO) ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Value of initial fixed $100 investment based on:		Net Income (in thousands) ($)(8)	Company Selected Measure - Adjusted EBITDA (in thousands) ($)(9)
Year(1)					Total Stockholder Return ($)(6)	Peer Group Total Stockholder Return ($)(7)
2023	4,991,482	6,535,447	1,835,172	2,665,370	188.98	120.11	182,872	432,421
(1)Our PEO for 2023 was Brian R. Gray. Our non-PEO named executive officers for 2023 were Nathan W. Ring, Trevor J. Hastings, Karl A. Liepitz and Nancy K. Christenson.
(2)Represents Mr. Gray’s total compensation as shown in the Summary Compensation Table (SCT) for 2023.
(3)To arrive at CAP for Mr. Gray, total compensation as reported in the SCT was adjusted for the following:

2023
SCT Total Compensation for the PEO	4,991,482
less: Reported Value of Stock Awards in the SCT(a)	2,620,279
plus: Stock Award Adjustments(b)	4,164,244
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	—
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
CAP for the PEO	6,535,447
(a)Equity compensation grant date and year-end fair value for time-based awards were determined by the closing stock price on the date of grant or year-end, as applicable.
(b)Stock Award Adjustment in determining CAP is as follows (fair value of equity awards was determined using methodologies and assumptions developed in a manner materially consistent with those used to determine the grant date fair value of the awards):

Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	4,164,244	—	—	—	—	—	4,164,244
(4)Represents the average total compensation of our non-PEO named executive officers as shown in the SCT for 2023.

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Executive Compensation Tables
(5)To arrive at the Average CAP for our non-PEO named executive officers, total compensation as reported in the SCT was adjusted for the following:

2023
Average of SCT Total Compensation for Non-PEO Named Executive Officers	1,835,172
less: Reported Value of Stock Awards in the SCT(a)	662,777
plus: Stock Award Adjustments(b)	1,510,942
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	17,967
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
Average CAP for the Non-PEO Named Executive Officers	2,665,370
(a)Equity compensation grant date and year-end fair value for time-based awards were determined by the closing stock price on the date of grant or year-end, as applicable.
(b)Stock Award Adjustments in determining CAP

Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	1,074,234	225,018	—	211,690	—	—	1,510,942
(6)Represents value of $100 invested in company stock on June 1, 2023 (the date we become a publicly traded company) assuming dividends are reinvested in company stock at the frequency paid.
(7)Represents the value of $100 invested in the S&P 400 Materials Index on June 1, 2023 (the date we become a publicly traded company), which is used for the company’s stock performance graph in the 2023 Annual Report, assuming dividends are reinvested in the compensation peer group stock at the frequency paid.
(8)Net income for periods prior to the Separation is attributable to MDU Resources’ construction materials and contracting services segment.
(9)Adjusted EBITDA is a non-GAAP financial measure and is calculated by adding back income taxes; interest expense (net of interest income); depreciation, depletion and amortization expense; unrealized gains and losses on benefit plan investments; stock-based compensation; and one-time Separation costs to net income.

2023 Most Important Financial Measures
The financial performance measures identified as the most important measures used by the company to link PEO and non-PEO named executive officer 2023 CAP to company performance are listed below in unranked order, each of which is described in more detail in the “Compensation Discussion and Analysis”. Due to the Separation, the company had only two financial performance measures to link PEO and non-PEO named executive officer 2023 CAP to company performance.

Performance Metrics Most Closely Linked to CAP for 2023
Net Income
Adjusted EBITDA
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the following graphics to illustrate the relationship between our PEO CAP and our non-PEO named executive officers’ CAP as a group and company performance, as set forth and described in and under the “Pay Versus Performance”

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Executive Compensation Tables
table, including the company’s net income and Adjusted EBITDA and the company’s and peer group’s TSR during 2023, assuming $100 initial investment on June 1, 2023.
CAP vs. Company TSR and Peer Group TSR
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s TSR and peer group TSR for 2023.
CAP vs. Net Income
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s Net Income for 2023.

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Executive Compensation Tables
CAP vs. Adjusted EBITDA
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s Adjusted EBITDA for 2023.

98 Knife River Corporation Proxy Statement

AUDIT MATTERS

ITEM 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The audit committee at its February 2024 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024. The board concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2024, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will attend the annual meeting online and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 requires the affirmative vote of a majority of the shares of our common stock present online or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. We do not expect any broker non-votes on the proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:
•    Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;
•    the quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;
•    Deloitte & Touche LLP’s independence;
•    the quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;
•the workload capacity and resources of Deloitte & Touche LLP’s senior audit engagement team;
•    external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and

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Audit Matters
•    the appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.
Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is in the best interests of our company and its stockholders.
In accordance with rules applicable to mandatory partner rotation, Deloitte & Touche LLP’s lead engagement partner for our audit was changed in February 2024. The audit committee oversees the process for, and ultimately approves, the selection of the lead engagement partner.
Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2023. Prior to the Separation, MDU Resources paid any audit, audit-related, tax or other fees related to Knife River’s business.

2023 ($)
Audit Fees (1)(2)	$2,290,714
Audit-Related Fees	$—
Tax Fees	$—
All Other Fees	$—
Total Fees (2)	$2,290,714
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	—%

(1)	Audit fees for 2023 consisted of fees for the annual audit of our consolidated financial statements, reviews of quarterly financial statements, comfort letters in connection with securities offerings, and other filings with the SEC.
(2)	Total fees reported above include out-of-pocket expenses related to the services provided of $111,039 for 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2023 in accordance with the pre-approval policy and procedures the audit committee adopted in 2023. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding such meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, currently Patricia L. Moss, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP is required to provide a statement setting forth the reasons why rendering of the proposed services does not compromise

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Audit Matters
Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.
AUDIT COMMITTEE REPORT
The audit committee assists the board in fulfilling its oversight responsibilities and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee (a) assists the board’s oversight of (i) the integrity of the company’s financial reporting process and system of internal controls, (ii) the company’s compliance with legal and regulatory requirements and the code of conduct, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the company’s internal audit function and independent auditors, and (v) the company’s management of risks in the audit committee’s areas of responsibility; (b) arranges for the preparation of and approves the report that SEC rules require be included in the company’s annual proxy statement; and (c) is also responsible for the appointment, compensation, retention, and oversight of the independent auditors including pre-approval of all audit and non-audit services by the independent auditors. The audit committee acts under a written charter which it reviews at least annually and a copy of which is available on our website.
Management has primary responsibility for the company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and assessing the effectiveness of the company’s internal controls over financial reporting. The audit committee oversees the company’s financial reporting process and internal controls on behalf of the board.
In performing its oversight responsibilities in connection with our financial statements for the year ended December 31, 2023, the audit committee:
•reviewed and discussed the audited financial statements with management;
•discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and discussed with the independent auditors their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The audit committee has appointed Deloitte & Touche LLP as the company’s independent auditors for 2024. Stockholder ratification of this appointment is included as Item 4 in these proxy materials.

Patricia L. Moss, Chair
German Carmona Alvarez
William J. Sandbrook

Knife River Corporation Proxy Statement 101

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote?
Stockholders of record at the close of business on March 15, 2024, are entitled to vote each share they owned on that date on each matter presented at the annual meeting and any adjournment(s) thereof. As of March 15, 2024, we had 56,609,704 shares of common stock outstanding each entitled to one vote per share.

To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice or your Proxy Card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other holder of record to obtain your 16-digit control number or otherwise vote through the bank, broker, or other holder of record. Only stockholders with a valid 16-digit control number will be able to attend the annual meeting, vote, and ask questions. The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

Distribution of Our Proxy Materials Using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the SEC’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about March 29, 2024, we mailed the Notice that contains basic information about our annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via your preferred method.

How to Vote	You are encouraged to vote in advance of the annual meeting using one of the following voting methods, even if you are planning to attend the annual meeting online.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
By Internet: Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
By Telephone: Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 13, 2024.

By Mail: If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.

During the Meeting: Attend the annual meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/KNF2024. Even if you plan to attend the annual meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”) and do not have a control number, will receive voting instructions from said bank, broker, or other holder of record. If you are a beneficial owner who does not have a control number, you will still be able to attend the meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. Even if you plan to attend the annual meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

102 Knife River Corporation Proxy Statement

Information about the Annual Meeting

See discussion below regarding the Knife River Corporation 401(k) Plan for voting instructions for shares held under our 401(k) plan.

How to Attend and Vote at the Annual Meeting
The annual meeting will be held entirely online live via audio webcast. In structuring our virtual annual meeting, our goal is to enhance stockholder participation. We have designed the virtual annual meeting to provide stockholders with substantially the same opportunities to participate as if the annual meeting were held in person, and we believe the virtual annual meeting accomplishes this goal. We aim to provide a consistent experience to all stockholders regardless of their geographic location. Any stockholder can attend the annual meeting live online at www.virtualshareholdermeeting.com/KNF2024. If you were a stockholder as of the record date for the annual meeting and you have your 16-digit control number included in your Notice, on your Proxy Card, or on the instructions that accompanied your proxy materials, you can vote at the annual meeting. If you are not a stockholder or do not have a control number, you may still access the annual meeting as a guest, but you will not be able to participate.
After carefully considering the format of the annual meeting, the board concluded to hold the annual meeting exclusively online live via audio webcast. The board believes the virtual annual meeting offers the same participation opportunities as an in-person annual meeting. In addition, the board believes the virtual annual meeting format allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the annual meeting by means of remote communications only.

A summary of the information you need to attend the annual meeting online is provided below:

	•	To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice, on your Proxy Card or on the instructions that accompanied your proxy materials.
•
The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

	•	The virtual meeting platform is fully supported across browsers (Chrome, Firefox, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the annual meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.
	•	Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/KNF2024.
	•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/KNF2024 on the day of the annual meeting.
	•	If you want to submit your question during the annual meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KNF2024, type your question into the “Ask a Question” field, and click “Submit.”
	•	Questions pertinent to annual meeting matters will be answered during the annual meeting, subject to time constraints. Questions regarding personnel matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to annual meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We have designed the format of the virtual annual meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. Any questions pertinent to annual meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investors” section of our website at www.kniferiver.com. The questions and answers will be available as soon as practical after the annual meeting and will remain available until one week after posting.

Knife River Corporation Proxy Statement 103

Information about the Annual Meeting

Technical Difficulties	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.

•
If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by attending the annual meeting online and voting at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2024, or by giving written notice of revocation to the corporate secretary.

•
If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by attending the annual meeting online and voting at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2024.

• Attendance at the annual meeting online will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2024.

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board described in this Proxy Statement.

104 Knife River Corporation Proxy Statement

Information about the Annual Meeting

Voting Standards
A majority of outstanding shares of stock entitled to vote in the election of directors must be present online or represented by proxy to hold the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2024.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”

1	Election of Two Class I Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the number of shares voted “for” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election	No effect	No effect

2	Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	1 year, 2 years, 3 years, or abstain	The frequency that receives the most votes will be deemed the frequency recommended by our stockholders	No effect	No effect
3	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

4	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote

Knife River Corporation Proxy Statement 105

Information about the Annual Meeting

Proxy Solicitation
The board is furnishing proxy materials to solicit proxies for use at the annual meeting on May 14, 2024, and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of Knife River or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. D.F. King & Co, Inc. additionally will solicit proxies for approximately $10,000 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

Householding of Proxy Materials	In accordance with a procedure called “householding,” which has been approved by the SEC, we are sending only one Notice or Annual Report and one Proxy Statement, as applicable, to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Notice or Annual Report and Proxy Statement, as applicable, in the future, he or she may contact the Office of the Treasurer at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568, Telephone Number: (701) 530-1400. Eligible stockholders of record who receive multiple copies of our Notice or Annual Report and Proxy Statement, as applicable, can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting such bank, broker, or other nominee.

Knife River Corporation 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the Knife River Corporation 401(k) plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the Knife River Corporation 401(k) plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 9, 2024.

Why Hold a Virtual Annual Meeting
After carefully considering the format of the annual meeting, the board concluded to hold the annual meeting exclusively online live via audio webcast. The board believes the virtual annual meeting offers the same participation opportunities as an in-person annual meeting. In addition, the board believes the virtual annual meeting format allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the annual meeting by means of remote communications only.

Tabulation of Votes	A representative of Broadridge will tabulate our votes and a representative of The Carideo Group, Inc., our inspector of elections, will certify the votes.

Annual Meeting Results	We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

106 Knife River Corporation Proxy Statement

Information about the Annual Meeting

Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement: To be included in the proxy materials for our 2025 annual meeting, a stockholder proposal must be received by the corporate secretary no later than November 29, 2024, unless the date of the 2025 annual meeting is more than 30 days before or after May 14, 2025, in which case the proposal must be received at a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with all applicable requirements of Rule 14a-8 under the Exchange Act.

Director Nominations From Stockholders for Inclusion in Next Year’s Proxy Statement: If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2025 annual meeting through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the annual meeting, or between October 30, 2024 and November 29, 2024. The requirements of such notice can be found in our bylaws, a copy of which is on our website, at https://investors.kniferiver.com/governance/governance-documents/. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2025 Annual Meeting of Stockholders: Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Notice of director nominations or stockholder proposals for our 2025 annual meeting must be received between January 14, 2025 and February 13, 2025, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at https:// investors.kniferiver.com/governance/governance-documents/.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2023, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568, Telephone Number (701) 530-1400. You may also access our Annual Report on Form 10-K through our website at www.kniferiver.com.

By order of the Board of Directors,

Karl A. Liepitz
Secretary
March 29, 2024

Knife River Corporation Proxy Statement 107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KNF2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35147-P06447

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIFE RIVER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Two Class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. German Carmona Alvarez	☐	☐	☐
1b. Thomas W. Hill	☐	☐	☐

The Board of Directors recommends you vote FOR 1 YEAR on Item 2:

The Board of Directors recommends you vote FOR Items 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report are available at www.proxyvote.com.

Admission to the Annual Meeting:
Only Stockholders with a valid 16-digit control number will be able to attend the annual meeting online live via audio webcast, ask questions, and vote.

V35148-P06447

KNIFE RIVER CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 14, 2024, 10:00 a.m. CDT

This proxy is solicited by the Board of Directors of Knife River Corporation.

The stockholder(s) hereby appoint(s) Karen B. Fagg and Karl A. Liepitz, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KNIFE RIVER CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2024 at 10:00 a.m. CDT, online live via audio webcast, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the Knife River Corporation 401(k) Retirement Plan, for any shares of Knife River Corporation common stock held in the plan.

Your vote is important! Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on Monday, May 13, 2024. The voting deadline for participants in the Knife River Corporation 401(k) Retirement Plan is 11:59 p.m. Eastern Time on Thursday, May 9, 2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure of financial performance. Management believes Adjusted EBITDA assists investors in comparing operating performance across operating periods on a consistent basis by excluding items we do not believe are indicative of our operating performance.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income.
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are most directly comparable to the corresponding GAAP measures of net income and net income margin. Knife River believes these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to its peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of the company's operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of the company's core operations. The company also excludes the one-time, non-recurring costs associated with the Separation of Knife River from MDU Resources as those are not expected to continue. Rating agencies and investors also use EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. Management believes EBITDA is a useful performance measure because it provides clarity as to the operational results of the company. Knife River’s management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating its operating results internally and calculating employee incentive compensation.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income and net income margin and are intended to be helpful supplemental financial measures for investors’ understanding of Knife River’s operating performance. Knife River’s non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin measures having the same or similar names.
The following information reconciles net income to EBITDA and EBITDA to Adjusted EBITDA and provides the calculation of Adjusted EBITDA margin. Interest expense, net, is net of interest income that is included in other income (expense) on the Consolidated Statements of Operations of our audited financial statements in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022.

Appendix A
Reconciliation of Net Income to Adjusted EBITDA

For the Years Ended	December 31, 2023	December 31, 2022

Net income	$182.9	$116.2
Depreciation, depletion and amortization	123.8	117.8
Interest expense, net	52.9	30.1
Income taxes	62.4	42.6
EBITDA	$422.0	$306.7
Unrealized (gains) losses on benefit plan investments	$(2.7)	$4.0
Stock-based compensation expense	3.1	2.7
One-time separation costs	10.0	—
Adjusted EBITDA	$432.4	$313.4

Revenue	$2,830.3	$2,534.7
Net Income Margin	6.5%	4.6%
Adjusted EBITDA Margin	15.3%	12.4%